As filed with the Securities and Exchange Commission on November 9, 2021

Registration No. 333-260241

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to
Form F-3/A

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Bit Digital, Inc.

(Exact name of registrant as specified in its charter)

N/A

(Translation of Registrant’s name into English)

Cayman Islands	98-1606989
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

33 Irving Place
New York, New York 10003
(917) 512-4895

(Address and telephone number of Registrant’s Principal Executive Offices)

Corporation Service Company

19 West 44th Street, Suite 201

New York, New York 10036-8401

(Name, address and telephone number of Agent for Service)

Copies to:

Elliot H. Lutzker, Esq.
Davidoff Hutcher & Citron LLP
605 Third Avenue
New York, New York 10158
(212) 557-7200

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective on filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark where the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging Growth Company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of class of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price(2)		Amount of registration fee
Ordinary Shares, par value $0.01 per share	13,490,728	(3)	$10.68	(4)	$144,080,975		$13,356.31
Ordinary Share Purchase Warrants	10,118,046			(5)		(5)		(5)
Ordinary Shares, underlying Ordinary Share Purchase Warrants, par value $0.01 per share	10,118,046	(6)	$7.91		$80,033,744		$7,419.13

Total:	33,726,820				$224,114,719		$20,775.44	(7)

(1)	In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional Ordinary Shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)	The registration fee for securities to be offered by the Registrant is calculated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

(3)	The registrant is registering for resale, from time to time, 13,490,728 Ordinary Shares that the Registrant sold to Purchasers pursuant to a Securities Purchase Agreement, dated as of September 29, 2021.

(4)	Pursuant to Rule 457(c), the fee is based upon the closing price of the Registrant’s Ordinary Shares reported on the Nasdaq Capital Market on October 12, 2021.

(5)	Pursuant to Rule 457(g) no registration fee is required.

(6)	The registrant is registering for resale, from time to time, 10,118,046 Ordinary Shares issuable upon exercise of Ordinary Share Purchase Warrants issued to the Purchasers described in Note (3) above.

(7)	This fee was paid on October 14, 2021, upon the initial filing of the registration statement.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS (SUBJECT TO COMPLETION) DATED NOVEMBER 9, 2021

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept your offer to buy any of them until the registration statement relating to these securities that has been filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy the securities in any state where the offer or sale is not permitted.

Prospectus

BIT DIGITAL, INC.

23,608,774 Ordinary Shares

This prospectus relates to the sale by selling shareholders (the “Selling Shareholders”) of up to 23,608,774 Ordinary Shares consisting of: (a) 13,490,728 Ordinary Shares sold to institutional investors (the “Purchasers”), under a Securities Purchase Agreement dated as of September 29, 2021, between the Company and the Purchasers, which we refer to herein as the “Purchase Agreement”; and (b) 10,118,046 Ordinary Shares issuable upon exercise of Ordinary Share Purchase Warrants (the “Warrants”). See “Selling Shareholders.”

The Selling Shareholders may sell the Ordinary Shares from time to time in the open market, on the Nasdaq Capital Market, in privately negotiated transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices or a combination of those methods. See also “Plan of Distribution” on page 58 for more information.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of Ordinary Shares by the Selling Shareholders. However, we may receive gross proceeds of up to $80,033,744 from the issuance of Ordinary Shares upon exercise of the Warrants in full for cash at $7.91 per share. Each Warrant is immediately exercisable and will expire three and one-half years from the effective date (the “Effective Date”) of the registration statement of which the prospectus is a part.

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012 and are subject to reduced public company reporting requirements.

Investing in our Ordinary Shares is highly speculative and involves a significant degree of risk. The Company may be subject to various legal and operational risks as a result of its previously being a China-based Issuer with certain administrative personnel and the majority of the Board of Directors remaining in China. See “Risk Factors” beginning on page 13 of this prospectus for a discussion of information that should be considered before making a decision to purchase our Ordinary Shares, including, but not limited to:

●	“Uncertainties in the interpretation and enforcement of Chinese laws and regulations could limit the legal protections available to us.” In view of our having previously been a China-based issuer and because of our prior bitcoin mining operations in China, as well as our current limited presence in China, we are subject to Chinese laws and regulations which could limit the legal protection available to us. Since the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties. The risks arising from the legal system in China include risks and uncertainties regarding the enforcement of laws and that rules and regulations in China can change quickly with little, if any, advance notice; and there is a risk that the Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas which could result in a material change in our operations and/or the value of our securities.

●	“We may be subject to penalties as a result of the Chinese government suspension of our P2P lending business.” The Pudong Branch of the Shanghai Public Safety Bureau (the “Bureau”) took criminal action against 14 defendants in connection with our prior P2P lending business for illegal collection of public deposits. While the Company has not been the subject of any enforcement actions or investigations, nine persons were sentenced to imprisonment and the confiscation and return of all illegal gains, including the former Chief Financial Officer and former Chief Executive Officer who is still being hunted. The final outcome has not been published and the impact on the Company cannot be determined with any degree of certainty.

●	“We may be subject to fines and penalties for any noncompliance with or liabilities in our historical business in China in a certain period from now on.” Without the approval of the approving authorities and the registration approval of the registration authorities, foreign enterprises (which include our Hong Kong subsidiaries) may not conduct business within China. In China our Hong Kong subsidiary made profits from mining equipment stored in facilities leased by our Hong Kong subsidiaries. While we have not received any administrative penalty for our bitcoin mining activities, there is a two-year statute of limitations. We may be subject to penalties such as warnings, fines, confiscation of illegal income or suspension of business for rectification for not having authorization for our bitcoin mining operations.

●	“It is now illegal to engage in digital asset transactions including bitcoin mining operations in China, the ruling of which may adversely affect us.” In May 2021, local governments, including Xinjiang Province, began to issue shutdown notices. During the three-week period before the shutdown went into effect on June 9, 2021, we did not operate in Xinjiang. We solely had bitcoin mining operations in Sichuan Province until June 21, 2021, whereas the Sichuan shutdown went into effect on June 25, 2021. There can be no assurance that Sichuan Province, or any other province will not seek to impose retroactive, fines, penalties or sanctions on our Company.”On September 24, 2021, all digital asset transactions were banned in China.

●	“Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations.” Although we have completed the migration of miners to the United States and/or Canada, our bitcoin mining business is worldwide. We expect to continue to purchase bitcoin miners on the spot market worldwide. Accordingly, our business, prospectus, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in China generally and by continued economic growth in China as a whole.

-	Transfer of cash and other assets

Since the Company’s commencement of mining operations in February 2020, the Company did not transfer any cash from the parent to any of its subsidiaries. All proceeds raised by the Company in private placements were transferred directly from investors to the Company’s U.S. and Hong Kong subsidiaries. During the period from February 2020 to June 30, 2021, Bit Digital Hong Kong Limited transferred 6,629 miners to Bit Digital USA, Inc., with a carrying amount of $6.13 million.

-	Payment of dividends or distributions

During the period from February 2020 to date, the Company did not receive any dividends or distributions from any of its subsidiaries, nor did the Company make any dividends or distributions to its investors. See “Prospectus Summary” below for further information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The Selling Shareholders may be deemed “underwriters” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”). The Selling Shareholders may sell the Ordinary Shares described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” on page 58 for more information about how the Selling Shareholders may sell the Ordinary Shares being registered pursuant to this prospectus.

We will pay the expenses incurred in registering the Ordinary Shares to which this prospectus relates, including legal and accounting fees. See “Plan of Distribution.”

Our Ordinary Shares are traded on the Nasdaq Capital Market tier under the symbol “BTBT”. On November 8, 2021, the closing price of our Ordinary Shares was $11.78 per share.

The date of this prospectus is _______ __, 2021

i

ADDITIONAL INFORMATION

You should rely only on the information contained in this prospectus or in any related free-writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or any free-writing prospectus. We are offering to sell, and seeking offers to buy, the Ordinary Shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is current only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares.

FORWARD-LOOKING STATEMENTS

This report contains “forward-looking statements” for purposes of the safe harbor provisions provided by Section 27 of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that represent our beliefs, projections and predictions about future events. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. Words such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in the future tense, identify forward-looking statements.

These statements are necessarily subjective and involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements described in or implied by such statements. Actual results may differ materially from expected results described in our forward-looking statements, including with respect to correct measurement and identification of factors affecting our business or the extent of their likely impact, and the accuracy and completeness of the publicly available information with respect to the factors upon which our business strategy is based or the success of our business.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of whether, or the times by which, our performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and management’s belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, those factors discussed under the headings “Prospectus Summary”, “Risk Factors”, and elsewhere in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file annual, semi-annual, quarterly (on a voluntary basis as a foreign private issuer) and current reports and other information with the Securities and Exchange Commission (the “SEC”). Our public filings are available from the Internet web site maintained by the SEC at WWW.SEC.GOV. In addition, our ordinary shares are listed on the Nasdaq Capital Market. Accordingly, our reports, statements and other information may be inspected at the offices of Nasdaq, One Liberty Plaza, 165 Broadway, New York, New York 10006.

Our web site address is www.bit-digital.com. The information on, or accessible through, our web site, however, is not, and should not be deemed to be, a part of this prospectus or prospectus supplement.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

ii

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference in the prospectus our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future which are “furnished” to the SEC, that are not deemed “filed” with the SEC.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

The following documents filed with the SEC are incorporated by reference in this prospectus.

(1)	Bit Digital’s Proxy Statement on Form 6-K filed with the SEC on August 13, 2021.
(2)	Bit Digital’s Annual Report on Form 20-F for the year ended December 31, 2020, filed with the SEC on March 30, 2021.
(3)	Bit Digital’s Report on Form 6-K for April 2021 filed with the SEC on April 1, 2021.
(4)	Bit Digital’s Report on Form 6-K for April 2021 filed with the SEC on April 2, 2021.
(5)	Bit Digital’s Report on Form 6-K for April 2021 filed with the SEC on April 26, 2021.
(6)	Bit Digital’s Report on Form 6-K for the quarter ended March 31, 2021 filed with the SEC on May 6, 2021.
(7)	Bit Digital’s Report on Form 6-K for May 2021 filed with the SEC on May 18, 2021.
(8)	Bit Digital’s Report on Form 6-K for May 2021 filed with the SEC on May 27, 2021.
(9)	Bit Digital’s Report on Form 6-K for June 2021 filed with the SEC on June 8, 2021.
(10)	Bit Digital’s Report on Form 6-K for July 2021 filed with the SEC on July 13, 2021.
(11)	Bit Digital’s Report on Form 6-K for July 2021 filed with the SEC on July 15, 2021.
(12)	Bit Digital’s Report on Form 6-K for August 2021 filed with the SEC on August 16, 2021.
(13)	Bit Digital’s Report on Form 6-K for the quarter ended June 30, 2021 filed with the SEC on August 20, 2021.
(14)	Bit Digital’s Report on Form 6-K for August 2021 filed with the SEC on August 31, 2021.
(15)	Bit Digital’s Report on Form 6-K for September 2021 filed with the SEC on September 10, 2021.
(16)	Bit Digital’s Report on Form 6-K for September 2021 filed with the SEC on September 13, 2021.
(17)	Bit Digital’s Report on Form 6-K for September 2021 filed with the SEC on September 29, 2021.
(18)	Bit Digital’s Report on Form 6-K for September 2021 filed with the SEC on September 30, 2021.
(19)	Bit Digital’s Report on Form 6-K for October 2021 filed with the SEC on October 12, 2021.
(20)	Bit Digital's Report on Form 6-K for October 2021 filed with the SEC on October 18, 2021.
(21)	Bit Digital’s Report on Form 6-K for October 2021 filed with the SEC on November 1, 2021.
(22)	The description of our ordinary shares contained in Bit Digital’s Registration Statement on Form F-1(No.333-254060) and any amendment or report filed with the SEC for the purpose of updating.

A copy of any and all of the information included in the documents that have been incorporated by reference in this prospectus (excluding exhibits thereto, unless such exhibits have been specifically incorporated by reference into the information which this prospectus incorporates) but which are not delivered with this prospectus will be provided by us without charge to any person to whom this prospectus is delivered, upon the oral or written request of such person. Written requests should be directed to Bit Digital, Inc., 33 Irving Place, New York, New York 10003, Attention: Corporate Secretary. Oral requests may be directed to the Secretary at (917) 512-4895.

iii

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our ordinary shares. You should read this entire prospectus carefully, including our financial statements and related notes thereto and the other documents incorporated by reference in this prospectus and the risks described under “Risk Factors” beginning on page 13. We note that our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

All references to “we,” “us,” “our,” “Company,” “Registrant” or similar terms used in this prospectus refer to Bit Digital, Inc. (formerly known as Golden Bull Limited), a Cayman Islands exempted company (“Bit Digital”), including its consolidated subsidiaries, unless the context otherwise indicates. We currently conduct our business through, Bit Digital Hong Kong Limited and Bit Digital Strategies Limited, Hong Kong companies; Bit Digital Singapore Pte Ltd.; Bit Digital U.S.A. Inc., a Delaware corporation, and our operating entity in the United States; Bit Digital Canada, Inc., our operating entity in Canada, and Golden Bull USA, Inc., a non-operating New York corporation.

“PRC” or “China” refers to the People’s Republic of China, excluding, for the purpose of this prospectus, Taiwan, Hong Kong and Macau, “RMB” or “Renminbi” refers to the legal currency of China and “$”, “US$” or “U.S. Dollars” refers to the legal currency of the United States.

This prospectus contains translations of Renminbi amounts into U.S. dollars at specified rates solely for the convenience of the reader. We make no representation that the Renminbi or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Renminbi, as the case may be, at any particular rate or at all.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement or the accompanying prospectus applicable to that jurisdiction.

The Company may be subject to various legal and operational risks as a result of its previously being a China-based Issuer with a substantial amount of the Company’s operations previously in China and Hong Kong. See “Risk Factors – Risks Related to Doing Business in China – Uncertainties in the interpretation and enforcement of Chinese laws and regulations could limit the legal protections available to us.” The laws and the rules and regulations in China, including the interpretation and enforcement thereof, particularly concerning our prior mining operations in China, can change quickly with little advance notice; and the Chinese government may intervene or influence our operations at any time. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based Issuers could result in a material adverse change in our operations and/or the value of our securities or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. As a result of our prior structure of an offshore issuer with a variable interest entity (“VIE”) which are the concern of the SEC as to China-based Issuers, we are setting forth below some of the risks and uncertainties concerning the Company’s prior operations, however, we do not have and will not have a VIE structure and do not intend to have a mainland China subsidiary (hereinafter, a “WFOE”):

●

We may be subject to penalties as a result of the Chinese government’s suspension of our prior peer-to-peer lending business, as well as our doing business in Mainland China through Hong Kong subsidiaries. The Company or its subsidiaries are required to establish a commercial entity under the PRC laws or register itself directly with the Chinese government as a foreign company from Chinese authorities to operate in China. Before the Company ceased operating its bitcoin mining business in China, the Company previously conducted that business in China through its Hong Kong subsidiary, which is deemed a foreign company. As a result of the Chinese ban on digital assets transactions, the Company has terminated the process to register a WFOE subsidiary in mainland China.

●	Since we do not own or control any VIEs and do not intend to form a VIE and have no mining operations in China, we do not believe there is an adverse impact on our ability to conduct business in North America, to accept foreign investment or list on U.S. or other foreign exchange.

●	Our present corporate structure, which is not intended to change, is set forth as:

●	Since we terminated our bitcoin mining operations in China in June 2021, and by September 30, 2021, have migrated previously warehoused miners out of China, our limited personnel in mainland China have consisted of: ten (10) persons employed by the Company’s Hong Kong subsidiary, Bit Digital Hong Kong Limited, in administration, half of whom work out of Hong Kong, including our Chief Financial Officer. The deployment of our crypto assets by Bit Digital Strategies Limited, a Hong Kong subsidiary, has taken place since at least June 2021 outside of mainland China in the U.S. and Hong Kong. Notwithstanding the termination of our bitcoin mining operations in China, we presently intend to continue these limited activities in China and Hong Kong through our Hong Kong subsidiaries, in order to take advantage of our existing bitcoin mining relationships and continue to access the spot market and Chinese manufacturers of bitcoin mining equipment. We may be subject to fines and penalties for not previously registering to do business in China. See “Risk Factors - General Risks, - Risks Related to Doing Business in China - We may be subject to fines and penalties for not registering in China to do business” and “Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations” beginning on page 15.

●	As of the date of this prospectus, we are not required to obtain approval or prior permission of this offering from the China Securities Regulatory Commission (the “CSRC”) or any other Chinese regulatory authority under the Chinese laws and regulations currently in effect. As of the date of this prospectus, neither we nor any our subsidiaries have been informed by the CSRC, Cybersecurity Administration of China (the “CAC”) or any other Chinese regulatory authority of any requirements, approvals or permissions that we should obtain prior to this offering. However, as there are uncertainties with respect to the Chinese legal system and changes in laws, regulations and policies, including how those laws and regulations will be interpreted or implemented, there can be no assurances that we will not be subject to such requirements, approvals or permissions in the future. If we are unable to comply in the future, we could become subject to penalties, including fines, suspension of business, prohibition against new user registration (even for a short period of time) and revocation of required licenses, and our reputation and results of operations could be materially and adversely affected. For additional information, see “Risk Factors-Risks Related to Doing Business in China” beginning on page 13.

●	The Company’s auditor, Audit Alliance LLP, is PCAOB registered and based in Singapore. Under the Holding Foreign Companies Accountable Act (the “HFCAA”), the PCAOB is permitted to inspect our independent public accounting firm. There is no guarantee that future audit reports will be prepared by auditors that are completely inspected by the PCAOB and, as such, future investors may be deprived of such inspections, which could result in limitations or restrictions to our access of the U.S. capital markets. Furthermore, trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act (the “HFCA Act”) or the Accelerating Holding Foreign Companies Accountable Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. For additional information, see “Risk Factors-Risks Related to Doing Business in China” beginning on page 13.

●	Since the Company has no PRC subsidiaries in mainland China, and has terminated the process to form one in mainland China, the Company is not subject to liquidity risks in mainland China.

Our Company

Bit Digital is a sustainability-focused bitcoin mining company with mining operations in North America. On June 24, 2021, the Company signed the Crypto Climate Accord, a private sector-led initiative to decarbonize the crypto and blockchain sectors.

As of June 30, 2021, we had 32,500 miners, with a total maximum hash rate of 1.92 EH/S, a decrease from 40,965 miners and 2.26 EH/s as of March 31, 2021. The reduction was due to sales and disposals of certain miners as a result of our decision to migrate our mining operations out of China and fleet repositioning, partially offset by miner purchases.

The accelerated migration has had a material adverse effect on our business and financial condition. Specifically, a significant portion of our mining assets have been taken offline and continue to be non-operating as a result of having to geographically relocate them to new hosting locations in North America. We continue our efforts to effect their complete redeployment. The timing of redeployment is subject to factors outside of our control, including but not limited to our hosts’ delivery of new hosting and power capacity.

Our fleet of owned miners comprised the following models:

Model	Owned as of June 30, 2021
MicroBT Whatsminer M21S	15,072
Bitmain Antminer S17+	7,955
MicroBT Whatsminer M20S	3,691
MicroBT Whatsminer M10	2,190
Bitmain Antminer S17 Pro	1,259
Bitmain Antminer T3	800
Bitmain Antminer T17	700
MicroBT Whatsminer M30S	261
Bitmain Antminer T17+	256
Bitmain Antminer S19 Pro	205
Bitmain Antminer S17	101
Bitmain Antminer S17E	10
Total	32,500

The Company commenced its mining operations in February 2020, following the suspension of its peer-to-peer lending business in October 2019. Our bitcoin mining operations, hosted by third party suppliers, use specialized computers, known as miners, to generate bitcoins, a cryptocurrency. The miners use application specific integrated circuit (“ASIC”) chips. These chips enable the miners to apply greater computational power, or “hash rate’, to provide transaction verification services (known as solving a block”) which helps support the bitcoin blockchain. For every block added, the bitcoin blockchain awards a bitcoin award equal to a set number of bitcoins per block. These bitcoin awards are subject to “halving,” whereby the bitcoin award per block is reduced by half in order to control the supply of bitcoins on the market. When bitcoin was first launched in 2009, miners were awarded 50 bitcoin if they first solved a new block; this award was halved to 25 bitcoin per new block in 2012, and halved again in 2016 to 12.5 bitcoin per new block, Most recently, in May 2020, the then prevailing reward of 12.5 bitcoin per new block was halved to 6.25 bitcoin. This reward rate is expected to next halve during 2024 to 3.125 bitcoin per new block and will continue to halve at approximately four-year intervals until all potential 21 million bitcoin have been mined. Miners with a greater hash rate have a higher chance of solving a block and receiving a bitcoin award.

After a third halving of bitcoins in May 2020, our mining strategy has been to mine bitcoins as fast and as many as possible given there are less bitcoins and a lower efficiency of mining. In view of the long delivery time to purchase new miners from miner suppliers like Bitmain and MicroBT, we initially chose to acquire second-hand miners which can be delivered in only a few weeks.

Hosting Agreements

In order to achieve lower utility costs, the mining facilities are maintained by our third-party hosting service providers. Our bitcoin mining facilities in PRC were maintained by Hong Kong suppliers. They were our hosts, and they installed the miners, provided IT consulting, maintenance and repair work on site for us.

Our miners’ facilities in Texas and Nebraska are maintained by Compute North LLC (“Compute North”), a well-known miner hosting company in North America. Pursuant to a Master Agreement dated September 9, 2020 between Compute North and the Company, Compute North is providing colocation, managerial and other services at its cryptocurrency mining facilities, including rack space, electrical power, ambient air cooling, internet connectivity and physical security for the Company’s miners during the equipment term of any miner. The term of this agreement shall be for the remainder of any Equipment Term set forth on an order when Compute North notifies the Company in writing that such equipment has been received and turned on by Compute North. On February 21, 2021, the Company signed an additional 9.2 MW of hosting capacity with Compute North for a term of 24 months. On April 20, 2021, the Company signed another 40 MW of hosting capacity with Compute North for a term of 36 months. Compute North has advised the Company that its delivery of 40 MW of hosting capacity that was contracted for in Q2 and anticipated for delivery in Q3 2021 has been delayed. Compute North has not yet determined updated delivery time for this additional capacity. Pending revised delivery timing, the Company expects to redirect miner deployments to other hosting partners. The agreement is terminable by Compute North for Cause (as defined). The Company granted Compute North a security interest in the miners and other equipment installed at the facility to secure the Company’s obligations under the Master Agreement. Compute North may, at such time as it determines appropriate, file a UCC Financing Statement in such places it determines to evidence the security interest. At the Texas facility, the Company installed Whatsminer M21s computers and is responsible for a monthly service fee per unit and power costs to be set forth on an Order Form as updated from time to time. The monthly service fee per unit ranges from $21.39 to $24.09. Actual power costs are determined at $14 per MWh for transmission and distribution; actual cost of power, plus a $2.50 per MWh power management fee. Compute North shall receive a range of 15–25% of the bitcoin mined after payment of the Monthly Service and Power Fees. Estimated Total Fees shall be based on the Monthly Service Fee per miner, plus a Power Cost of $22 per MWh, plus the $2.50 per miner power management fee, which is equal to $34.50 per MWh. Compute North shall receive a range of 15–25% of the bitcoin mined after payment of the above monthly fees and power fees.

In Canada, our miners’ facilities have been maintained by Link Global Technologies, Inc. (“Link Global”). Pursuant to a Master Service Agreement dated as of January 31, 2021 between Link Global and Bit Digital Canada, Inc., Link Global installed the Company’s computer miners in Alberta, Canada and was monitoring them on at least a daily basis. Link Global has advised us that its facility in Alberta Canada that had supplied us with approximately 3.3 MW for hosting our miners was required to discontinue operations as a result of a permitting dispute. Link Global is currently evaluating alternative sites to accommodate our miners. In the interim, pending further updates, the Company expects to direct miners formerly hosted with Link Global to other hosting partners. “See Risk Factors - Risks Related to Canada Government Regulations” and our potential to exercise our ROFO described below. Link Global provides power, internet access, cabling, switches, DHCP and interconnection with its equipment or with other computer carriers. Link Global is responsible for janitorial services, environmental systems maintenance, power plant maintenance regularly required. The initial term is twelve (12) months subject to a twelve-month renewal at the Company’s option. The Company will pay Link Global the agreed rate for power of $0.036 USD per KW hour, plus a 5% Goods and Services Tax (GST). The agreed royalty is the total hash rate per miner less the power cost, maintenance cost, service cost and all costs related to the operation of the miners. Link Global’s share is 15% of Net Profit (as defined) after total earnings less total costs and settled in bitcoin monthly. The Company will pay the agreed royalty by transfer of bitcoin to a wallet deposited by Link Global. The Company has a right of first offer (“ROFO”) to purchase additional hosting facilities and/or the purchase of all or substantially all of the assets of Link Global.  Under Canadian law, we cannot export, re-export, transfer, or make available, whether directly or indirectly, any regulated item or information to anyone outside Canada in connection with an Agreement with Link Global without first complying with all export control laws and regulations which may be imposed by applicable governmental authorities of any country or organization of nations within whose jurisdiction we operate or do business.

In June 2021, we entered into a strategic co-mining agreement with Digihost Technologies (“Digihost”) in North America. Pursuant to the terms of the agreement, Digihost expects to provide certain premises to Bit Digital for the purpose of the operation and storage of a 20 MW Bitcoin mining system to be delivered by Bit Digital, and Digihost will also provide services to maintain the premises for a term of two years. Notwithstanding the foregoing, each party has the right to terminate the agreement in the event of the enactment of New York Senate Bill S6486, or a similar federal, state or local law, that would require so-called “cryptocurrency mining centers” to cease operations. The collaboration between Digihost and Bit Digital is expected to generate an increase in hash rate of approximately 400 Ph/s between the companies based on certain assumptions, including, but not limited to, the hash rate and power consumption of miners anticipated to be utilized by the bitcoin mining systems and other factors outside of the Company’s control. Under the terms of the agreement, Digihost is obligated to provide power for the operation of the miners and to also provide management services necessary to maintain 95% uptime on the miners. This Agreement required a $511,000 security deposit, the first month’s rent of $511,000 and a one-time safety installation fee of $35 per miner. The monthly recurring cost will be a Power Cost of $0.035 per KWh on an averaged basis plus additional costs per KWh on renewable natural gas usage (TBD). Maintenance and Service Costs will be part of the monthly recurring charge on a performance basis. Digihost shall also be entitled to 20% of the profit generated by the miners, paid weekly. Digihost shall be provided read-only access to the Company’s wallet for funds generated by the miners. It is expected that the miners will be delivered to Digihost and installed in New York State during the fourth quarter of 2021, or early 2022.

On July 22, 2021, the Company and Digihost entered into a second strategic co-mining agreement. Under this Collocation Services Agreement (the “CSA”), Digihost will provide the premises to the Company for the operation of a 100 MW bitcoin mining system for a term of two years, subject to earlier termination described above as a result of the New York State bill, or otherwise for Cause. This expanded CSA is expected to facilitate an additional increase in hash rate of approximately 2EH between the two companies and a total increase in hash rate between the two companies of approximately 2.4EH, including the prior colocation described above, based on certain assumptions including, but not limited to, the hash rate and power consumption of miners anticipated to be utilized by the bitcoin mining systems, and other factors including the Company’s ability to purchase such equipment and to secure financing for such purchases. Substantially the same as under the initial agreement, Digihost will maintain 95% uptime for miners on the same, safety installation fees, maintenance costs, power costs, and profit-sharing percentage. The CSA required a security deposit of $2,555,000 and monthly power costs of $511,000 for each of the five months of December 2021 through April 2022.

On August 23. 2021, the Company entered into a Mining Services Agreement (the “MSA”) with BlockFusion USA, Inc. (the “Service Provider”). The MSA is for a two (2) year Term with automatic renewals for one (1) year terms unless terminated by either party on at least thirty (30) days’ prior written notice. During the Term, the Service Provider shall provide certain colocation, operation, management and maintenance services (the “Services”). The Company provided the Service Provider with the first (of four) Pod Mining Equipment for installation in September 2021. If the Service Provider fails to provide an uptime of 98.5% or better, the Performance Fees under the MSA shall be reduced.

The Service Provider shall provide the Company with all necessary access to remotely monitor — in person or remotely — the generated Bitcoin and all other metrics as reasonably requested by the Company. The Company shall pay the actual expenses incurred for the energy used by the Company on a monthly basis plus management costs of $2.00 per miner. The Service Provider shall receive a Performance Fee in respect of services relating to the first 20.0 MW hrs of load power equal to 30% of Net Digital Assets mined for any period, subject to adjustment and in respect to the next15.0 MW hrs equal to 20% of Net Digital Assets mined. The Net Digital Assets for a Payout Period means the Generated Digital Assets minus the amount of Digital Assets that have a value that is equal to the Estimated Daily Costs for Mining such Digital Assets for such Payout Period.

The Company paid the Service Provider in advance $3,750,000 (the “Infrastructure Investment”) to pay for actual bona fide expenses incurred by the Service Provider. During the Term and for a twelve (12) month period after termination of the MSA (the “ROFR Period”), the Company may propose to match the terms of a bona fide offer from a third party to finance or otherwise sell any interest in the Service Provider, or any of its material assets or business interests (a “Covered Transaction”), provided that Company shall be credited the amount of the Infrastructure Investment paid and not reimbursed (the “Discount”). If the Parties do not enter into definitive agreements in respect of one or more Covered Transactions pursuant to which the Company obtains the full economic benefit of the Discount, then, within twelve (12) months following the termination of this Agreement, Service Provider shall refund the Infrastructure Investment. All capitalized terms herein shall have the meanings set forth in the attached MSA.

Migration and Status of Mining Operations

It is a common practice in the mining industry in China to migrate miners within geographic locations on a seasonal basis which we did, depending on water and electricity availability and cost. In October 2020, we commenced our strategy of migrating assets from China to North America. The Company had already migrated its miners out of Inner Mongolia when the government of China’s Inner Mongolia banned all crypto mining facilities in March 2021. On May 21, 2021, when the Financial Stability and Development Committee of the State Council in China proposed to “crack down on bitcoin mining and trading,” local governments began to issue corresponding measures to respond to the central government’s proposal. From May 21, 2021until June 18, 2021, when the Sichuan Province issued a notice on the shutdown of cryptocurrency mining operations, the Company had mining operations only in Sichuan Province which it terminated on June 21, 2021, prior to the June 25, 2021 deadline.

During April through June 2021, we shipped 14,500 miners to the United States. As of June 30, 2021, there were 9,489 miners in China warehoused and are not in operation, awaiting disposition or migration to North America. We completed the migration of all of our remaining China-based miners out of China by September of 2021. The last miner shipments arrived in the US early in the fourth quarter of 2021. As of October 11, 2021, we had 21, 953 (79.1%) of our miners in North America, representing a 1,324 PH/s maximum hash rate at 74 MW. We had 5,791 (20.9%) of our miners in transit, representing a 279 PH/s hash and 17.5 MW. We had zero miners in Asia by the end of September. The miners currently in transit to or awaiting installation in the United States are expected to be installed at the Nebraska site hosted by Compute North and/or at the facilities to be operated by Digihost and Blockfusion in upstate New York in early 2022.

On October 7, 2021, the Company contracted to purchase an additional 10,000 Antminers from Bitmain Technologies Limited (“Bitmain”) under a Sales and Purchase Agreement (the “SPA”) at an estimated cost of $65 million. These miners are expected to increase the Company’s miner hash rate by approximately 1.0 Exahash (“EH/s”). The initial payment of $27,500,000 was made on October 7, 2021 upon the signing of the SPA. Shipments are scheduled to be made between March and June 2022. The Company is using funds on hand and proceeds from the sale of securities in the September 2021 Private Placement, as well as the liquidation of bitcoins we currently hold to fund the proposed purchase of additional miners.

The miners we own are mostly made by manufacturers MicroBT and Bitmain, which are the top two brands in the industry, and standard Bitcoin ASIC miners providing hash computing power to the bitcoin network. We do not have miners for cryptocurrencies other than bitcoin. We do not have any cryptocurrency operations in China. Our sole operations in China are administrative.

The following table represents our miners’ geographic locations as of June 30, 2021:

Location	Number of Miners	Percentage of Total Miners
In transit to or awaiting installation in US	14,500	44.6%
China	9,484	29.2%
United States	7,090	21.8%
Canada	1,426	4.4%
Total	32,500	100.0%

These miners are completing the migration to the United States as described on the prior page. All miners are expected to be fully operational in early 2022.

As of June 30, 2021, in Nebraska we had 6,890 miners, in Texas we had 100 miners and in Georgia we had 100 miners; in Canada we had 1,426 miners; in Sichuan Province we had 6,484 miners; in Yunnan Province we had 3,000 miners; and there were 14,500 miners in transit to the United States.

As of June 30, 2021, the maximum hash rate of all the 32,500 miners was 1,921.07 Ph/s. The maximum hash rate of owned miners located in in North America was about 1,360.95 Ph/s and the maximum hash rate of owned miners located in China was about 560.12 Ph/s.

From the inception of our bitcoin mining business in February 2020 to June 30, 2021, we earned an aggregate of 3,086.53 bitcoins. The following table presents the number of bitcoins mined on a quarterly basis:

The Company earned 562.9 bitcoins in the second quarter of 2021. The reduction from the first quarter was due to the aforementioned accelerated migration program, in which more miners were offline while in transit to or awaiting installation in North America, as well as miner sales and disposals.

	Number of bitcoins	Amount*
Balance at January 1, 2021	262.62	$6,237,917
Receipt of BTC from mining services	1,576.34	72,295,744
Sales and payment of BTC	(1,256.29)	(55,994,314)
Lending of BTC to a third party, net	5.73	97,772
Realized gain on sale of BTC	-	6,952,652
Impairment of BTC	-	(8,985,662)
Balance at June 30, 2021	588.40	$20,604,109

*	Amounts – 1) the amounts of receipt of cryptocurrencies from mining services are the aggregation of the number of bitcoins received multiplied by the bitcoin price published on https://coinmarketcap.com/currencies/bitcoin/historical-data/, on a daily basis; and 2) the amounts of sales of cryptocurrencies are the actual amount we received from sales.

Our Hong Kong subsidiary, Bit Digital Hong Kong Limited, received revenue in the form of cryptocurrencies, the value of which is determined using the market price of the related cryptocurrency at the time of receipt. The cryptocurrency is either held by the subsidiary or sold for fiat currency, stablecoins or other digital assets. Funds are transferred by Bit Digital Hong Kong Limited to the parent holding company in the form of distributions. The bitcoins we mine have been sold and, in the future, may be sold to support our operations, including to pay for service fees. Our mining facilities and mining platform operate with the primary intent of accumulating bitcoin, which we may sell for fiat currency from time to time depending on market conditions and management’s determination of our cash flow needs.

Custodian Accounts

Generally, we only sell bitcoins when there is a need for capital to fund working capital and the purchase of mining equipment. We otherwise store the balance in custody. We use Cactus Custody, a division of Matrixport Guard Limited (“Cactus Custody”) and Copper Technology (UK) Limited (“Copper”) as our custodians (the “Custodians”) to store all of our digital assets, including stablecoins. While the Custodians hold our digital assets, the ownership and operation rights are always 100% attributed to the Company. Our custody account status and assets transactions are clearly recorded, and we can log in to the system to query and download at any time. The Custodians will not loan, hypothecate, pledge and/or encumber our assets without any instructions.

Cactus Custody can transfer any digital assets to either Cold or Hot wallet addresses which transactions are assigned and managed under the Custodian’s management. Copper provides, cold, warm, and hot storage locations at our choice. The transactions broadcast to the blockchain network, where it is validated and then enters the Custodian’s custody. Digital assets are kept in unique and segregated blockchain addresses accessible by us and verifiable on blockchain at any time.

For storage of digital assets, the Cactus Custody wallet arrangement includes hardware and software infrastructure and security controls over key generation, storage, management and transaction signing. Hot storage is the online key storage part. The Cactus Custody’s proprietary solution adopts HSM (Hardware Security Module) for key generation, storage and transaction signing. A HSM is a physical computing device that safeguards and manages digital keys for strong authentication and provides cryptoprocessing. HSMs provide tamper evidence, tamper resistance and tamper responsiveness features that can safeguard client’s private keys. Private keys will be generated in HSM by a true random number generator; the plaintext of the private key will never leave MSM. Cactus Custody’s proprietary storage applies industry best practice in security design for cold storage, such as the highest security level HSM, multi-sig, private key split and stored in geographically distributed vaults. Vault here refers to a military-grade data center with stringent access control and high-quality environment control. Each cold storage vault only stores ½ encrypted private key in HSM. Vaults are located in three continents and are not prone to single point of failure. Digital assets stored at Copper are protected using MPC (Multimedia Personal Computer) technology, whether they are stored in Copper’s Omnibus Treasury or in the Company’s own blockchain segregated vault.

The physical backup is the disaster recovery measure. Private keys are generated in HSM. Matrixport will split encrypted private keys into 8 pieces. Each piece will be stored in an encrypted hard disk which will be then kept in a safe deposit box in different banks. 3 of 8 pieces are held by management, the Company and a third party would be needed to recover private keys. Cold storage withdrawal can only be made to the user’s hot storage address. The Custodians provide internal risk control measures like withdrawal limit and whitelist as a tool to help protect client’s digital assets.

Digital Assets Transactions

We use Amber Group’s OTC desk for selling or exchanging bitcoins for US dollars, USDT (Tether, a stablecoin) or USDC (USD Coin, a stablecoin), WBTC tokens, or ETH (Ethereum token). We have held, and may continue to hold these digital assets in order to fund working capital, to purchase mining equipment and for other general corporate purposes. We have temporarily taken and may from time to time temporarily take receipt of other digital assets, the amounts of which have not been material. Other than bitcoin, stablecoins, WBTC tokens and ETH, we have no plans to hold material amounts of any other types of digital assets in the future.

The legal test for determining whether any digital asset is a security is a fact-driven analysis and difficult to predict. Our determination that the digital assets we hold are not securities is a risk-based assessment and not a legal standard or one binding on the SEC, or any other regulators. If bitcoin, ETH, USDT or USDC stablecoins, or WBTC tokens are deemed to be securities under the laws of any U.S. federal, state, or foreign jurisdiction, or in a proceeding in a court of law or otherwise, it may have adverse consequences for such cryptocurrency. See “Risk Factors-Risks Related to United States Government Regulation-A particular digital asset’s status as a “security” in any relevant jurisdiction is subject to a high degree of uncertainty and if a regulator disagrees with our characterization of a digital asset, we may be subject to regulatory scrutiny, investigations, fines, and other penalties, which may adversely affect our business, operating results and financial condition. Furthermore, a determination that bitcoin, ETH, USDT or USDC, WBTC, or any other digital asset that we own or mine is a “security” may adversely affect the value of Bitcoin and our business.”

We expect our results of operations to continue to be affected by bitcoin price as most of our revenue is from bitcoin mining production as of the filing date of this prospectus. Any future significant reductions in the price of bitcoin will likely have a material adverse effect on our results of operations and financial condition. See “Risk Factors-Bitcoin Related Risks-Our results of operations are expected to be impacted by significant fluctuations in bitcoin price.”

As of December 31, 2020, there was a loan of 5.19 bitcoins to an unaffiliated third party. During the three and six months ended June 30, 2021, the Company lent an additional 141.99 and 81.78 bitcoins to two third parties, respectively. All loans were charged interest at 5% per annum. The bitcoins were repayable on demand. As of June 30, 2021, the unaffiliated third parties repaid all bitcoins.

Insurance

We currently do not have any insurance of our miners; however, we intend to purchase insurance in the future. The market is in its early stages. We are actively seeking insurance per miner asset, as well as digital assets of the Company. Cactus Custody is self-insured for its secure asset fund (the “Fund”). The Fund size is USD $4 million, with an additional 35% of custody service annual revenue each year to be added to this Fund, at no additional cost to the Company.

The Fund covers:

●	damage caused by insider theft or dishonest acts by Cactus Custody employees or executives;
●	third-party hacks, copying, or theft of private keys for both hot and cold storage; and
●	damage caused by loss of keys for both hot and cold storage

Our Custodian Copper maintains a $10 million comprehensive insurance policy, at no cost to the Company. Copper bespoke Crypto crime insurance policy for digital assets as well as fiat maintained on Crypto Copper’s digital infrastructure provides protection against: Employee Theft; Third-Party Computer Crime; Funds Transfer Fraud; Cyber Losses (Crime through fraud/theft, viruses, hacking); Property loss (Relevant to the assets) within Copper premises and in transit; and appropriate legal costs.

-	Transfer of cash

From the Company’s commencement of mining operations in February 2020 to October 3, 2021, the Company did not transfer any cash from the holding company to any of its subsidiaries.

During the year ended December 31, 2020, the Company raised proceeds of approximately $5.2 million from certain private placements, and the proceeds were directly transferred from investors to the designated accounts of Bit Digital Hong Kong Limited (“BT HK”), the Company’s wholly owned subsidiary in Hong Kong.

During the period from January 1, 2021 to October 3, 2021, the Company raised proceeds of approximately $37 million from both private placements and direct offering. The proceeds were directly transferred from investors to designated accounts of Bit Digital USA, Inc. (“BT USA”), the Company’s subsidiary in U.S. The net proceeds raised in the $80 million September 2021 Private Placement by the Company will be transferred to BT USA with the remainder held in United States.

-	Transfer of other assets

During the period from February 2020 to June 2021, Bit Digital Hong Kong transferred 6,629 miners to BT USA, with carrying amount of $6.13 million.

-	Payment of dividends or distributions

During the period from February 2020 to date, the Company did not receive any dividends or distributions from any of its subsidiaries, nor did the Company make any dividends or distributions to its investors.

Pursuant to the Enterprise Income Tax Law and its implementation rules, if a non-resident enterprise has not set up an organization or establishment in the PRC, or has set up an organization or establishment, but the income derived has no actual connection with such organization or establishment, it will be subject to a withholding tax on its PRC-sourced income at a rate of 10%. Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise is reduced to 5% from a standard rate of 10% if the Hong Kong enterprise directly holds at least 25% of the PRC enterprise. Pursuant to the Notice of the State Administration of Taxation on the Issues concerning the Application of the Dividend Clauses of Tax Agreements, or Circular 81, a Hong Kong resident enterprise must meet the following conditions, among others, in order to enjoy the reduced withholding tax: (i) it must directly own the required percentage of equity interests and voting rights in the PRC resident enterprise; and (ii) it must have directly owned such percentage in the PRC resident enterprise throughout the 12 months prior to receiving the dividends. There are also other conditions for enjoying the reduced withholding tax rate according to other relevant tax rules and regulations. In August 2015, the State Administration of Taxation promulgated the Administrative Measures for Non-Resident Taxpayers to Enjoy Treatments under Tax Treaties, or Circular 60, which became effective on November 1, 2015. Circular 60 provides that non-resident enterprises are not required to obtain pre-approval from the relevant tax authority in order to enjoy the reduced withholding tax rate. Instead, non-resident enterprises and their withholding agents may, by self-assessment and on confirmation that the prescribed criteria to enjoy the tax treaty benefits are met, directly apply the reduced withholding tax rate, and file necessary forms and supporting documents when performing tax filings, which will be subject to post-tax filing examinations by the relevant tax authorities.

-	Restrictions or limitations

As of this date, the Company had six subsidiaries based in the United States, Canada, Hong Kong and Singapore. The Company is not aware of any restrictions or limitations on foreign exchange in these countries or area, or its ability to transfer cash between entities, across borders or to U.S. investors, nor is the Company aware of any restrictions and limitations on its ability to distribute earnings from its businesses, including the businesses of its subsidiaries, to the holding company and its U.S. investors.

Disposition of peer-to-peer lending business and the car rental business in the PRC

On September 8, 2020, the Board approved the disposal of Point Cattle Holdings Limited, a former wholly owned subsidiary of the Company in the British Virgin Islands, and its subsidiaries and VIEs, through which the Company previously operated its peer-to-peer lending business and the car rental business in PRC. Upon the sale, we discontinued our peer-to-peer lending business and the car rental business in the PRC (“discontinued operations”).

On the same date, the Company entered into a certain share purchase agreement (the “Disposition SPA”) by and among a BVI company, Sharp Whale Limited (the “Purchaser”), Point Cattle Holding Limited (the “Subsidiary”) and the Company (the “Seller”). Pursuant to the Disposition SPA, the Purchaser purchased the Subsidiary in exchange for nominal consideration of $10.00 and other good and valuable consideration.

Recent Sales of Unregistered Securities

On September 29, 2021, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain purchasers signatory thereto (the “Purchasers”), pursuant to which the Company agreed to issue and sell, in a private offering (the “Private Placement”), an aggregate of $80,000,017 of securities, consisting of 13,490,728 ordinary shares of the Company, par value $.01 per share (the “Ordinary Shares”) and Ordinary Share Purchase Warrants (“Warrants”) to purchase an aggregate of 10,118,046 Ordinary Shares at an exercise price of $7.91 per whole share (subject to adjustment), for a combined purchase price of $5.93 per share and accompanying warrant (collectively, the “Securities”). Each Warrant is exercisable immediately and will expire three and one-half years after the effective date (the “Effective Date”) of this registration statement (the “Registration Statement”) which was filed pursuant to the Registration Right Agreement (the “RRA”). If and only if, at the time of exercise of the Warrants there is no effective registration statement, including this registration statement, registering the Warrant Shares for resale, the Warrants may be exercised on a cashless basis.

The Purchase Agreement and the RRA contain customary representations, warranties, covenants, conditions and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties. In addition, sales by the Purchasers may be limited, to the extent applicable, by Nasdaq and SEC rules. Pursuant to the Purchase Agreement, the Company agreed to certain restrictions on the issuance and sale of its Ordinary Shares or Ordinary Share Equivalents (as defined in the Purchase Agreement) during the 60-day period following the Effective Date. The Company agreed with the Purchasers that it will not enter into any “variable rate” transaction with any third party exclusive of Ionic Ventures, LLC and an “at the market” offering with H.C. Wainwright & Co., LLC (the “Placement Agent”), for a one-year period following the Effective Date. The Company also agreed that for a one-year period from the Effective Date, it will not undertake a reverse or forward stock split or reclassification of its Ordinary Shares without the prior written consent of a majority in interest of the Purchasers.

Each of the Company’s Officers and Directors entered into a Lock-Up Agreement prohibiting transfers and sale of their Ordinary Shares, with certain exceptions (e.g., to pay taxes) for a ninety (90) day period following the Effective Date. The Company agreed to not amend, modify, waive or terminate any provision of any of the Lock-Up Agreements.

A Purchaser (together with its affiliates) will not be able to exercise any portion of the Warrant to the extent that the Purchaser would own more than 4.99% (or, at the Purchaser’s option upon issuance, 9.99%) of the Company’s outstanding Ordinary Shares immediately after exercise. However, upon prior notice from the Purchaser to the Company, a Purchaser with a 4.99% ownership blocker may increase or decrease the amount of ownership of outstanding Ordinary Shares after exercising the Purchaser’s Warrant, up to 9.99% of the number of the Company’s Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrant, provided that any increase shall not be effective until 61 days following notice to us. Pursuant to the terms of the Purchase Agreement, the Company agreed to use commercially reasonable efforts to cause this Registration Statement providing for the resale by holders of shares of its Ordinary Shares and shares issuable upon the exercise of the Warrants (the “Warrant Shares”), to be filed within fifteen (15) days of the execution of the RRA on September 29, 2021 and shall use its best efforts to cause the Registration Statement to be declared effective no later than forty five (45) days following the execution of the RRA or, in the case of a full review by the SEC, the 75th day following the execution of the RRA.

The Private Placement closed on October 4, 2021. The Company received gross proceeds of $80,000,017 in connection with the Private Placement before deducting placement agent fees and related offering expenses.

The proceeds received by the Company under the Purchase Agreement are expected to be used to purchase bitcoin miners, associated assets and for working capital and general corporate purposes.

Our executive offices are located at 33 Irving Place, New York, New York 10003 and our telephone number is (917) 512-4895. The information on our website does not constitute part of this prospectus.

The Offering

Ordinary Shares Offered	An aggregate of 23,608,774 Ordinary Shares are registered for resale by the Selling Shareholders, consisting of:

(a) 13,490,728 Ordinary Shares sold to the Purchasers pursuant to the Purchase Agreement, dated as of September 29, 2021, and

(b) up to 10,118,046 Ordinary Shares issuable upon exercise of Ordinary Share Purchase Warrants issued to the Purchaser.

Ordinary Shares Outstanding	69,366,486(1)

Use of Proceeds	We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of Ordinary Shares by the Selling Shareholder. However, we may receive proceeds of up to $80,033,774 from the issuance of Ordinary Shares upon exercise of Warrants issued pursuant to the Purchase Agreement.

Dividend Policy	We have never declared any cash dividends on our Ordinary Shares. We currently intend to retain all available funds and any future earnings for use in financing the growth of our business and do not anticipate paying any cash dividends for the foreseeable future. See “Dividend Policy.”

Trading Symbol	Our common stock currently trades on the Nasdaq Capital Market with the symbol “BTBT.”

Risk Factors	You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 13 of this prospectus before deciding whether or not to invest in our Ordinary Shares.

(1)	Reflects shares issued and outstanding as of November 4, 2021, including the 13,490,728 restricted Ordinary Shares sold to the Purchasers.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	Our insiders are not required to comply with Section 16 of the Exchange Act requiring such individuals, and entities to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), and we are eligible to take advantage of certain exemptions from various reporting and financial disclosure requirements that are applicable to other public companies, that are not emerging growth companies, including, but not limited to, (1) presenting only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations in this prospectus, (2) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), (3) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and (4) exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these exemptions. As a result, investors may find investing in our Ordinary Shares less attractive.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. As a result, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of such extended transition period.

We could remain an emerging growth company for up to five years, or until the earliest of (1) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (2) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months, or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Corporate Information

Our principal executive offices are located at 33 Irving Place, New York, New York 10003. Our telephone number at this address is 917-512-4895. Our office in Hong Kong is located at Room 3603, Tower 2 Metro Plaza, Hong Kong, China. Our telephone number at that address is +(852) 68417527. Our registered office in the Cayman Islands is located at Corporate Filing Services Ltd., 3rd Floor, Harbour Centre, 103 South Church Street, George Town, Grand Cayman, KY 1-1002, Cayman Islands. Our agent for service of process in the United States is Corporation Service Company, 19 West 44th Street, Suite 201, New York, NY 10036. The Company’s legal advisers are as follows: in the PRC: Tian Yuan Law Firm, 10F, Tower B, China Pacific Insurance Plaza, 28 Fengsheng Hutong, Xicheng District, Beijing 10032 China; in the Cayman Islands: Ogier, 89 Nexus Way, Camana Bay, Grand Cayman, Cayman Islands KY1-9009; and in the United States: Davidoff Hutcher & Citron LLP, 605 Third Ave, New York, NY 10158. Our Auditors are: Audit Alliance, LLP, 20 Maxwell Road #11-09, Maxwell House, Singapore 069113. See “Experts” regarding prior auditors. Investors should contact us for any inquiries through the address and telephone number of our principal executive offices.

RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. You should carefully consider the risks and uncertainties described below together with all other information contained in this prospectus, including the matters discussed under the headings “Forward-Looking Statements” and “Operating and Financial Review and Prospects” before you decide to invest in our Ordinary Shares. The Company may be subject to various legal and operational risks as a result of its previously being a China-based Issuer with substantial amounts of the Company’s operations previously in China and Hong Kong. The legal and regulatory environment in China is in many respects different from the United States. These risks and others could result in a material change in the value of our securities and/or significantly limits or completely hinder our ability to offer or continue to offer our securities to investors and cause the value of such securities to significantly decline or be worthless. If any of the following risks, or any other risks and uncertainties that are not presently foreseeable to us, actually occur, our business, financial condition, results of operations, liquidity and our future growth prospects could be materially and adversely affected.

Risks Related to Doing Business in China

Pursuant to laws and regulations of PRC, there are two ways for foreign legal persons/entities to be considered to be engaging in operation activities within the territory of China. One way is to establish a foreign-invested enterprise, that is incorporated, according to the Foreign Investment Law of PRC, within the territory of China and that is wholly or partly invested by a foreign investor. The organization form, institutional framework and standard of conduct of a foreign-invested enterprise are subject to the provisions of the Company Law of the PRC and the Partnership Enterprise Law of the PRC and other law related regulations. Another way to be deemed to be operating within China is to complete the approval and registration procedures with the relevant regulatory authorities in accordance with the provisions of Administrative Measures for the Registration of Enterprises of Foreign Countries (Regions) Engaging in Production and Operation Activities within the Territory of China (Revised in 2020), or Order No.31. Notwithstanding the fact that we no longer have bitcoin mining operations in China, our prior operations may subject us to the statutes and regulations of China, as the Company conducted its bitcoin mining operations in the PRC through its Hong Kong subsidiary and did not register to do business in the PRC and, as described below, we may be subject to fines and penalties.

There are risks to foreign investors in Chinese companies.

The Chinese government implements the management systems of pre-establishment national treatment and negative list for foreign investment. Pre-establishment national treatment refers to the treatment given to foreign investors and their investments during the investment access stage, which is not lower than that given to their domestic counterparts; negative list refers to special administrative measures for the restricted or prohibited access of foreign investment in specific fields as stipulated by the Chinese government. The Chinese government shall give national treatment to certain foreign investments in addition to the negative list to other companies for investments which will not require pre-approval by the Chinese government.

Pursuant to the Special Administrative Measures for Access of Foreign Investment (2020 Edition), or the 2020 Edition Negative List, issued by The Ministry of Commerce of the PRC (the “MOFCOM”) and the National Development and Reform Commission (the “NDRC”) on June 23, 2020 which came into effect on July 23, 2020, our bitcoin mining business does not fall into the Negative List and is permitted for foreign investment as of the date hereof although bitcoin mining operations in China are not currently allowed.

We may be subject to penalties as a result of the Chinese government suspension of our P2P lending business

The Company is currently engaged in the bitcoin mining business, but, previously, we were primarily an online finance marketplace, or “peer-to-peer” lending company, in China that provided borrowers access to loans. On October 24, 2019, the Pudong Branch of the Shanghai Public Security Bureau (the “Bureau”) announced that it was conducting an investigation of Shanghai Dianniu Internet Finance Information Service Co. Ltd, which was a variable interest entity (VIE) of the Company, for suspected illegal collection of public deposits. The Bureau took criminal enforcement measures against 17 suspects in the case and detained at least six of those suspects. On March 24, 2020, the Bureau announced that it had transferred seven suspects to the procuratorates for criminal prosecution and took criminal action against 14 defendants and is searching for our former CEO as of the date of this prospectus. While the Company has not been subject to any enforcement actions or investigations, nine persons, including a former director of the Company, have been found guilty of fund-raising fraud or illegally collecting public deposits by the People’s Court of Shanghai Pudong New District, and were sentenced to imprisonment and the confiscations and return of all the illegal gains, which may or may not include assets of the Company. The Company’s current management believes that its former Chief Financial Officer, as well as members of the VIE’s management, may have been the subject of these proceedings. As of the date of this prospectus, the final outcome of the investigation has not been published, and the impact of any such outcome on the Company cannot be estimated or determined with any certainty.

We may be subject to fines and penalties for any noncompliance with or liabilities in our historical business in China in a certain period from now on.

Pursuant to the Law of the People’s Republic of China on Administrative Penalties (Revised in 2021), where an unlawful act conducted in China is not discovered within two years of its commission (the period shall be counted from the date on which the unlawful act is committed, or if the act is ongoing or continuous, from the date on which the act ends), the administrative penalty shall be exempted; and if it involves citizens’ life and health security or financial security, and causes harmful consequences, the above-mentioned period shall be extended to five years, except as otherwise prescribed by laws. We have not received any administrative penalty for our historical mining business as of the date of this prospectus. Nevertheless, uncertainties still exist since the administrative organs may impose administrative penalties on us in a certain period from now on for any noncompliance with or liabilities in our historical business in China, including, but not limited to, any noncompliance with or liabilities under Order No.31 and applicable environmental, health or safety regulations, which could materially and adversely affect our results of operations.

As a result of the May 2021 Financial Stability Development Committee of the State Council in China targeting virtual currency mining in China, we suspended all mining operations in China and then terminated them in June 2021. In October 2020, the Company commenced the migration of miners out of China and believes it was in compliance with Chinese law on bitcoin mining while operating in China. However, according to Foreign Investment Law of PRC and Order No. 31, foreign enterprises engaged in profit-making activities in China are required to apply to the provincial market regulatory administration, or the registration authorities, for registration upon the approval of the State Council and the competent agencies authorized by the State Council, or the approving authorities. Without the approval of the approving authorities and the registration approval of the registration authorities, foreign enterprises may not conduct any production and operation activities within the territory of China, and foreign enterprises engaging in profit-making activities without proper authority may be subject to penalties, such as warnings, fines, confiscation of illegal income or suspension of business for rectification on a case-by-case basis of the PRC authorities under the PRC laws.

Our business in China was not carried out through any Chinese subsidiaries. In China, we made profits from mining equipment stored in facilities directly leased by Bit Digital Hong Kong, deemed to be a foreign enterprise. Bit Digital Hong Kong did not provide cloud mining services or similar services to any third parties. Nevertheless, the Company may be subject to penalties such as warnings, fines, confiscation of illegal income, or suspension of business for rectification on a case-by-case basis of the PRC authorities under the PRC laws, for not registering to do business in China or having authorization for its bitcoin mining operations.

The PRC government department does have the authority to issue licenses or approval in some industries directly to foreign companies, including Hong Kong companies, which has been provided in Order No. 31. A foreign company, including a Hong Kong company, is permitted to be engaged in production and operation within China in two ways--one is to obtain the license or approval, and the other is to establish a subsidiary in the territory of China, otherwise it may lead to a punishment of a warning, fine, confiscation of income and/or suspension of business for rectification. Furthermore, although Hong Kong is one of the special administrative districts of the PRC, from the perspective of foreign investment supervision, Hong Kong companies are treated as foreign companies, and most of the laws and regulations related to the foreign investment also apply to Hong Kong companies. Considering that BT HK had already been engaged in bitcoin mining activities in the territory of China, and that BT HK had not obtained business licenses in relevant provinces, it would be much more difficult for Bit Digital Hong Kong to obtain licenses directly than to establish a subsidiary in PRC. From the perspective of compliance, the Company decided to initiate the process of forming a subsidiary to undertake operational activities in PRC. However, in view of the more recent ban on all new cryptocurrency operations in China, we terminated the process of forming a subsidiary in mainland, China. Since BT HK had not obtained business licenses in relevant provinces where Bit Digital Hong Kong used to carry out business, it may lead to a punishment of warning, fine, confiscation of income and/or suspension of business for rectification.

It is now illegal to engage in digital asset transactions including bitcoin mining operations in China, the ruling of which may adversely affect us.

China has now taken harsh regulatory action to ban cryptocurrency mining operations and to severely restrict the right to acquire, own, hold, sell or use these bitcoin assets or to exchange them for fiat currency. Such restrictions may adversely affect us as the large-scale use of cryptocurrencies as a means of exchange is presently confined to certain regions globally. Ongoing and future regulatory actions may impact our ability to continue to operate, and such actions could affect our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations.

On May 21, 2021, the Financial Stability and Development Committee of the State Council in China proposed to “crack down on bitcoin mining and trading.” However, it was not until September 24, 2021, as described below, that all digital asset transactions were banned in China. In May 2021, local governments began to issue corresponding measures in succession to respond to the central government, including Xinjiang Changji Hui Autonomous Prefecture Development and Reform Commission issuing a notice on the immediate shutdown of enterprises engaged in cryptocurrency mining on June 9, 2021. During that three-week period, we only had mining operations in Sichuan Province and not in Xinjiang. On June 18, 2021, according to the public media report - Sichuan Provincial Development and Reform Commission and Sichuan Energy Bureau issued a notice on the shutdown of cryptocurrency mining projects with the deadline of June 25, 2021. That is the reason why we had already ceased all remaining operations in PRC on June 21, 2021. On September 24, 2021, the newly issued Notification of Overhauling the Mining Activity of Cryptocurrency (or the Notification No. 1283) banned all new cryptocurrency operations in China.

The NDRC notice set forth penalties on a going forward basis for all of the PRC. While we do not believe Sichuan Province will seek to impose retroactive fines, penalties or sanctions, there can be no assurance the province may not seek to do so.

In consideration of the PRC government’s attitude and our intentional business plan, we will not conduct any cryptocurrency mining operations or cryptocurrency trading operations in mainland PRC. All miners have been emigrated out of the PRC as of September 30, 2021 and are expected to be fully operational in the U.S. by early 2022.

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations.

Although we are in the process of completing the migration of miners to the United States and/or Canada, our bitcoin mining business is worldwide. We expect to continue to purchase bitcoin miners on the spot market in China. Accordingly, our business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in China generally and by continued economic growth in China as a whole.

The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China are still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity in China, and since 2012, and in particular in 2020 as a result of COVID-19, China’s economic growth slowed down. Any prolonged slowdown in the Chinese economy may reduce the demand for our products and services and materially and adversely affect our business and results of operations.

Uncertainties in the interpretation and enforcement of Chinese laws and regulations could limit the legal protections available to us.

The PRC legal system is based on written statutes, and prior court decisions have limited precedential value. Any risks that any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

China is one of the jurisdictions to implement strict foreign exchange control. The free flow of bitcoin presents novel issues in the context of Chinese foreign exchange control. In some public speeches, officials of the Chinese State Administration of Foreign Exchange (“SAFE”) have expressed concerns about the challenges of cryptocurrency to foreign exchange control. In the event regulators believe that the circulation of bitcoin has a significant adverse impact on financial security, they may restrict the trading of bitcoin, as they have done with bitcoin mining, in its jurisdiction.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have retroactive effect. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, could materially and adversely affect our business and impede our ability to continue our operations.

In addition to the unified policies at the national level, the attitudes of the Chinese local or provincial governments towards mining enterprises have also changed from time to time. In recent years, local governments in Inner Mongolia, Sichuan and Xinjiang have taken action to inspect and clean up mining enterprises in their jurisdictions. These actions caused us to commence migration of miners out of China in October 2020.

We may be subject to recently announced Measures from the Cyberspace Administration of China concerning the collection of data and required to obtain clearance from the CAC.

On July 10, 2021, the Cyberspace Administration of China (the “CAC”) issued the Measures for Cybersecurity Review (Revision Draft for Comments), or the Measures. The scope of review under the Measures extends to critical information infrastructure operators, data processors carrying out data processing activities, and national security risks related to a non-PRC listing, especially the “risks of core data, important data or substantial personal information being stolen, leaked, damaged, illegally used or exported; risks of Critical Information Infrastructure, core data, important data or substantial personal information data being affected, controlled and maliciously used by foreign governments after a foreign listing.” According to Article 6 of the Measures, operators who possess personal information of over a million users shall apply to the Cybersecurity Review Office for cybersecurity reviews before listing abroad. Besides, where any activities affect or may endanger national security during the purchase of network products and services by key information infrastructure operators or the data processing by data workers, cybersecurity reviews should be conducted in accordance with the Measures.

Currently, we have not been involved in any investigations on cybersecurity review initiated by the CAC or related governmental regulatory authorities, and we have not received any inquiry, notice, warning, or sanction in such respect.

We currently believe we would not be required to obtain clearance from the CAC regarding our listing in the United States under the Measures because (i) we have not been involved in any investigations on cybersecurity review initiated by the CAC or related governmental regulatory authorities, and we have not received any inquiry, notice, warning, or sanction in such respect, as well as (ii) we have never set a digital platform for any user and collected personal data during our mining operations, (iii) only the operators who possess personal information of over a million users shall apply for cybersecurity reviews before listing abroad, and (iv) the Measures have yet to take effect and may be further revised. However, since it is the first time that the cybersecurity review applies to the “data processors, and due to our past mining operations in China, we may be deemed as a “data processor” carrying out data processing activities, and uncertainties still exist as to the interpretation or implementation of the Measures and, if required, whether such clearance can be timely obtained, if required.

Compliance with the Measures, as well as additional laws, regulations and guidelines that the Chinese government promulgates in the future may entail significant expenses and could materially affect our business. If the Measures take effect and would require us to obtain clearance or permissions from the CAC, we would file an application with CAC immediately and seek to obtain the clearance or permissions from the CAC as required since we are not willing to be subject to any inquiry, notice, warning or sanction in such respect which might make a negative impact on our business operations or financial condition.

The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The M&A Rules discussed under “Business-Regulation” in our Annual Report on Form 20-F, and certain other regulations and rules concerning mergers and acquisitions establish additional procedures and requirements in PRC that could make merger and acquisition activities by foreign investors more time consuming and complex, including requirements in some instances that the MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. Moreover, the Anti-Monopoly Law requires that the MOFCOM shall be notified in advance of any concentration of undertaking if certain thresholds are triggered. In addition, the security review rules issued by the MOFCOM that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOFCOM, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions, to the extent relevant, could be time consuming, and any required approval processes, including obtaining approval from the MOFCOM or its local counterparts, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

PRC regulations relating to offshore investment activities by PRC residents may expose us or our PRC resident beneficial owners to liability and penalties under PRC law.

SAFE promulgated the Circular on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, in July 2014, that requires PRC residents or entities to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. In addition, such PRC residents or entities must update their SAFE registrations when the offshore special purpose vehicle undergoes material events relating to any change of basic information (including change of such PRC citizens or residents, name and operation term), increases or decreases in investment amount, transfers or exchanges of shares, or mergers or divisions. SAFE Circular 37 is issued to replace the Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents Engaging in Financing and Roundtrip Investments via Overseas Special Purpose Vehicles, or SAFE Circular 75. SAFE promulgated the Notice on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment in February 2015, which took effect on June 1, 2015. This notice has amended SAFE Circular 37 requiring PRC residents or entities to register with qualified banks rather than SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing.

Failure to comply with the SAFE registration described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions.

Some of our shareholders, who directly or indirectly hold shares in our Company and who were known to us as being PRC residents, have completed the foreign exchange registrations required in connection with our corporate restructuring. The remaining shareholders who directly or indirectly hold shares in our Company and who are known to us as being PRC residents are processing such registrations.

However, we may not be informed of the identities of all the PRC residents or entities holding direct or indirect interest in our company, nor can we compel our beneficial owners to comply with SAFE registration requirements. As a result, we cannot assure you that all of our shareholders or beneficial owners who are PRC residents or entities have complied with and will in the future make or obtain any applicable registrations or approvals required by, SAFE regulations. Failure by such shareholders or beneficial owners to comply with SAFE regulations could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities or affect our ownership structure, which could adversely affect our business and prospects.

Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

In February 2012, SAFE promulgated the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly-Listed Company, replacing earlier rules promulgated in March 2007. Pursuant to these rules, PRC citizens and non-PRC citizens who reside in China for a continuous period of not less than one year who participate in any stock incentive plan of an overseas publicly listed company, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, which could be the PRC subsidiary of such overseas listed company, and complete certain other procedures. In addition, an overseas entrusted institution must be retained to handle matters in connection with the exercise or sale of stock options and the purchase or sale of shares and interests. We and our executive officers and other employees who are PRC citizens or who have resided in the PRC for a continuous period of not less than one year and who have been granted options or other awards are subject to these regulations because our company is an overseas listed company. Failure to complete the SAFE registrations may subject them to fines and legal sanctions. See “Regulation-Regulations on Stock Incentive Plans” in our Annual Report on Form 20-F for the year ended December 31, 2020.

If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with a “de facto management body” within the PRC is considered a resident enterprise and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of the business, productions, personnel, accounts and properties of an enterprise. In April 2009, the State Administration of Taxation issued a circular, known as Circular 82, (partly amended) which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners like us, the criteria set forth in the circular may reflect the State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

We believe none of our entities outside of China is a PRC resident enterprise for PRC tax purposes. See “Taxation — People’s Republic of China Taxation” in our Registration Statement on Form F-1 (No. 333-254060). However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” Since a portion of our management members are not based in China, it remains unclear how the tax residency rule will apply to our case. If the PRC tax authorities determine that we or any of our subsidiaries outside of China is a PRC resident enterprise for PRC enterprise income tax purposes, then we or such subsidiary could be subject to PRC tax at a rate of 25% on its world-wide income, which could materially reduce our net income. In addition, we will also be subject to PRC enterprise income tax reporting obligations. Furthermore, if the PRC tax authorities determine that we are a PRC resident enterprise for enterprise income tax purposes, gains realized on the sale or other disposition of our ordinary shares may be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty), if such gains are deemed to be from PRC sources. It is unclear whether non-PRC shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in our ordinary shares.

Regulatory bodies of the United States may be limited in their ability to conduct investigations or inspections of our operations in China.

The increased regulatory scrutiny focus on U.S.-listed companies with operations in China could add uncertainties to our business operations, share price and reputation. Although the audit reports of Audit Alliance LLP incorporated by reference into this prospectus are prepared by Singapore auditors who are subject to inspection by the Public Company Accounting Overnight Board (the “PCAOB”), there is no guarantee that future audit reports will be prepared by auditors that are completely inspected by the PCAOB and, as such, future investors may be deprived of such inspections, which could result in limitations or restrictions to our access in the U.S. capital markets. Furthermore, trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act or the Accelerating Holding Foreign Companies Accountable Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspection for two consecutive years instead of three.

U.S. public companies that have or had a substantial portion of their operations in China, have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate government policies or a lack of adherence thereto and, in many cases, allegations of fraud.

In recent years, as part of increased regulatory focus in the United States on access to audit information, the United States enacted the Holding Foreign Companies Accountable Act, or the HFCA Act, in December 2020. The HFCA Act includes requirements for the SEC to identify issuers whose audit reports are prepared by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The HFCA Act also requires public companies on this SEC list to certify that they are not owned or controlled by a foreign government and make certain additional disclosures in their SEC filings. In addition, if the auditor of a U.S. listed company’s financial statements is not subject to PCAOB inspections for three consecutive “non-inspection” years after the law becomes effective, the SEC is required to prohibit the securities of such issuer from being traded on a U.S. national securities exchange, such as the NYSE and the Nasdaq, or in the U.S. over-the-counter markets. On March 24, 2021, the SEC announced that it had adopted interim final amendments to implement the foregoing certification and disclosure requirements and that it was seeking public comment on the issuer identification process as well as the submission and disclosure requirements. On May 13, 2021, the PCAOB issued proposed PCAOB Rule 6100 Board Determinations Under the Holding Foreign Companies Accountable Act for public comment. The proposed rule provides a framework for making determinations as to whether PCAOB is unable to inspect an audit firm in a foreign jurisdiction, including the timing, factors, bases, publication and revocation or modification of such determinations, and such determinations will be made on a jurisdiction-wide basis in a consistent manner applicable to all firms headquartered in the jurisdiction.

Accordingly, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in our ordinary shares being delisted. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which if enacted into law would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on U.S. stock exchanges if its auditors is not subject to PCAOB inspections for two consecutive “non-inspection” years instead of three. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the Board is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. While we understand that there has been dialogue among the China Securities Regulatory Commission, the SEC and the PCAOB regarding the inspection of PCAOB-registered accounting firms in China, and the audit reports of Audit Alliance LLP incorporated by reference into this prospectus are prepared by Singapore auditors who are subject to inspection by the PCAOB, there can be no assurance that our auditor or us will be able to comply with requirements imposed by U.S. regulators in the future. The market prices of our ordinary shares and/or other securities could be adversely affected as a result of possible negative impacts of the HFCA.

Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on the indirect transfer of equity in the past and potential acquisitions we may pursue in the future.

The PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of certain taxable assets, including, in particular, equity interests in a PRC resident enterprise, by a non-resident enterprise by promulgating and implementing SAT Circular 59 and Circular 698, which became effective in January 2008, and a Circular 7 to replace some of the existing rules in Circular 698, which became effective in February 2015.

Under Circular 7, where a non-resident enterprise conducts an “indirect transfer” by transferring the equity interests of a PRC “resident enterprise” indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, may be subject to PRC enterprise income tax if the indirect transfer is considered to be an abusive use of company structure without reasonable commercial purposes. As a result, gains derived from such indirect transfer may be subject to PRC tax at a rate of up to 10%.

On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Nonresident Enterprise Income Tax at Source, or SAT Circular 37, which came into effect on December 1, 2017. The SAT Circular 37 further clarifies the practice and procedure of the withholding of non-resident enterprise income tax. SAT Circular 698 was repealed from the date SAT Circular 37 was enacted.

Where a non-resident enterprise transfers taxable assets in China indirectly by disposing of the equity interests of an overseas holding company, which is an Indirect Transfer, the non-resident enterprise as either transferor or transferee, or the PRC entity whose equity is transferred, may report such Indirect Transfer to the relevant tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes. We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the shares in our offshore subsidiaries and investments. Our Company may be subject to filing obligations or taxed if our company is transferor in such transactions and may be subject to withholding obligations if our company is transferee in such transactions, under Circular 7 and/or SAT Circular 37. For transfer of shares in our Company by investors who are non-PRC resident enterprises, our former PRC subsidiaries may be requested to assist in the filing under SAT Circular 7 and/or Circular 37. As a result, we may be required to expend valuable resources to comply with SAT Circular 7 and/or Circular 37 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our Company should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

Fluctuations in exchange rates could have a material adverse effect on our results of operations and the value of your investment.

Historically, a portion of our revenues and expenditures have been denominated in RMB, whereas our reporting currency is the U.S. dollar. As a result, fluctuations in the exchange rate between the U.S. dollar and RMB have affected the relative purchasing power in RMB terms of our U.S. dollar assets. Gains and losses from the remeasurement of assets and liabilities that are receivable or payable in RMB are included in our historical consolidated statements of operations. Periodic remeasurements have caused the U.S. dollar value of our results of operations to vary with exchange rate fluctuations, and the U.S. dollar value of our results of operations may continue to vary with exchange rate fluctuations. A fluctuation in the value of RMB relative to the U.S. dollar could reduce our profits from any RMB denominated operations and the translated value of our net assets when reported in U.S. dollars in our financial statements. This could have a negative impact on our business, financial condition or results of operations as reported in U.S. dollars. If we decide to convert our RMB into U.S. dollars for the purpose of making payments for dividends on our ordinary shares or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us. In addition, fluctuations in currencies relative to the periods in which the earnings are generated may make it more difficult to perform period-to-period comparisons of our reported results of operations.

There remains significant international pressure on the PRC government to adopt a flexible currency policy. Any significant appreciation or depreciation of the RMB may materially and adversely affect our revenues, earnings and financial position, and the value of, and any dividends payable on, our ordinary shares in U.S. dollars. For example, to the extent that we need to convert U.S. dollars into RMB to pay our operating expenses, appreciation of the RMB against the U.S. dollar would have an adverse effect on the RMB amount we would receive from the conversion. Conversely, a significant depreciation of the RMB against the U.S. dollar may significantly reduce the U.S. dollar equivalent of our earnings, which in turn could adversely affect the market price of our ordinary shares.

Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited, and we may not be able to hedge our exposure to exchange rate fluctuations adequately or at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currency. As a result, fluctuations in exchange rates may have a material adverse effect on your investment.

General Risks

We have a history of operating losses, and we may not be able to sustain profitability; we have recently shifted our bitcoin mining business, and we may not be continuously successful in this business.

We recently experienced profitability from our continuing bitcoin mining operations. We may again incur losses, as we continue to work to grow our bitcoin mining business. We were previously engaged in a peer to peer (“P2P”) online lending business in China. Starting on or about November 2019, we made a decision to diversify into the bitcoin mining business, as well as the car rental business in the United States, which plans concerning the car rental business were suspended as a result of the coronavirus pandemic. In September 2020, we disposed of our P2P and Chinese car rental business and decided to focus primarily on our bitcoin mining business. Currently, our operations are focused on our bitcoin mining business located at our bitcoin mining facilities in North America. Our current business, including our growth strategy for our business, involves an industry that is itself new and evolving and is subject risks, many of which are discussed below. We may not be able to achieve profitability in subsequent periods. See “Bitcoin Related Risks” below.

Our results of operations may fluctuate significantly and may not fully reflect the underlying performance of our business.

Our results of operations, including the levels of our net revenues, expenses, net loss and other key metrics, may vary significantly in the future due to a variety of factors, some of which are outside of our control, and period-to-period comparisons of our operating results may not be meaningful, especially given our limited bitcoin mining operating history. In May 2021, the Chinese government targeted virtual currency mining and put pressure on Chinese banks and payment companies to restrict cryptocurrency transactions and otherwise signaled that China intended to further limit cryptocurrency mining within the country. We suspended most operations in China and continued to migrate all of our remaining miners in China to North America. We terminated bitcoin mining operations in China in June 2021. Our results of operations for the second and third quarters of 2021 have been adversely affected by the material decrease in bitcoins mined during those periods, including, in part, due to the need to migrate and replace a portion of our miners. While we expect to have all migrated miners and any newly purchased ones operational during the fourth quarter of 2021 or first quarter of 2022, there can be no assurance we will achieve the level of profitability we experienced in late 2020 or the first quarter of 2021.

The results for any one quarter are not necessarily an indication of future performance. Fluctuations in quarterly results may adversely affect the market price of our ordinary shares. Factors that may cause fluctuations in our annual financial results include:

●	the amount and timing of operating expenses related to our new business operations and infrastructure;

●	fluctuations in the price of bitcoin; and

●	general economic, industry and market conditions.

We may acquire other businesses, form joint ventures or acquire other companies or businesses that could negatively affect our operating results, dilute our shareholders’ ownership, increase our debt or cause us to incur significant expense; notwithstanding the foregoing, our growth may depend on our success in uncovering and completing such transactions.

Having recently exited China, we are seeking to enter bitcoin mining related business around the globe. However, we cannot offer any assurance that acquisitions of businesses, assets and/or entering into strategic alliances or joint ventures will be successful. We may not be able to find suitable partners or acquisition candidates and may not be able to complete such transactions on favorable terms, if at all. If we make any acquisitions, we may not be able to integrate these acquisitions successfully into our existing infrastructure. In addition, in the event we acquire any existing businesses we could assume unknown or contingent liabilities.

Any future acquisitions also could result in the issuance of stock, incurrence of debt, contingent liabilities or future write-offs of intangible assets or goodwill, any of which could have a negative impact on our cash flows, financial condition and results of operations. Integration of an acquired company may also disrupt ongoing operations and require management resources that otherwise would be focused on developing and expanding our existing business. We may experience losses related to potential investments in other companies, which could harm our financial condition and results of operations. Further, we may not realize the anticipated benefits of any acquisition, strategic alliance or joint venture if such investments do not materialize.

To finance any acquisitions or joint ventures, we may choose to issue ordinary shares, preferred shares or a combination of debt and equity as consideration, which could significantly dilute the ownership of our existing shareholders or provide rights to such preferred shareholders in priority over our ordinary shareholders. Additional funds may not be available on terms that are favorable to us, or at all. If the price of our ordinary shares is low or volatile, we may not be able to acquire other companies or fund a joint venture project using stock as consideration.

From time to time we may evaluate and potentially consummate strategic investments or acquisitions, which could require significant management attention, disrupt our business and adversely affect our financial results.

We may evaluate and consider strategic investments, combinations, acquisitions or alliances in bitcoin mining or other businesses. These transactions could be material to our financial condition and results of operations if consummated. If we are able to identify an appropriate business opportunity, we may not be able to successfully consummate the transaction and, even if we do consummate such a transaction, we may be unable to obtain the benefits or avoid the difficulties and risks of such transaction.

Strategic investments or acquisitions will involve risks commonly encountered in business relationships, including:

●	difficulties in assimilating and integrating the operations, personnel, systems, data, technologies, products and services of the acquired business;

●	inability of the acquired technologies, products or businesses to achieve expected levels of revenue, profitability, productivity or other benefits;

●	difficulties in retaining, training, motivating and integrating key personnel;

●	diversion of management’s time and resources from our normal daily operations;

●	difficulties in successfully incorporating licensed or acquired technology and rights into our businesses;

●	difficulties in maintaining uniform standards, controls, procedures and policies within the combined organizations;

●	difficulties in retaining relationships with customers, employees and suppliers of the acquired business;

●	risks of entering markets, in parts of the U.S., in which we have limited or no prior experience;

●	regulatory risks, including remaining in good standing with existing regulatory bodies or receiving any necessary pre-closing or post-closing approvals, as well as being subject to new regulators with oversight over an acquired business; assumption of contractual obligations that contain terms that are not beneficial to us, require us to license or waive intellectual property rights or increase our risk for liability;

●	failure to successfully further develop the acquired technology;

●	liability for activities of the acquired business before the acquisition, including intellectual property infringement claims, violations of laws, commercial disputes, tax liabilities and other known and unknown liabilities;

●	potential disruptions to our ongoing businesses; and

●	unexpected costs and unknown risks and liabilities associated with strategic investments or acquisitions.

We may not make any investments or acquisitions, or any future investments or acquisitions may not be successful, may not benefit our business strategy, may not generate sufficient revenues to offset the associated acquisition costs or may not otherwise result in the intended benefits. In addition, we cannot assure you that any future investment in or acquisition of new businesses or technology will achieve market acceptance or prove to be profitable.

The loss of any member of our management team, our inability to execute an effective succession plan, or our inability to attract and retain qualified personnel could adversely affect our business.

Our success and future growth will depend to a significant degree on the skills and services of our management team, including Mr. Bryan Bullett, our Chief Executive Officer, Mr. Erke Huang, our Chief Financial Officer, and Mr. Sam Tabar, our Chief Strategy Officer. We will need to continue to grow our management in order to alleviate pressure on our existing team and in order to continue to develop our business. If our management team, including any new hires that we may make, fails to work together effectively and to execute our plans and strategies on a timely basis, our business could be harmed. Furthermore, if we fail to execute an effective contingency or succession plan with the loss of any member of management, the loss of such management personnel may significantly disrupt our business.

The loss of key members of management could inhibit our growth prospects. Our future success also depends in large part on our ability to attract, retain and motivate key management and operating personnel. As we continue to develop and expand our operations, we may require personnel with different skills and experiences, and who have a sound understanding of our business and the bitcoin industry. The market for highly qualified personnel in this industry is very competitive, and we may be unable to attract or retain such personnel. If we are unable to attract or retain such personnel, our business could be harmed.

We incur significant costs and demands upon management and accounting and finance resources as a result of complying with the laws and regulations affecting public companies; if we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements and otherwise make timely and accurate public disclosure could be impaired, which could harm our operating results, our ability to operate our business and our reputation.

As a public reporting company, we are required to, among other things, maintain a system of effective internal control over financial reporting. Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that needs to be re-evaluated frequently. Substantial work will continue to be required to further implement, document, assess, test and remediate our system of internal controls. As of December 30, 2020, our disclosure controls and procedures were not effective and management determined that we did not maintain effective internal control over financial reporting due to certain significant deficiencies and material weaknesses. Management is undertaking actions to remediate the material weaknesses, but there is no assurance they will be remediated this year. See Item 15 – “Controls and Procedures” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2020.

If our internal control over financial reporting or our disclosure controls are not effective, we may be unable to issue our financial statements in a timely manner, we may be unable to obtain the required audit or review of our financial statements by our independent registered public accounting firm in a timely manner or we may be otherwise unable to comply with the periodic reporting requirements of the SEC, our ordinary shares listing on Nasdaq could be suspended or terminated and our share price could materially suffer. In addition, we or members of our management could be subject to investigation and sanction by the SEC and other regulatory authorities and to shareholder lawsuits, which could impose significant additional costs on us and divert management attention.

The coronavirus pandemic is a serious threat to health and economic wellbeing affecting our employees, investors and our sources of supply, which could significantly disrupt our operations and financial results.

On March 11, 2020, the World Health Organization announced that COVID-19 infections had become pandemic, and, on March 13, 2020, the U.S. President declared a national emergency relating to the virus. There has been and continues to be widespread infection in the United States with a second wave now appearing in China and elsewhere, with the potential for catastrophic impact. Mandatory business closures have had catastrophic impacts on worldwide economies of uncertain duration.

We believe that our results of operations, business and financial condition has continuously been adversely impacted by the effects of the novel Coronavirus (COVID-19). In addition to global macroeconomic effects, the novel Coronavirus (COVID-19) outbreak and any other related adverse public health developments may cause disruption to our mining activities. If an outbreak occurs near our mining facilities, we may experience disruptions to our business operations resulting from quarantines, self-isolations, or other movement and restrictions on the ability of our mining consultants to perform their jobs. If we are unable to effectively service our miners, our ability to mine bitcoin will be adversely affected as miners go offline, which would have an adverse effect on our business and the results of our operations. The novel Coronavirus (COVID-19) or other disease outbreak has in the short-term, and may over the longer term, adversely affect the economies and financial markets of many countries, resulting in an economic downturn that may adversely affect demand for bitcoin and impact our operating results. Although the magnitude of the impact of the novel Coronavirus (COVID-19) outbreak on our business and operations remains uncertain, the continued global spread of the novel Coronavirus (COVID-19) or the occurrence of other epidemics and the imposition of related public health measures and travel and business restrictions will adversely impact our business, financial condition, operating results and cash flows. In addition, we have experienced and will experience disruptions to our business operations resulting from quarantines, self-isolations, or other movement and restrictions on the ability of our employees to perform their jobs. If we are unable to effectively service our miners, our ability to mine bitcoin will be adversely affected as miners go offline, which would have an adverse effect on our business and the results of our operations.

Our third-party manufacturers, suppliers, sub-contractors and customers have been and will continue to be disrupted by worker absenteeism, quarantines, restrictions on employees’ ability to work, office and factory closures, disruptions to ports and other shipping infrastructure, border closures, or other travel or health-related restrictions. Depending on the magnitude of such effects on our supply chain, shipments of parts for our existing miners, which are second-hand, as well as any new miners we purchase, may be delayed. As our miners require repair or become obsolete and require replacement, our ability to obtain adequate replacements or repair parts from their manufacturer may therefore be hampered. Supply chain disruptions could therefore negatively impact our operations. If not resolved quickly, the impact of the novel Coronavirus (COVID-19) global pandemic could have a material adverse effect on our business.

The effectiveness of the COVID-19 vaccine and vaccination programs remains to be verified worldwide, including against variants of the virus. The sweeping nature of the COVID-19 pandemic makes it extremely difficult to predict how the company’s business and operations will be affected in the longer run. So far, the likely overall economic impact of the pandemic is widely viewed as highly negative to the global economy.

If we cannot maintain our corporate culture as we grow, we could lose the innovation, collaboration and focus that contribute to our business.

We believe that a critical component of our success is our corporate culture, which we believe fosters innovation, encourages teamwork and cultivates creativity. As we develop the infrastructure of a public company and continue to grow, we may find it difficult to maintain these valuable aspects of our corporate culture. Any failure to preserve our culture could negatively impact our future success, including our ability to attract and retain employees, encourage innovation and teamwork and effectively focus on and pursue our corporate objectives.

We do not have any business interruption or disruption insurance coverage.

Currently, we do not have any business liability or disruption insurance to cover our operations, other than director’s and officer’s liability insurance. We have determined that the costs of insuring for these risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. Any uninsured business disruptions may result in our incurring substantial costs and the diversion of resources, which could have an adverse effect on our results of operations and financial condition.

If we are unable to successfully continue our bitcoin mining business plan, it would affect our financial and business condition and results of operations.

In October 2019, we decided to enter the bitcoin mining business. There are various risks related to these efforts, including the risk that these efforts may not provide the expected benefits in our anticipated time frame, if at all, and may prove costlier than expected; and the risk of adverse effects to our business, results of operations and liquidity if past and future undertakings, and the associated changes to our business, do not prove to be cost effective or do not result in the cost savings and other benefits at the levels that we anticipate. Our intentions and expectations with regard to the execution of our business plan, and the timing of any related initiatives, are subject to change at any time based on management’s subjective evaluation of our overall business needs. If we are unable to successfully execute our business plan, whether due to failure to realize the anticipated benefits from our business initiatives in the anticipated time frame or otherwise, we may be unable to achieve our financial targets.

Failure to manage our liquidity and cash flows may materially and adversely affect our financial conditions and results of operations. As a result, we may need additional capital, and financing may not be available on terms acceptable to us, or at all.

During the year ended December 31, 2020, we raised gross proceeds aggregating $5.2 million in cash and $14.6 million in USDC in certain private placements, which enabled us to implement our new business strategy. Since May 20, 2021, we drew down an aggregate of $36,000,000 under the Purchase Agreement. However, we incurred net losses of approximately $1.9 million, $9.7 million and $3.5 million for the years ended December 31, 2020, 2019 and 2018, respectively. We also reported a net loss of $1,339,400 during the three months ended June 30, 2021, as a result of our suspension of mining operations in China. We also had negative cash flows from our operating activities of approximately $3.1 million, $1.3 million and $5.1 million for the years ended December 31, 2020, 2019 and 2018, respectively. We cannot assure you our business model will allow us to continue to generate positive cash, given our substantial expenses in relation to our revenue at this stage of our Company’s development. Our inability to offset our expenses with adequate revenue, will adversely affect our liquidity, financial condition and results of operations. Although we have adequate cash on hand from our September 2021 Private Placement and anticipated cash flows from operating activities will be sufficient to meet our anticipated working capital requirements and capital expenditures in the ordinary course of business for the next 12 months, we cannot assure you this will be the case. We expect to need additional cash resources in the future as we wish to pursue opportunities for investment, acquisition, capital expenditure or similar actions in order to implement our business plan. The issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Bitcoin-Related Risks

Our results of operations are expected to be impacted by significant fluctuation of Bitcoin price

The price of Bitcoin has experienced significant fluctuations over its relatively short existence and may continue to fluctuate significantly in the future. Bitcoin prices ranged from approximately US$3,792 per coin as of December 31, 2018; US$7,220 per coin as of December 31, 2019; US$28,922 per coin as of December 31, 2020; to US$34,755 per coin as of June 30, 2021 and US$63,516.66 as of November 5, 2021 according to Blockchain.info. According to the same source, from January 1, 2020 to date, the highest Bitcoin price was approximately US$63,558 per coin and the lowest was US$3,800 per coin.

We expect our results of operations to continue to be affected by the bitcoin price as most of our revenue is from bitcoin mining production as of the filing date of this prospectus. Any future significant reductions in the price of bitcoin will likely have a material and adverse effect on our results of operations and financial condition. We cannot assure you that the bitcoin price will remain high enough to sustain our operation or that the bitcoin price will not decline significantly in the future. Furthermore, fluctuations in the bitcoin price can have an immediate impact on the trading price of our ordinary shares even before our financial performance is affected, if at all.

Various factors, mostly beyond our control, could impact the bitcoin price. For example, the usage of bitcoins in the retail and commercial marketplace is relatively low in comparison with the usage for speculation, which contributes to Bitcoin’s price volatility. Additionally, the reward for bitcoin mining will decline over time, with the most recent halving event occurred in May 2020 and next one to occur four years later, which may further contribute to Bitcoin price volatility.

Our future success will depend in large part upon the value of bitcoin; the value of bitcoin may be subject to pricing risk and has historically been subject to wide swings.

Our operating results will depend in large part upon the value of bitcoin because it is the sole cryptocurrency we currently mine. Specifically, our revenues from our bitcoin mining operations are principally based upon two factors: (1) the number of bitcoin rewards we successfully mine and (2) the value of bitcoin. We also receive transaction fees paid in bitcoin by participants who initiated transactions associated with new blocks that we mine. In addition, our operating results are directly impacted by changes in the value of bitcoin, because under the value measurement model, both realized and unrealized changes will be reflected in our statement of operations (i.e., we will be marking bitcoin to fair value each quarter). This means that our operating results will be subject to swings based upon increases or decreases in the value of bitcoin. Furthermore, our strategy currently focuses entirely on bitcoin (as opposed to other cryptocurrencies). Further, our current application-specific integrated circuit (“ASIC”) machines (which we refer to as “miners”) are principally utilized for mining bitcoin and bitcoin cash and cannot mine other cryptocurrencies, such as ETH, that are not mined utilizing the “SHA-256 algorithm.” If other cryptocurrencies were to achieve acceptance at the expense of bitcoin or bitcoin cash (a variant form of bitcoin created in 2017 by a hard fork of the bitcoin blockchain) causing the value of bitcoin or bitcoin cash to decline, or if bitcoin were to switch its proof of work algorithm from SHA-256 to another algorithm for which our miners are not specialized, or the value of bitcoin or bitcoin cash were to decline for other reasons, particularly if such decline were significant or over an extended period of time, our operating results would be adversely affected, and there could be a material adverse effect on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations, and harm investors.

Bitcoin and other bitcoin market prices, which have historically been volatile and are impacted by a variety of factors (including those discussed below), are determined primarily using data from various exchanges, over-the-counter markets and derivative platforms. Furthermore, such prices may be subject to factors such as those that impact commodities, more so than business activities, which could be subjected to additional influence from fraudulent or illegitimate actors, real or perceived scarcity, and political, economic, regulatory or other conditions. Pricing may be the result of, and may continue to result in, speculation regarding future appreciation in the value of cryptocurrencies, or our share price, inflating and making their market prices more volatile or creating “bubble” type risks for both bitcoin and our ordinary shares.

The impact of government responses to miner activity is uncertain.

Because of environmental-impact concerns related to the potential high demand for electricity to support cryptocurrency mining activity, political concerns, and for other reasons, we may be required to cease mining operations in certain locations in the world without much or any prior notice by a national or local government’s formal or informal requirement or because of the anticipation of an impending requirement. For example, the Chinese government has required the mining of cryptocurrencies to be discontinued on very short notice. We were already in the process of migrating our bitcoin mining assets out of China to North America; however, in light of the Chinese government’s actions, we had to accelerate our migration efforts, which has had a material adverse effect on our operations during the second quarter and expected to have had a material adverse effect in the third quarter of 2021.

Such government action had a negative impact not only on the value of existing miners owned by us but also on our ability to dispose of obsolete miners and to purchase new miners and the prices to acquire the same. Such government action also had a significant impact on the price of bitcoin, including an increase in the volatility of the price (both up and down) of bitcoin and the price and value of miners owned by us (both up and down). These events had a negative impact on our earnings for the second quarter of 2021.

Our discontinuance of mining operations in China in response to such government action caused us to accelerate our migration of miners to North America. This process resulted in costs associated with the refurbishment and transfer to be incurred by us, as well as the transferred miners being off-line and not able to mine cryptocurrencies for some time. This has had an adverse impact on our earnings for the second and third quarters of 2021.

Our mining operating costs outpace our mining revenues, which could seriously harm our business or increase our losses.

Our mining operations are costly, and our expenses may increase in the future. We intend to use funds on hand and from shares sold under the registration statement of which this prospectus is a part to continue to purchase bitcoin mining machines. This expense increase may not be offset by a corresponding increase in revenue. Our expenses may be greater than we anticipate, and our investments to make our business more efficient may not succeed and may outpace monetization efforts. Increases in our costs without a corresponding increase in our revenue would increase our losses and could seriously harm our business and financial performance.

We have an evolving business model which is subject to various uncertainties.

As bitcoin assets may become more widely available, we expect the services and products associated with them to evolve. In order to stay current with the industry, our business model may need to evolve as well. From time to time, we may modify aspects of our business model relating to our strategy. We cannot offer any assurance that these or any other modifications will be successful or will not result in harm to our business. We may not be able to manage growth effectively, which could damage our reputation, limit our growth and negatively affect our operating results. Further, we cannot provide any assurance that we will successfully identify all emerging trends and growth opportunities in this business sector, and we may lose out on those opportunities. Such circumstances could have a material adverse effect on our business, prospects or operations.

The properties included in our mining network may experience damage, including damage that is not covered by insurance.

Our prior mining operations in China and current operations in the states of Texas, Nebraska and Georgia in the United States and Canada are, and any future mining sites we may establish will be, subject to a variety of risks relating to physical condition and operation, including, but not limited to:

●	the presence of construction or repair defects or other structural or building damage;

●	any noncompliance with or liabilities under applicable environmental, health or safety regulations or requirements or building permit requirements;

●	any damage resulting from natural disasters, such as hurricanes, earthquakes, fires, floods and windstorms; and

●	claims by employees and others for injuries sustained at our properties.

For example, our mines could be rendered inoperable, temporarily or permanently, as a result of a fire or other natural disaster, the coronavirus or another pandemic, or by a terrorist or other attack. The security and other measures we take to protect against these risks may not be sufficient. Additionally, our mines could be materially adversely affected by a power outage or loss of access to the electrical grid or loss by the grid of cost-effective sources of electrical power generating capacity. Given the power requirements of our mines, it would not be feasible to run miners on back-up power generators in the event of a power outage. We do not have any insurance to cover the replacement cost of any lost or damaged miners, or any interruption of our mining activities. In the event of an uninsured loss, such mines may not be adequately repaired in a timely manner or at all, and we may lose some or all of the future revenues anticipated to be derived from such mines.

If, pursuant to our hosting service contracts (the “Hosting Agreements”) with hosting service providers, hosting service providers cannot or will not supply sufficient electric power or services for us to operate our miners, we may be required to relocate some or all of our miners to an alternative facility, which may have a less advantageous cost structure and our business and results of operations may suffer as a result.

We have made a significant capital investment in purchasing second-hand miners in order to implement them rapidly to mine bitcoin at prices advantageous to us. Management believes, based on its knowledge of the industry, that the Hosting Agreements provide many advantages as opposed to other alternative arrangements. If we are required to deploy or move our miners from the current hosting service providers to other mining facilities, we may be forced to accept less advantageous terms. Further, during relocation to a new mining facility, we will not be able to operate our miners and therefore we will not be able to generate revenue.

If we are unable to secure sufficient power supply from the current hosting service providers, or if the current hosting service providers are unable to supply sufficient electric power, we may be forced to seek out alternative mining facilities. Should this occur, our operations may be disrupted, which may have a material adverse effect on our operations.

If our Hosting Agreements with the current hosting service providers in the U.S. and Canada are terminated, we may be forced to seek a replacement facility to operate our miners on acceptable terms; should this occur, our operations may be disrupted, which may have a material adverse effect on our operations.

If we are forced to relocate to a new mining facility, we may not be successful in identifying adequate replacement facilities timely or to house our miners. Even if we do identify such facilities, we may not be able to timely secure use of those facilities, or at rates that are economically viable to support our mining activities. Relocating our miners, as we did to migrate from China, will require us to incur costs to transition to a new facility including, but not limited to, transportation expenses and insurance, downtime while we are unable to mine, legal fees to negotiate the new lease, de-installation at our current facility and, ultimately, installation at any new facility we identify. These costs may be substantial, and we cannot guarantee that we will be successful in transitioning our miners to a new facility. If we are required to further relocate our miners, our business may suffer, and our results of operations would be expected to be materially adversely affected.

The development and acceptance of cryptographic and algorithmic protocols governing the issuance of and transactions in cryptocurrencies is subject to a variety of factors that are difficult to evaluate.

The use of cryptocurrencies to, among other things, buy and sell goods and services and complete transactions, is part of a new and rapidly evolving industry that employs bitcoin assets based upon a computer-generated mathematical and/or cryptographic protocol. Large-scale acceptance of cryptocurrencies as a means of payment has not, and may never, occur. The growth of this industry in general, and the use of bitcoin, in particular, is subject to a high degree of uncertainty, and the slowing or stopping of the development or acceptance of developing protocols may occur unpredictably. The factors include, but are not limited to:

●	continued worldwide growth in the adoption and use of cryptocurrencies as a medium to exchange;

●	governmental and quasi-governmental regulation of cryptocurrencies and their use, or restrictions on or regulation of access to and operation of the network or similar bitcoin systems;

●	changes in consumer demographics and public tastes and preferences;

●	the maintenance and development of the open-source software protocol of the network;

●	the increased consolidation of contributors to the bitcoin blockchain through mining pools;

●	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies;

●	the use of the networks supporting cryptocurrencies for developing smart contracts and distributed applications;

●	general economic conditions and the regulatory environment relating to cryptocurrencies; and

●	negative consumer sentiment and perception of bitcoin specifically and cryptocurrencies generally.

The outcome of these factors could have negative effects on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations as well as potentially negative effect on the value of any bitcoin or other cryptocurrencies we mine or otherwise acquire or hold for our own account, which would harm investors in our securities.

Banks and financial institutions may not provide banking services, or may cut off services, to businesses that engage in bitcoin-related activities or that accept cryptocurrencies as payment, including financial institutions of investors in our securities.

A number of companies that engage in bitcoin and/or other bitcoin-related activities have been unable to find banks or financial institutions that are willing to provide them with bank accounts and other services. Similarly, a number of companies and individuals or businesses associated with cryptocurrencies may have had and may continue to have their existing bank accounts closed or services discontinued with financial institutions in response to government action, particularly in China, where regulatory response to cryptocurrencies has been to exclude their use for ordinary consumer transactions within its jurisdiction.

Subject to such restrictions, we also may be unable to obtain or maintain these services for our business. The difficulty that many businesses in our industry and in related industries have and may continue to have in finding banks and financial institutions willing to provide them services may now, and in the future, decrease the usefulness of cryptocurrencies as a payment system, harm public perception of cryptocurrencies and decrease their usefulness.

The usefulness of cryptocurrencies as a payment system and the public perception of cryptocurrencies could be damaged if banks or financial institutions were to close the accounts of businesses engaging in bitcoin and/or other bitcoin-related activities. This could occur as a result of compliance risk, cost, government regulation or public pressure. The risk applies to securities firms, clearance and settlement firms, national stock and derivatives on commodities exchanges, the over-the-counter market, and the Depository Trust Company, which, if any of such entities adopts or implements similar policies, rules or regulations, could negatively affect our relationships with financial institutions and impede our ability to convert cryptocurrencies to fiat currencies. Such factors could have a material adverse effect on our ability to continue as a going concern or to pursue our strategy at all, which could have a material adverse effect on our business, prospects or operations and harm investors.

We may face risks of Internet disruptions, which could have an adverse effect on the price of cryptocurrencies.

A disruption of the Internet may affect the use of cryptocurrencies and subsequently the value of our securities. Generally, cryptocurrencies and our business of mining cryptocurrencies is dependent upon the Internet. A significant disruption in Internet connectivity could disrupt a currency’s network operations until the disruption is resolved and have an adverse effect on the price of cryptocurrencies and our ability to mine cryptocurrencies.

The impact of geopolitical and economic events on the supply and demand for cryptocurrencies is uncertain.

Geopolitical crises may motivate large-scale purchases of bitcoin and other cryptocurrencies, which could increase the price of bitcoin and other cryptocurrencies rapidly. This may increase the likelihood of a subsequent price decrease as crisis-driven purchasing behavior dissipates, adversely affecting the value of our inventory following such downward adjustment. Such risks are similar to the risks of purchasing commodities in general uncertain times, such as the risk of purchasing, holding or selling gold. Alternatively, as an emerging asset class with limited acceptance as a payment system or commodity, global crises and general economic downturn may discourage investment in cryptocurrencies as investors focus their investment on less volatile asset classes as a means of hedging their investment risk.

As an alternative to fiat currencies that are backed by central governments, cryptocurrencies, which are relatively new, are subject to supply and demand forces. How such supply and demand will be impacted by geopolitical events is largely uncertain but could be harmful to us and investors in our ordinary shares. Political or economic crises may motivate large-scale acquisitions or sales of cryptocurrencies either globally or locally. Such events could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin or any other cryptocurrencies we mine or otherwise acquire or hold for our own account.

Acceptance and/or widespread use of bitcoin is uncertain.

Currently, there is a relatively limited use of any bitcoin in the retail and commercial marketplace, thus contributing to price volatility that could adversely affect an investment in our securities. Banks and other established financial institutions may refuse to process funds for bitcoin transactions, process wire transfers to or from bitcoin exchanges, bitcoin-related companies or service providers, or maintain accounts for persons or entities transacting in bitcoin. Conversely, a significant portion of bitcoin demand is generated by investors seeking a long-term store of value or speculators seeking to profit from the short- or long-term holding of the asset. Price volatility undermines any bitcoin’s role as a medium of exchange, as retailers are much less likely to accept it as a form of payment. Market capitalization for a bitcoin as a medium of exchange and payment method may always be low.

The relative lack of acceptance of bitcoins in the retail and commercial marketplace, or a reduction of such use, limits the ability of end users to use them to pay for goods and services. Such lack of acceptance or decline in acceptances could have a material adverse effect on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of bitcoins we mine or otherwise acquire or hold for our own account.

Transactional fees may decrease demand for bitcoin and prevent expansion.

Currently, miners receive both rewards of new bitcoin and transaction fees paid in bitcoin by persons engaging in bitcoin transactions on the bitcoin blockchain for being the first to solve bitcoin blocks. As the number of bitcoins currency rewards awarded for solving a block in a blockchain decreases, the incentive for miners to continue to contribute to the bitcoin network may transition from a set reward and transaction fees to solely transaction fees. This transition could be accomplished by miners independently electing to record in the blocks they solve only those transactions that include payment of the highest transaction fees. If transaction fees paid for bitcoin transactions become too high, the marketplace may be reluctant to accept bitcoin as a means of payment and existing users may be motivated to switch from bitcoin to another cryptocurrency or to fiat currency. Either the requirement from miners of higher transaction fees in exchange for recording transactions in a blockchain or a software upgrade that automatically charges fees for all transactions may decrease demand for bitcoin and prevent the expansion of the bitcoin network to retail merchants and commercial businesses, resulting in a reduction in the price of bitcoin that could adversely impact an investment in our securities. Decreased use of and demand for bitcoin may adversely affect its value and result in a reduction in the price of bitcoin and, consequently, the value of our ordinary shares.

The decentralized nature of the governance of bitcoin systems may lead to ineffective decision making that slows development or prevents a network from overcoming emergent obstacles. Governance of many bitcoin systems is by voluntary consensus and open competition with no clear leadership structure or authority. To the extent lack of clarity in corporate governance of bitcoin systems leads to ineffective decision making that slows development and growth of such cryptocurrencies, the value of our ordinary shares may be adversely affected.

There is a lack of liquid markets for cryptocurrencies, and blockchain/bitcoin-based assets are susceptible to potential manipulation.

Cryptocurrencies that are represented and trade on a ledger-based platform may not necessarily benefit from viable trading markets. Stock exchanges have listing requirements and vet issuers; requiring them to be subjected to rigorous listing standards and rules, and monitor investors transacting on such platform for fraud and other improprieties. These conditions may not necessarily be replicated on a distributed ledger platform, depending on the platform’s controls and other policies. The laxer a distributed ledger platform is about vetting issuers of bitcoin assets or users that transact on the platform, the higher the potential risk for fraud or the manipulation of the ledger due to a control event. These factors may decrease liquidity or volume or may otherwise increase volatility of investment securities or other assets trading on a ledger-based system, which may adversely affect us. Such circumstances could have a material adverse effect on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin or other cryptocurrencies we mine or otherwise acquire or hold for our own account, and harm investors.

Our operations, investment strategies and profitability may be adversely affected by competition from other methods of investing in cryptocurrencies.

We compete with other users and/or companies that are mining cryptocurrencies and other potential financial vehicles, including securities backed by or linked to cryptocurrencies through entities similar to us. Market and financial conditions, and other conditions beyond our control, may make it more attractive to invest in other financial vehicles, or to invest in cryptocurrencies directly, which could limit the market for our shares and reduce their liquidity. The emergence of other financial vehicles and exchange-traded funds have been scrutinized by regulators and such scrutiny and the negative impressions or conclusions resulting from such scrutiny could be applicable to us and impact our ability to successfully pursue our business strategy or operate at all, or to maintain a public market for our securities. Such circumstances could have a material adverse effect on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin or other cryptocurrencies we mine or otherwise acquire or hold for our own account, and harm investors.

The development and acceptance of competing blockchain platforms or technologies may cause consumers to use alternative distributed ledgers or other alternatives.

The development and acceptance of competing blockchain platforms or technologies may cause consumers to use alternative distributed ledgers or an alternative to distributed ledgers altogether. Our business utilizes presently existent digital ledgers and blockchains and we could face difficulty adapting to emergent digital ledgers, blockchains, or alternatives thereto. This may adversely affect us and our exposure to various blockchain technologies and prevent us from realizing the anticipated profits from our investments. Such circumstances could have a material adverse effect on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin or other cryptocurrencies we mine or otherwise acquire or hold for our own account, and harm investors.

Our bitcoins may be subject to loss, theft or restriction on access.

There is a risk that some or all of our bitcoins could be lost or stolen. Cryptocurrencies are stored in bitcoin sites commonly referred to as “wallets” by holders of bitcoins which may be accessed to exchange a holder’s bitcoin assets. Access to our bitcoin assets could also be restricted by cybercrime (such as a denial-of-service attack) against a service at which we maintain a hosted hot wallet. A hot wallet refers to any bitcoin wallet that is connected to the Internet. Generally, hot wallets are easier to set up and access than wallets in cold storage, but they are also more susceptible to hackers and other technical vulnerabilities. Cold storage refers to any bitcoin wallet that is not connected to the Internet. Cold storage is generally more secure from external attack than hot storage but is not ideal for quick or regular transactions and we may experience lag time in our ability to respond to market fluctuations in the price of our bitcoin assets. Moreover, cold storage may increase the risk of internal theft or malfeasance. We hold all of our cryptocurrencies in cold storage to reduce the risk of external malfeasance, but the risk of loss of our bitcoin assets cannot be wholly eliminated. If any of our bitcoin were lost or stolen, it is unlikely that we would ever be able to recover such bitcoin.

Hackers or malicious actors may launch attacks to steal, compromise or secure cryptocurrencies, such as by attacking the bitcoin network source code, exchange miners, third-party platforms, cold and hot storage locations or software, or by other means. We may be in control and possession of one of the more substantial holdings of bitcoins. As we increase in size, we may become a more appealing target of hackers, malware, cyber-attacks or other security threats. Any of these events may adversely affect our operations and, consequently, our investments and profitability. The loss or destruction of a private key required to access our digital wallets may be irreversible and we may be denied access for all time to our bitcoin holdings or the holdings of others held in those compromised wallets. Our loss of access to our private keys or our experience of a data loss relating to our digital wallets could adversely affect our investments and assets.

Cryptocurrencies are controllable only by the possessor of both the unique public and private keys relating to the local or online digital wallet in which they are held, which wallet’s public key or address is reflected in the network’s public blockchain. We will publish the public key relating to digital wallets in use when we verify the receipt of transfers and disseminate such information into the network, but we will need to safeguard the private keys relating to such digital wallets. To the extent such private keys are lost, destroyed or otherwise compromised, we will be unable to access our bitcoin rewards and such private keys may not be capable of being restored by any network. Any loss of private keys relating to digital wallets used to store our cryptocurrencies could have a material adverse effect on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin or other cryptocurrencies we mine or otherwise acquire or hold for our own account.

We may suffer significant and adverse effects due to hacking or one or more adverse software events.

In order to minimize risk, we have established processes to manage wallets that are associated with our bitcoin holdings. There can be no assurances that any processes we have adopted or will adopt in the future are or will be secure or effective, and we would suffer significant and immediate adverse effects if we suffered a loss of our bitcoin due to an adverse software or cybersecurity event. We utilize several layers of threat reduction techniques, including: (i) the use of hardware wallets to store sensitive private key information; (ii) performance of transactions offline; and (iii) offline generation storage and use of private keys.

At present, the Company is evaluating several third-party custodial wallet alternatives, but there can be no assurance that such services will be more secure than those the Company presently employs. Human error and the constantly evolving state of cybercrime and hacking techniques may render present security protocols and procedures ineffective in ways which we cannot predict. If our security procedures and protocols are ineffectual and our bitcoin assets are compromised by cybercriminals, we may not have adequate recourse to recover our losses stemming from such compromise and we may lose much of the accumulated value of our bitcoin mining activities. This would have a material adverse impact on our business and operations.

Incorrect or fraudulent bitcoin transactions may be irreversible.

Bitcoin transactions are irrevocable and stolen or incorrectly transferred cryptocurrencies may be irretrievable. As a result, any incorrectly executed or fraudulent bitcoin transactions could adversely affect our investments and assets.

Bitcoin transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the cryptocurrencies from the transaction. In theory, bitcoin transactions may be reversible with the control or consent of a majority of processing power on the network, however, we do not now, nor is it feasible that we could in the future, possess sufficient processing power to affect this reversal. Once a transaction has been verified and recorded in a block that is added to a blockchain, an incorrect transfer of a bitcoin or a theft thereof generally will not be reversible, and we may not have sufficient recourse to recover our losses from any such transfer or theft. It is possible that, through computer or human error, or through theft or criminal action, our bitcoin rewards could be transferred in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts. Further, according to the SEC, at this time, there is no specifically enumerated U.S. or foreign governmental, regulatory, investigative or prosecutorial authority or mechanism through which to bring an action or complaint regarding missing or stolen bitcoin. We are, therefore, presently reliant on existing private investigative entities, such as Chain Analysis and Kroll to investigate any potential loss of our bitcoin assets. These third-party service providers rely on data analysis and compliance of ISPs with traditional court orders to reveal information such as the IP addresses of any attackers who may have targeted us. To the extent that we are unable to recover our losses from such action, error or theft, such events could have a material adverse effect on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations of and potentially the value of any bitcoin or other cryptocurrencies we mine or otherwise acquire or hold for our own account.

Our reliance primarily on a few models of miners may subject our operations to increased risk of mine failure.

The performance and reliability of our miners and our technology is critical to our reputation and our operations. Because we currently use MicroBT, Bitmain and Innosilicon miners, if there are issues with those machines, our entire system could be affected. Any system error or failure may significantly delay response times or even cause our system to fail. Any disruption in our ability to continue mining could result in lower yields and harm our reputation and business. Any exploitable weakness, flaw, or error common to MicroBT, Bitmain and Innosilicon miners affects all our miners, if a defect other flaw is exploited, our entire mine could go offline simultaneously. Any interruption, delay or system failure could result in financial losses, a decrease in the trading price of our ordinary shares and/or damage to our reputation.

The Company’s reliance on a third-party mining pool service provider for our mining revenue payouts may have a negative impact on the Company’s operations.

We use third–party mining pools to receive our mining rewards from the network. Mining pools allow miners to combine their processing power, increasing their chances of solving a block and getting paid by the network. The rewards are distributed by the pool operator, proportionally to our contribution to the pool’s overall mining power, used to generate each block. Should the pool operator’s system suffer downtime due to a cyber-attack, software malfunction or other similar issues, it will negatively impact our ability to mine and receive revenue. Furthermore, we are dependent on the accuracy of the mining pool operator’s record keeping to accurately record the total processing power provided to the pool for a given bitcoin mining application in order to assess the proportion of that total processing power we provided. While we have internal methods of tracking both our power provided and the total used by the pool, the mining pool operator uses its own record-keeping to determine our proportion of a given reward. We have little means of recourse against the mining pool operator if we determine the proportion of the reward paid out to us by the mining pool operator is incorrect, other than leaving the pool. If we are unable to consistently obtain accurate proportionate rewards from our mining pool operators, we may experience reduced reward for our efforts, which would have an adverse effect on our business and operations.

The limited rights of legal recourse available to us and our lack of insurance protection for risk of loss of our digital assets exposes us and our shareholders to the risk of loss of our digital assets for which no person may ultimately be held liable and we may not be able to recover our losses.

The digital assets held by us are not insured. Further, banking institutions will not accept our digital assets and they are therefore not insured by the Federal Deposit Insurance Corporation (“FDIC”) or the Securities Investor Protection Corporation (“SIPC”). Therefore, a loss may be suffered with respect to our digital assets which is not covered by insurance and we may not be able to recover any of our carried value in these digital assets if they are lost or stolen or suffer significant and sustained reduction in conversion spot price. If we are not otherwise able to recover damages from a malicious actor in connection with these losses, our business and results of operations may suffer, which may have a material negative impact on our share price.

Currently, we do not have any insurance to cover our digital assets or mining equipment. The market for such insurance is in the early stages and we intend to purchase such insurance in the future. Our custodian Cactus Custody is self-insured for $4 million plus annual additions; and our custodian Copper Technologies has a $10 million comprehensive policy which covers our digital assets as well as any fiat currency. Any uninsured losses may have an adverse effect on our results of operations and/or fund condition.

Cryptocurrencies face significant scaling obstacles that can lead to high fees or slow transaction settlement times.

Cryptocurrencies face significant scaling obstacles that can lead to high fees or slow transaction settlement times and attempts to increase the volume of transactions may not be effective. Scaling cryptocurrencies is essential to the widespread acceptance of cryptocurrencies as a means of payment, which widespread acceptance is necessary to the continued growth and development of our business. Many bitcoin networks face significant scaling challenges. For example, cryptocurrencies are limited with respect to how many transactions can occur per second. Participants in the bitcoin ecosystem debate potential approaches to increasing the average number of transactions per second that the network can handle and have implemented mechanisms or are researching ways to increase scale, such as increasing the allowable sizes of blocks, and therefore the number of transactions per block, and sharding (a horizontal partition of data in a database or search engine), which would not require every single transaction to be included in every single miner’s or validator’s block. However, there is no guarantee that any of the mechanisms in place or being explored for increasing the scale of settlement of bitcoin transactions will be effective, or how long they will take to become effective, which could adversely affect an investment in our securities.

The price of cryptocurrencies may be affected by the sale of such cryptocurrencies by other vehicles investing in cryptocurrencies or tracking bitcoin markets.

The global market for bitcoin is characterized by supply constraints that differ from those present in the markets for commodities or other assets such as gold and silver. The mathematical protocols under which certain cryptocurrencies are mined permit the creation of a limited, predetermined amount of currency, while others have no limit established on total supply. To the extent that other vehicles investing in cryptocurrencies or tracking bitcoin markets form and come to represent a significant proportion of the demand for cryptocurrencies, large redemptions of the securities of those vehicles and the subsequent sale of cryptocurrencies by such vehicles could negatively affect bitcoin prices and therefore affect the value of the bitcoin inventory we hold. Such events could have a material adverse effect on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin or other cryptocurrencies we mine or otherwise acquire or hold for our own account.

There are risks related to technological obsolescence, the vulnerability of the global supply chain for bitcoin hardware disruption, and difficulty in obtaining new hardware which may have a negative effect on our business.

Our mining operations can only be successful and ultimately profitable if the costs, including hardware and electricity costs, associated with mining cryptocurrencies are lower than the price of a bitcoin. As our mining facility operates, our miners experience ordinary wear and tear, and may also face more significant malfunctions caused by a number of extraneous factors beyond our control. To date, we have purchased second-hand miners from third parties. The degradation of our miners will require us to, over time, replace those miners which are no longer functional. Additionally, as the technology evolves, we may be required to acquire newer models of miners to remain competitive in the market. Reports have been released which indicate that miner manufacturers or sellers adjust the prices of their miners according to bitcoin prices, so the cost of new machines is unpredictable but could be extremely high. As a result, at times, we may obtain miners and other hardware from third parties at premium prices, to the extent they are available. This upgrading process requires substantial capital investment, and we may face challenges. Further, the global supply chain for bitcoin miners is presently heavily dependent on China-based manufacturers. There are reports of shortages of the semiconductors which are key inputs to miner production. The global reliance on China as a main supplier of bitcoin miners has been called into question, particularly in the wake of the COVID-19 pandemic. Should similar outbreaks or other disruptions to the China-based global supply chain for bitcoin hardware on the spot market or otherwise occur, we may not be able to obtain adequate replacement parts for our existing miners or to obtain additional miners from the manufacturer or third parties on a timely basis. Such events could have a material adverse effect on our ability to pursue our business strategy, which could have a material adverse effect on our business and the value of our ordinary shares.

The bitcoin which we mine, is subject to halving; the bitcoin reward for successfully uncovering a block will halve several times in the future and bitcoin’s value may not adjust to compensate us for the reduction in the rewards we receive from our mining efforts.

Halving is a process designed to control the overall supply and reduce the risk of inflation in cryptocurrencies using a Proof-of-Work consensus algorithm. At a predetermined block, the mining reward is cut in half, hence the term “halving.” For bitcoin, the reward was initially set at 50 bitcoin currency rewards per block and this was cut in half to 25 in November 28, 2012 at block 210,000 and again to 12.5 on July 9, 2016 at block 420,000. The next halving for bitcoin occurred in May 2020 at block 630,000 when the reward was reduced to 6.25. This process will reoccur until the total amount of bitcoin currency rewards issued reaches 21 million, which is expected around 2140. If the award of bitcoin rewards for solving blocks and transaction fees are not sufficiently high, we may not have an adequate incentive to continue mining and may cease our mining operations. Halving may result in a reduction in the aggregate hash rate of the bitcoin network as the incentive for miners decreases. Miners ceasing operations would reduce the collective processing power on the network, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to a blockchain until the next scheduled adjustment in difficulty for block solutions) and make bitcoin networks more vulnerable to a malicious actor or botnet obtaining control in excess of 50 percent of the processing power active on a blockchain, potentially permitting such actor or botnet to manipulate a blockchain in a manner that adversely affects the network and our activities. A reduction in confidence in the confirmation process or processing power of the network could result and be irreversible. Such events could have a material adverse effect on our ability to continue to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin or other cryptocurrencies we mine, whether now or in the future, or otherwise acquire or hold for our own account. While bitcoin prices have had a history of price fluctuations around the halving of its bitcoin rewards, there is no guarantee that the price change will be favorable or would compensate for the reduction in mining reward. If a corresponding and proportionate increase in the trading price of bitcoin does not follow these anticipated halving events, the revenue we earn from our mining operations would see a corresponding decrease, which would have a material adverse effect on our business and operations.

The impact of social media and influencers on the price for cryptocurrencies is uncertain.

Renowned persons, including social media influencers, may publicly discuss their holdings (or the holdings of companies with which they are affiliated) of bitcoin or their intent to buy or sell large quantities of bitcoin. This may have a dramatic impact on the price of bitcoin, both up and down. At a minimum, these public statements delivered through social media, such as Twitter, may cause the price of bitcoin to experience significant volatility. These episodes could have a material adverse impact on the value of our bitcoin holdings as well as the prices of bitcoin that we may sell.

We may not be able to realize the benefits of forks.

To the extent that a significant majority of users and miners on a bitcoin network install software that changes the bitcoin network or properties of a bitcoin, including the irreversibility of transactions and limitations on the mining of new bitcoin, the bitcoin network would be subject to new protocols and software. However, if less than a significant majority of users and miners on the bitcoin network consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “fork” of the network, with one prong running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two versions of the bitcoin running in parallel yet lacking interchangeability and necessitating exchange-type transaction to convert currencies between the two forks. Additionally, it may be unclear following a fork which fork represents the original asset and which is the new asset. Different metrics adopted by industry participants to determine which is the original asset include: referring to the wishes of the core developers of bitcoin, blockchains with the greatest amount of hashing power contributed by miners or validators; or blockchains with the longest chain. A fork in the network of a particular bitcoin could adversely affect an investment in our Company or our ability to operate.

We may not be able to realize the economic benefit of a fork, either immediately or ever, which could adversely affect an investment in our securities. If we hold a bitcoin at the time of a hard fork into two cryptocurrencies, industry standards would dictate that we would be expected to hold an equivalent amount of the old and new assets following the fork. However, we may not be able, or it may not be practical, to secure or realize the economic benefit of the new asset for various reasons. For instance, we may determine that there is no safe or practical way to custody the new asset, that trying to do so may pose an unacceptable risk to our holdings in the old asset, or that the costs of taking possession and/or maintaining ownership of the new bitcoin exceed the benefits of owning the new bitcoin. Additionally, laws, regulation or other factors may prevent us from benefitting from the new asset even if there is a safe and practical way to custody and secure the new asset.

There is a possibility of bitcoin mining algorithms transitioning to proof of stake validation and other mining related risks, which could make us less competitive and ultimately adversely affect our business and the value of our shares.

The protocol pursuant to which transactions are confirmed automatically on the bitcoin blockchain through mining is known as proof of work. Proof of stake is an alternative method in validating cryptocurrency transactions. Should the bitcoin algorithm shift from a proof of work validation method to a proof of stake method, mining would require less energy and may render any company that maintains advantages in the current climate (for example, from lower priced electricity, processing, real estate, or hosting) less competitive. We, as a result of our efforts to optimize and improve the efficiency of our bitcoin mining operations, may be exposed to the risk in the future of losing the benefit of our capital investments and the competitive advantage we hope to gain form this as a result, and may be negatively impacted if a switch to proof of stake validation were to occur. This may additionally have an impact on other various investments of ours. Such events could have a material adverse effect on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin or other cryptocurrencies we mine or otherwise acquire or hold for our own account.

To the extent that the profit margins of bitcoin mining operations are not high, operators of bitcoin mining operations are more likely to immediately sell bitcoin rewards earned by mining in the market, thereby constraining growth of the price of bitcoin that could adversely impact us, and similar actions could affect other cryptocurrencies.

Over the past several years, bitcoin mining operations have evolved from individual users mining with computer processors, graphics processing units and first-generation ASIC servers. Currently, new processing power is predominantly added by incorporated and unincorporated “professionalized” mining operations. Professionalized mining operations may use proprietary hardware or sophisticated ASIC machines acquired from ASIC manufacturers. They require the investment of significant capital for the acquisition of this hardware, the leasing of operating space (often in data centers or warehousing facilities), incurring of electricity costs and the employment of technicians to operate the mining farms. As a result, professionalized mining operations are of a greater scale than prior miners and have more defined and regular expenses and liabilities. These regular expenses and liabilities require professionalized mining operations to maintain profit margins on the sale of bitcoin. To the extent the price of bitcoin declines and such profit margin is constrained, professionalized miners are incentivized to more immediately sell bitcoin earned from mining operations, whereas it is believed that individual miners in past years were more likely to hold newly mined bitcoin for more extended periods. The immediate selling of newly mined bitcoin greatly increases the trading volume of bitcoin, creating downward pressure on the market price of bitcoin rewards.

The extent to which the value of bitcoin mined by a professionalized mining operation exceeds the allocable capital and operating costs determines the profit margin of such operation. A professionalized mining operation may be more likely to sell a higher percentage of its newly mined bitcoin rapidly if it is operating at a low profit margin and it may partially or completely cease operations if its profit margin is negative. In a low profit margin environment, a higher percentage could be sold more rapidly, thereby potentially depressing bitcoin prices. Lower bitcoin prices could result in further tightening of profit margins for professionalized mining operations creating a network effect that may further reduce the price of bitcoin until mining operations with higher operating costs become unprofitable forcing them to reduce mining power or cease mining operations temporarily.

If a malicious actor or botnet obtains control of more than 50% of the processing power on a bitcoin network, such actor or botnet could manipulate blockchains to adversely affect us, which would adversely affect an investment in us or our ability to operate.

If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the processing power dedicated to mining a bitcoin, it may be able to alter blockchains on which transactions of bitcoin reside and rely by constructing fraudulent blocks or preventing certain transactions from completing in a timely manner, or at all. The malicious actor or botnet could control, exclude or modify the ordering of transactions, though it is believed that it could not generate new units or transactions using such control. The malicious actor could “double-spend” its own bitcoin (i.e., spend the same bitcoin in more than one transaction) and prevent the confirmation of other users’ transactions for as long as it maintained control. To the extent that such malicious actor or botnet yields its control of the processing power on the network or the bitcoin community does not reject the fraudulent blocks as malicious, reversing any changes made to blockchains may not be possible. The foregoing description is not the only means by which the entirety of blockchains or cryptocurrencies may be compromised but is only an example.

Although there are no known reports of malicious activity or control of blockchains achieved through controlling over 50% of the processing power on the network, it is believed that certain mining pools may have exceeded the 50% threshold in bitcoin. The possible crossing of the 50% threshold indicates a greater risk that a single mining pool could exert authority over the validation of bitcoin transactions. To the extent that the bitcoin ecosystem, and the administrators of mining pools, do not act to ensure greater decentralization of bitcoin mining processing power, the feasibility of a malicious actor obtaining control of the processing power will increase because the botnet or malicious actor could compromise more than 50% mining pool and thereby gain control of blockchain, whereas if the blockchain remains decentralized it is inherently more difficult for the botnet of malicious actor to aggregate enough processing power to gain control of the blockchain, which may adversely affect an investment in our ordinary shares. Such lack of controls and responses to such circumstances could have a material adverse effect on our ability to continue as a going concern or to pursue our strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin or other cryptocurrencies we mine or otherwise acquire or hold for our own account, and harm investors.

We are subject to risks associated with our need for significant electrical power. Government regulators may potentially restrict the ability of electricity suppliers to provide electricity to mining operations, such as ours.

The operation of a bitcoin or other bitcoin mine can require massive amounts of electrical power. Further, our mining operations can only be successful and ultimately profitable if the costs, including electrical power costs, associated with mining a bitcoin are lower than the price of a bitcoin. As a result, any mine we establish can only be successful if we can obtain sufficient electrical power for that mine on a cost-effective basis, and our establishment of new mines requires us to find locations where that is the case. There may be significant competition for suitable mine locations, and government regulators may potentially restrict the ability of electricity suppliers to provide electricity to mining operations in times of electricity shortage or may otherwise potentially restrict or prohibit the provision or electricity to mining operations.

Any shortage of electricity supply or increase in electricity cost in a jurisdiction may negatively impact the viability and the expected economic return for bitcoin mining activities in that jurisdiction. In addition, the significant consumption of electricity may have a negative environmental impact, including contribution to climate change, which may give rise to public opinion against allowing the use of electricity for bitcoin mining activities or government measures restricting or prohibiting the use of electricity for bitcoin mining activities.

We may not adequately respond to price fluctuations and rapidly changing technology, which may negatively affect our business.

Competitive conditions within the bitcoin industry require that we use sophisticated technology in the operation of our business. The industry for blockchain technology is characterized by rapid technological changes, new product introductions, enhancements and evolving industry standards. New technologies, techniques or products could emerge that might offer better performance than the software and other technologies we currently utilize, and we may have to manage transitions to these new technologies to remain competitive. We may not be successful, generally or relative to our competitors in the bitcoin industry, in timely implementing new technology into our systems, or doing so in a cost-effective manner. During the course of implementing any such new technology into our operations, we may experience system interruptions and failures during such implementation. Furthermore, there can be no assurances that we will recognize, in a timely manner or at all, the benefits that we may expect as a result of our implementing new technology into our operations. As a result, our business and operations may suffer, and there may be adverse effects on the price of our ordinary shares.

Risks Related to United States Government Regulation

We are subject to an extensive and rapidly-evolving regulatory landscape and any adverse changes to, or our failure to comply with, any laws and regulations could adversely affect our brand, reputation, business, operating results and financial condition.

Our business may be or may become subject to extensive laws, rules, regulations, policies, orders, determinations, directives, treaties, and legal and regulatory interpretations and guidance in the markets in which we operate, including those typically applied to financial services and banking, securities, commodities, the exchange, and transfer of digital assets, cross-border and domestic money and cryptocurrency transmission businesses, as well as those governing data privacy, data governance, data protection, cybersecurity, fraud detection, payment services (including payment processing and settlement services), consumer protection, antitrust and competition, bankruptcy, tax, anti-bribery, economic and trade sanctions, anti-money laundering, and counter-terrorist financing. Many of these legal and regulatory regimes were adopted prior to the advent of the internet, mobile technologies, digital assets, and related technologies. As a result, they often do not contemplate or address unique issues associated with digital assets, are subject to significant uncertainty, and vary widely across U.S. federal, state, and local jurisdictions. These legal and regulatory regimes, including the laws, rules, and regulations thereunder, evolve frequently and may be modified, interpreted, and applied in an inconsistent manner from one jurisdiction to another, and may conflict with one another. Moreover, the relative novelty and evolving nature of our business and the significant uncertainty surrounding the regulation of digital assets requires us to exercise our judgement as to whether certain laws, rules, and regulations apply to us, and it is possible that governmental bodies and regulators may disagree with our conclusions. To the extent we have not complied with such laws, rules, and regulations, we could be subject to significant fines, limitations on our business, reputational harm, and other regulatory consequences, as well as criminal penalties, each of which may be significant and could adversely affect our business, operating results and financial condition.

In addition to existing laws and regulations, various governmental and regulatory bodies, including legislative and executive bodies, in the United States, as well as in other countries may adopt new laws and regulations, or new interpretations of existing laws and regulations may be issued by such bodies or the judiciary, which may adversely impact the development and use of digital assets as a whole, cryptocurrency mining operations, and our legal and regulatory status in particular by changing how we operate our business, how our operations are regulated, and what products or services we and our competitors can offer, requiring changes to our compliance and risk mitigation measures, imposing new licensing requirements or new costs of doing business, or imposing a total ban on certain activities or transactions with respect to digital assets, as has occurred in certain jurisdictions in the past.

Due to our business activities, if laws or regulations or their respective interpretation change, we may become subject to ongoing examinations, oversight, and reviews by U.S. federal and state regulators, which would have broad discretion to audit and examine our business if we become subject to their oversight. Adverse changes to, or our failure to comply with, any laws and regulations have had, and may continue to have, an adverse effect on our reputation and brand and our business, operating results and financial condition.

We are subject to governmental regulation and other legal obligations related to data privacy, data protection and information security. If we are unable to comply with these, we may be subject to governmental enforcement actions, litigation, fines and penalties or adverse publicity.

We collect and process data, including personal, financial and confidential information about individuals, including our employees and business partners; however, not of any customers or other third parties. The collection, use and processing of such data about individuals are governed by data privacy laws and regulations enacted in the U.S. (federal and state), and other jurisdictions around the world. These data privacy laws and regulations are complex, continue to evolve, and on occasion may be inconsistent between jurisdictions leading to uncertainty in interpreting such laws and it is possible that these laws, regulations and requirements may be interpreted and applied in a manner that is inconsistent with our existing information processing practices, and many of these laws are significantly litigated and/or subject to regulatory enforcement. The implication of this includes that various federal, state and foreign legislative or regulatory bodies may enact or adopt new or additional laws and regulations concerning data privacy, data retention, data transfer, and data protection. Such laws may continue to restrict or dictate how we collect, maintain, combine and disseminate information and could have a material adverse effect on our business, results of operations, financial condition and prospects.

In the United States, there are numerous federal and state laws and regulations that could apply to our operations or the operations of our partners, including data breach notification laws, financial information and other data privacy laws, and consumer protection laws and regulations (e.g., Section 5 of the FTC Act), that govern the collection, use, disclosure, and protection of personal information.

We are subject to extensive environmental, health and safety laws and regulations that may expose us to significant liabilities for penalties, damages or costs of remediation or compliance.

Our operations and properties are subject to extensive laws and regulations governing occupational health and safety, the discharge of pollutants into the environment or otherwise relating to health, safety and environmental protection requirements in the United States. These laws and regulations may impose numerous obligations that are applicable to our operations, including acquisition of a permit or other approval before conducting construction or regulated activities; restrictions on the types, quantities and concentration of materials that can be released into the environment; limitation or prohibition of construction and operating activities in environmentally sensitive areas, such as wetlands; imposing specific health and safety standards addressing worker protection; and imposition of significant liabilities for pollution resulting from our operations, including investigation, remedial and clean-up costs. Failure to comply with these requirements may expose us to fines, penalties and/or interruptions in our operations that could have a material adverse effect on our financial position, results of operations and cash flows. Certain environmental laws may impose strict, joint and several liability for costs required to clean up and restore sites where hazardous substances have been disposed or otherwise released into the environment, even under circumstances where the hazardous substances were released by prior owners or operators or the activities conducted and from which a release emanated complied with applicable law. Moreover, it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by noise or the release of hazardous substances into the environment.

The trend in environmental regulation has been to place more restrictions and limitations on activities that may be perceived to impact the environment, and thus there can be no assurance as to the amount or timing of future expenditures for environmental regulation compliance or remediation. New or revised regulations that result in increased compliance costs or additional operating restrictions could have a material adverse effect on our financial position, results of operations and cash flows.

The regulatory and legislative developments related to climate change, may materially adversely affect our brand, reputation, business, operating results and financial condition.

A number of governments or governmental bodies have introduced or are contemplating legislative and regulatory changes in response to various climate change interest groups and the potential impact of climate change. Given the very significant amount of electrical power required to operate cryptocurrency mining machines, as well the environmental impact of mining for the rare earth metals used in the production of mining servers, the cryptocurrency mining industry may become a target for future environmental and energy regulation. For example, in June and July of 2021, the Chinese government prohibited the operation of mining machines and supply of energy to mining businesses, citing concerns regarding high levels of energy consumption, which resulted in our suspension of mining operations in China. United States legislation and increased regulation regarding climate change could impose significant costs on us and our suppliers, including costs related to increased energy requirements, capital equipment, environmental monitoring and reporting, and other costs to comply with such regulations. Specifically, imposition of a carbon tax or other regulatory fee in a jurisdiction where we operate or on electricity that we purchase could result in substantially higher energy costs, and due to the significant amount of electrical power required to operate cryptocurrency mining machines, could in turn put our facilities at a competitive disadvantage. Any future climate change regulations could also negatively impact our ability to compete with companies situated in areas not subject to such limitations. Given the political significance and uncertainty around the impact of climate change and how it should be addressed, we cannot predict how legislation and regulation will affect our financial condition, operating performance and ability to compete. Furthermore, even without such regulation, increased awareness and any adverse publicity in the global marketplace about potential impacts on climate change by us or other companies in our industry could harm our reputation. Any of the foregoing could have a material adverse effect on our financial position, results of operations and cash flows.

A particular digital asset’s status as a “security” in any relevant jurisdiction is subject to a high degree of uncertainty and if a regulator disagrees with our characterization of a digital asset, we may be subject to regulatory scrutiny, investigations, fines, and other penalties, which may adversely affect our business, operating results and financial condition. Furthermore, a determination that Bitcoin or any other digital asset that we own or mine is a “security” may adversely affect the value of Bitcoin and our business.

The SEC and its staff have taken the position that certain digital assets fall within the definition of a “security” under the U.S. federal securities laws. The legal test for determining whether any given digital asset is a security is a highly complex, fact-driven analysis that may evolve over time, and the outcome is difficult to predict. Our determination that the digital assets we hold are not securities is a risk-based assessment and not a legal standard or one binding on regulators. The SEC generally does not provide advance guidance or confirmation on the status of any particular digital asset as a security. Furthermore, the SEC’s views in this area have evolved over time and it is difficult to predict the direction or timing of any continuing evolution. It is also possible that a change in the governing administration or the appointment of new SEC commissioners could substantially impact the views of the SEC and its staff. Public statements made by senior officials at the SEC indicate that the SEC does not intend to take the position that Bitcoin is a security (as currently offered and sold). However, such statements are not official policy statements by the SEC and reflect only the speakers’ views, which are not binding on the SEC or any other agency or court and cannot be generalized to any other digital asset. As of the date of this prospectus, with the exception of certain centrally issued digital assets that have received “no-action” letters from the SEC staff, Bitcoin and ETH are the only digital assets which senior officials at the SEC have publicly stated are unlikely to be considered securities. Although the SEC has not stated that USDT and USDC, stablecoins, WBTC tokens, or ETH should be deemed to be securities, in the event they would be determined or asserted to be a security, it is likely to become difficult or impossible for the digital asset to be traded, cleared or custodied in the United States through the same channels used by non-security digital assets, which in addition to materially and adversely affecting the trading value of the digital asset is likely to significantly impact its liquidity and market participants’ ability to convert the digital asset into U.S. dollars.

Under the Investment Company Act of 1940, as amended, a company may fall within the definition of an investment company under section 3(c)(1)(A) thereof if it is or holds itself out as being engaged primarily, or proposes to engage primarily in the business of investing, reinvesting or trading in securities, or under section 3(a)(1)(C) thereof if it is engaged or proposes to engage in business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire “investment securities” (as defined) having a value exceeding 40% of its total assets (exclusive of government securities and cash items) on an unconsolidated basis. There is no authoritative law, rule or binding guidance published by the SEC regarding the status of digital assets as “securities” or “investment securities” under the Investment Company Act. Although we believe that we are not engaged in the business of investing, reinvesting, or trading in investment securities, and we do not hold ourselves out as being primarily engaged, or proposing to engage primarily, in the business of investing, reinvesting or trading in securities, to the extent the digital assets which we mine, own, or otherwise acquire may be deemed “securities” or “investment securities” by the SEC or a court of competent jurisdiction, we may meet the definition of an investment company. If we fall within the definition of an investment company under the Investment Company Act, we would be required to register with the SEC. If an investment company fails to register, it likely would have to stop doing almost all business, and its contracts would become voidable. Generally non-U.S. issuers may not register as an investment company without an SEC order.

The classification of a digital asset as a security under applicable law has wide-ranging implications for the regulatory obligations that flow from the mining, sale and trading of such assets. For example, a digital asset that is a security in the United States may generally only be offered or sold in the United States pursuant to a registration statement filed with the SEC or in an offering that qualifies for an exemption from registration. Persons that effect transactions in digital assets that are securities in the United States may be subject to registration with the SEC as a “broker” or “dealer.”

There can be no assurances that we will properly characterize any given digital asset as a security or non-security for purposes of determining which digital assets to mine, hold and trade, or that the SEC, or a court, if the question was presented to it, would agree with our assessment. We could be subject to judicial or administrative sanctions for failing to offer or sell digital assets in compliance with the registration requirements, or for acting as a broker or dealer without appropriate registration. Such an action could result in injunctions, cease and desist orders, as well as civil monetary penalties, fines, and disgorgement, criminal liability, and reputational harm. For instance, all transactions in such supported digital asset would have to be registered with the SEC, or conducted in accordance with an exemption from registration, which could severely limit its liquidity, usability and transactability. Further, it could draw negative publicity and a decline in the general acceptance of the digital asset. Also, it may make it difficult for such cryptocurrency to be traded, cleared, and custodied as compared to other cryptocurrencies that are not considered to be securities.

Failure to comply with anti-corruption and anti-money laundering laws, including the Foreign Corrupt Practices Act (the “FCPA”) and similar laws associated with our activities outside of the United States, could subject us to penalties and other adverse consequences.

We operate an international business and may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities. We are subject to the FCPA, and other applicable anti-corruption and anti-money laundering laws in certain countries in which we conduct activities. The FCPA prohibits providing, offering, promising, or authorizing, directly or indirectly, anything of value to government officials, political parties, or political candidates for the purpose of obtaining or retaining business or securing any improper business advantage. In addition, U.S. public companies are required to maintain records that accurately and fairly represent their transactions and have an adequate system of internal accounting controls.

In many foreign countries, including countries in which we may conduct business, it may be a local custom that businesses engage in practices that are prohibited by the FCPA, or other applicable laws and regulations. We face significant risks if we or any of our directors, officers, employees, contractors, agents or other partners or representatives fail to comply with these laws and governmental authorities in the United States and elsewhere could seek to impose substantial civil and/or criminal fines and penalties which could have a material adverse effect on our business, reputation, operating results, prospects and financial condition.

Any violation of the FCPA, other applicable anti-corruption laws, or anti-money laundering laws could result in whistleblower complaints, adverse media coverage, investigations, loss of export privileges, severe criminal or civil sanctions and, in the case of the FCPA, suspension or debarment from U.S. government contracts, any of which could have a materially adverse effect on our reputation, business, operating results, prospects and financial condition. In addition, responding to any enforcement action or internal investigation related to alleged misconduct may result in a significant diversion of management’s attention and resources and significant defense costs and other professional fees.

Passage of H.R. 3684 known as the Infrastructure Investment and Jobs Act of 2021 (the “Infrastructure Act”) may have an adverse impact on our business and financial condition.

On August 10, 2021, the United States Senate (the “Senate”) voted 69-30 to pass the Infrastructure Act. Section 80603 of the Infrastructure Act modifies and amends the Internal Revenue Code of 1986 (the “Code”) by requiring brokers of digital asset transactions to report their customers to the IRS. This provision was included to enforce the taxability of digital asset transactions. Section 80603 defines “broker” in a way that could potentially include miners, validators, and developers of decentralized applications; these functions play a critical role in our business and in the functioning of the blockchain ecosystem. Importantly, these functions have no way of identifying their anonymous users. Indeed, bitcoin’s blockchain was designed for anonymity.

Disclosing the identity of our bitcoin mining operations and associated accounts to ensure they can be taxed by the IRS could cause a significant devaluing of our business, the Bitcoin currency, and the entire cryptocurrency market. Additionally, noncompliance with this provision could lead to significant fines and or regulatory actions against our company.

There can be no assurance that the Infrastructure Act will be passed in its current form, if at all. The Company is therefore unable to determine, with any degree of certainty, how it will comply if enacted, what the costs of compliance will be, and/or the risks of non-compliance. Prior to becoming law, the Infrastructure Act has to pass the United States House of Representatives (the “House”) and then be signed by the President of the United States (the “President”). If the House version modifies the Senate version, the legislation needs to be reconciled through a temporary bicameral conference committee established to resolve the differences between the two versions of the legislation. Then the House and Senate must pass the final version of the legislation prior to the legislation being sent to the President. There can be no assurance that prior to the President signing the final version of the Infrastructure Act, Section 80603 will be modified with limiting language that provides protection to the cryptocurrency industry.

Our interactions with a blockchain and mining pools may expose us to SDN or blocked persons or cause us to violate provisions of law that did not contemplate distributive ledger technology.

The Office of Financial Assets Control of the U.S. Department of Treasury (“OFAC”) requires us to comply with its sanction program and not conduct business with persons named on its specially designated nationals (“SDN”) list. However, because of the pseudonymous nature of blockchain transactions we may inadvertently and without our knowledge engage in transactions with persons named on OFAC’s SDN list or from countries on OFAC’s sanctioned countries’ list. We also rely on a third-party mining pool service provider for our mining revenue payments and other participants in the mining pool, unknown to us, may also be persons from countries on OFAC’s SDN list or from countries on OFAC’s sanctioned countries list. Our Company’s policy prohibits any transactions with such SDN individuals or persons from sanctioned countries, but we may not be adequately capable of determining the ultimate identity of the individual with whom we transact with respect to selling bitcoin assets. Moreover, federal law prohibits any U.S. person from knowingly or unknowingly possessing any visual depiction commonly known as child pornography. Recent media reports have suggested that persons have imbedded such depictions on one or more blockchains. Because our business requires us to download and retain one or more blockchains to effectuate our ongoing business, it is possible that such digital ledgers contain prohibited depictions without our knowledge or consent. To the extent government enforcement authorities enforce these and other laws and regulations that are impacted by decentralized distributed ledger technology, we may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which could harm our reputation and affect the value of our ordinary shares.

If regulatory changes or interpretations of our activities require our registration as a money services business (“MSB”) under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, or otherwise under state laws, we may incur significant compliance costs, which could be substantial or cost-prohibitive. If we become subject to these regulations, our costs in complying with them may have a material negative effect on our business and the results of our operations.

To the extent that our activities cause us to be deemed an MSB under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, we may be required to comply with FinCEN regulations, including those that would mandate us to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records.

To the extent that our activities cause us to be deemed a “money transmitter” (“MT”) or equivalent designation, under state law in any state in which we operate (currently, Nebraska, Georgia and Texas), we may be required to seek a license or otherwise register with a state regulator and comply with state regulations that may include the implementation of anti-money laundering programs, maintenance of certain records and other operational requirements. Such additional federal or state regulatory obligations may cause us to incur extraordinary expenses, possibly affecting an investment in our securities in a materially adverse manner. Furthermore, the Company and our service providers may not be capable of complying with certain federal or state regulatory obligations applicable to MSBs and MTs. If we are deemed to be subject to and determine not to comply with such additional regulatory and registration requirements, we may act to leave a particular state or the U.S. completely. Any such action would be expected to materially adversely affect our operations.

Current regulation of the exchange of bitcoins under the CEA by the CFTC is unclear; to the extent we become subject to regulation under the CFTC in connection with our exchange of bitcoin, we may incur additional compliance costs, which may be significant.

Current legislation, including the Commodities Exchange Act of 1936, as amended (the “CEA”) is unclear with respect to the exchange of bitcoins. Changes in the CEA or the regulations promulgated thereunder, as well as interpretations thereof and official promulgations by the Commodity Futures Trading Commission (“CFTC”), which oversees the CEA, may impact the classification of bitcoins and therefore may subject them to additional regulatory oversight by the CFTC.

Presently, bitcoin derivatives are not excluded from the definition of a “commodity future” by the CFTC. We cannot be certain as to how future regulatory developments will impact the treatment of bitcoins under the law. Bitcoins have been deemed to fall within the definition of a commodity and, we may be required to register and comply with additional regulation under the CEA, including additional periodic report and disclosure standards and requirements. Moreover, we may be required to register as a commodity pool operator or as a commodity pool with the CFTC through the National Futures Association. Such additional registrations may result in extraordinary, non-recurring expenses, thereby materially and adversely impacting an investment in us. If we determine not to comply with such additional regulatory and registration requirements, we may seek to curtail our U.S. operations. Any such action would be expected to materially adversely affect our operations. As of the date of this prospectus, no CFTC orders or rulings are applicable to our business.

Because there has been limited precedent set for financial accounting of bitcoin and other bitcoin assets, the determination that we have made for how to account for bitcoin assets transactions may be subject to change.

Because there has been limited precedent set for the financial accounting of cryptocurrencies and related revenue recognition and no official guidance has yet been provided by the Financial Accounting Standards Board, the Public Company Accounting Oversight Board or the SEC, it is unclear how companies may in the future be required to account for bitcoin transactions and assets and related revenue recognition. A change in regulatory or financial accounting standards could result in the necessity to change our accounting methods and restate our financial statements. Such a restatement could adversely affect the accounting for our newly mined bitcoin rewards and more generally negatively impact our business, prospects, financial condition and results of operation. Such circumstances would have a material adverse effect on our ability to continue as a going concern or to pursue our business strategy at all, which would have a material adverse effect on our business, prospects or operations as well as and potentially the value of any cryptocurrencies we hold or expects to acquire for our own account and harm investors.

Risks Related to Canadian Government Regulations

The Alberta Utilities Commission (“AUC”) and AUC’s Decision 26379-D02-2021 has had an adverse impact on our Canadian operations.

The Alberta Utilities Commission (“AUC”) is the Province of Alberta’s electric generation regulatory agency. AUC regulates and oversees the development of and generation of electricity under the Hydro and Electric Act (the “Act”). AUC ensures that proposed electric generation activities are in the public interest while considering related environmental and social issues. As such, AUC must approve all cryptocurrency miners seeking to develop their own electric generation in Alberta, unless their operations are exempt. Our hosting partner, Link Global Technologies (“Link”) that had supplied approximately 3.3 MW for hosting our miners was required to discontinue operations as a result of the hereinafter described AUC proceedings. Link is currently evaluating alternative sites to accommodate our hosting capacity. Pending a new delivery schedule, the Company expects to redirect miners formerly, hosted with Link to other hosting partners.

AUC requires a formal application and approval for all generation plants over 10 MW. An application to AUC is not required when all of the following criteria are met:

1.	The power generation capacity is less than 10 megawatts;
2.	The operator generates electricity solely for their own use;
3.	No person is directly and adversely affected by the powerplant;
4.	The powerplant complies with the AUC noise control rules; and
5.	There is no adverse effect on the environment.

Bit Digital is not seeking their own electric generation plant in Alberta. Instead, Bit Digital entered into a Master Service Agreement (“MSA”) with Link Global Technologies (“Link Global”), pursuant to which Link Global has provided electrical power to Bit Digital. However, AUC’s requirements are still pertinent to Bit Digital’s operation.

Link Global recently established power generation facilities in Alberta aggregating less than 10 megawatts; believing all five aforementioned criteria were met, Link Global did not obtain formal approval from AUC. Link Global sold energy at their plants to Block One, a bitcoin mining company, under a Master Service Agreement. Block One owned their own bitcoin mining equipment.

Following noise complaints from residential homes adjacent to Link Global’ s plants, the AUC’s enforcement staff initiated an investigation. Following the investigation, AUC enforcement staff alleged that Link Global was not generating electricity for its own use.

AUC’s Decision 26379-D02-2021 (the “Decision”) analyzes criteria #2 “the operator generates electricity solely for their own use.” Section 13 of the Act provides that the requirement that a person obtain approval from the AUC to operate a power plant does “not apply to a person generating or proposing to generate energy solely for the person’s own use.” The Act defines a person as a municipal corporation or other corporation. AUC found that the definition of “person” in the Act did not extend to a partnership or joint venture arrangement. AUC concluded that Link Global was not generating electricity for its own use.

Following the Decision, Block One transferred its ownership of the cryptocurrency processing facilities to Link Global. Following the transfer, Link Global’ s exclusive ownership was expected to meet the own use definition of Section 13 of the Act.

AUC’s narrow interpretation of the definition of own use and the conclusion that it was not the intention of the legislature to extend the meaning of own use to separate corporate entities may require Bit Digital to revise its MSA and transfer ownership of assets to Link Global, while AUC’s broad regulatory and enforcement mechanisms, may create additional risk.

We are subject to Canadian restrictions on export.

Under Canadian law, we cannot export, re-export, transfer, or make available, whether directly or indirectly, any regulated item or information to anyone outside Canada in connection with an Agreement with Link Global without first complying with all export control laws and regulations which may be imposed by applicable governmental authorities of any country or organization of nations within whose jurisdiction we operate or do business.

Risks Involving Intellectual Property

We rely upon licenses of third-party intellectual property rights and may be unable to protect our software codes.

We actively use specific hardware and software for our bitcoin mining operation. In certain cases, source code and other software assets may be subject to an open source license, as much technology development underway in this sector is open source. For these works, the Company intends to adhere to the terms of any license agreements that may be in place.

We do not currently own, and do not have any current plans to seek, any patents in connection with our existing and planned blockchain and cryptocurrency related operations. We rely upon trade secrets, trademarks, service marks, trade names, copyrights and other intellectual property rights and expect to license the use of intellectual property rights owned and controlled by others. In addition, we have developed and may further develop certain proprietary software applications for purposes of our cryptocurrency mining operation. Our open source licenses may not afford us the protection we need to protect our intellectual property.

Our internal systems rely on software that is highly technical, and, if it contains undetected errors, our business could be adversely affected.

Our internal systems rely on software that is highly technical and complex. In addition, our internal systems depend on the ability of such software to store, retrieve, process and manage immense amounts of data. The software on which we rely has contained, and may now or in the future contain, undetected errors or bugs. Some errors may only be discovered after the code has been released for external or internal use. Any errors, bugs or defects discovered in the software on which we rely could result in harm to our reputation, or liability for damages, any of which could adversely affect our business, results of operations and financial conditions.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We regard trademarks, domain names, know-how, proprietary technologies and similar intellectual property as critical to our success, and we rely on a combination of intellectual property laws and contractual arrangements, including confidentiality and non-compete agreements with our employees and others, to protect our proprietary rights. See “Business-Intellectual Property” and “Regulation—Regulation on Intellectual Property Rights” in our Annual Report on Form 20-F for the year ended December 31, 2020. Thus, we cannot assure you that any of our intellectual property rights would not be challenged, invalidated, circumvented or misappropriated, or such intellectual property will be sufficient to provide us with competitive advantages. In addition, because of the rapid pace of technological change in our industry, parts of our business rely on technologies developed or licensed by third parties, and we may not be able to obtain or continue to obtain licenses and technologies from these third parties on reasonable terms, or at all.

Preventing any unauthorized use of our intellectual property is difficult and costly and the steps we take may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. To the extent that our employees or consultants use intellectual property owned by others in their work for us, disputes may arise as to the rights in related know-how and inventions. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, patents, copyrights, know-how or other intellectual property rights held by third parties. We may be, from time to time in the future, subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be third-party trademarks, patents, copyrights, know-how or other intellectual property rights that are infringed by our products, services or other aspects of our business without our awareness. Holders of such intellectual property rights may seek to enforce such intellectual property rights against us in China, the United States or other jurisdictions. If any third-party infringement claims are brought against us, we may be forced to divert management’s time and other resources from our business and operations to defend against these claims, regardless of their merits. If we were found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. As a result, our business and results of operations may be materially and adversely affected.

Risks Related to Our Ordinary Shares

The trading price of our ordinary shares is subject to pricing factors that are not necessarily associated with traditional factors that influence stock prices or the value of non-bitcoin assets such as revenue, cash flows, profitability, growth prospects or business activity levels since the value and price, as determined by the investing public, may be influenced by future anticipated adoption or appreciation in value of cryptocurrencies or blockchains generally, factors over which we have little or no influence or control.

Other factors that could cause volatility in the market price of our ordinary shares include, but are not limited to:

●	actual or anticipated fluctuations in our financial condition and operating results or those of companies perceived to be similar to us;

●	actual or anticipated changes in our growth rate relative to our competitors;

●	commercial success and market acceptance of blockchain and bitcoin and other cryptocurrencies;

●	actions by our competitors, such as new business initiatives, acquisitions and divestitures;

●	strategic transactions undertaken by us;

●	additions or departures of key personnel;

●	prevailing economic conditions;

●	disputes concerning our intellectual property or other proprietary rights;

●	sales of our ordinary shares by our officers, directors or significant shareholders;

●	other actions taken by our shareholders;

●	future sales or issuances of equity or debt securities by us;

●	business disruptions caused by earthquakes, tornadoes or other natural disasters;

●	issuance of new or changed securities analysts’ reports or recommendations regarding us;

●	legal proceedings involving our company, our industry or both;

●	changes in market valuations of companies similar to ours;

●	the prospects of the industry in which we operate;

●	speculation or reports by the press or investment community with respect to us or our industry in general;

●	the level of short interest in our shares; and

●	other risks, uncertainties and factors described in our Annual Report on Form 20-F.

In addition, the stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of issuers. These broad market fluctuations may negatively impact the price or liquidity of our ordinary shares. When the price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the issuer, and we have been impacted in that way. See Item 4 - “Information on the Company - Legal Proceedings” in our Annual Report on Form 20-F for the year ending December 31, 2020 and the risk factor below titled “We are defendants in securities class action litigation which could result in substantial costs and liabilities for the Company.” We, and some of our current and former officers and directors, have been named as parties to various lawsuits arising out of, or related to, allegedly false and misleading statements made in prior securities filings, and those lawsuits could adversely affect us, require significant management time and attention, result in significant legal expenses or damages, and cause our business, financial condition, results of operations and cash flows to suffer.”

Our Chief Financial Officer and Chairman currently have voting power to control all significant corporate actions.

Erke Huang, our Chief Financial Officer and a director, and Zhaohui Deng, our Chairman of the Board, collectively beneficially own 1,000,000 preferred shares, each having fifty (50) votes, which equals approximately 72% of the voting power of our outstanding shares as of October 4, 2021 or approximately 42% of all votes cast. The Board authorized the exchange by Messrs. Huang and Deng of 1,000,000 ordinary shares for an equivalent number of preferred shares, in the form of a poison pill, to enable them to carry out the Company’s business plan without the threat of a hostile takeover. Nevertheless, as a result of their shareholdings, Mr. Huang and Mr. Deng may be able to control the vote over decisions regarding mergers, consolidations and the sale of all or substantially all of our assets, the election of directors, and other significant corporate actions. They may also take action that is not in the best interests of our other shareholders. This concentration of voting power may discourage our Company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of the sale of our Company and might reduce the market price of our ordinary shares. These actions may be taken even if they are opposed by our other shareholders.

We may be unable to comply with the applicable continued listing requirements of the Nasdaq Capital Market, which may adversely impact our access to capital markets and may cause us to default certain of our agreements.

Our ordinary shares are currently traded on the Nasdaq Capital Market. Nasdaq rules require us to maintain a minimum closing bid price of $1.00 per ordinary share. The closing bid price of our ordinary shares fell below $1.00 per share for 30 consecutive trading days in November 2019, so we were not in compliance with Nasdaq’s rules for listing standards. Although we regained compliance, there can be no assurance we will continue to meet the minimum bid price requirements or any other Nasdaq requirements in the future, in which case our ordinary shares could be delisted.

In the event that our ordinary shares are delisted from Nasdaq and are not eligible for quotation or listing on another market or exchange, trading of our ordinary shares could be conducted only in the over-the-counter market or on an electronic bulletin board established for unlisted securities, such as the OTC. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our ordinary shares, and there would likely also be a reduction in our coverage by securities analysts and the news media, which could cause the price of our ordinary shares to decline further. In addition, our ability to raise additional capital may be severely impacted if our shares are delisted from Nasdaq, which may negatively affect our business plans and the results of our operations.

If securities or industry analysts do not publish research or publish unfavorable research about our business, our share price and trading volume could decline.

The trading market for our ordinary shares will be influenced by whether industry or securities analysts publish research and reports about us, our business, our market or our competitors and, if any analysts do publish such reports, what they publish in those reports. We may not obtain or maintain analyst coverage in the future. Any analysts that do cover us may make adverse recommendations regarding our shares, adversely change their recommendations from time to time and/or provide more favorable relative recommendations about our competitors. If analysts who may cover us in the future were to cease coverage of our company or fail to regularly publish reports on us, or if analysts fail to cover us or publish reports about us at all, we could lose (or never gain) visibility in the financial markets, which in turn could cause the share price of our ordinary shares or trading volume to decline. Moreover, if our operating results do not meet the expectations of the investor community, one or more of the analysts who cover our Company may change their recommendations regarding our Company, and our share price could decline.

Our ordinary shares may be thinly traded, and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Our ordinary shares may become “thinly-traded”, meaning that the number of persons interested in purchasing our ordinary shares at or near bid prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we may not be well-known to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that, even if we came to the attention of such persons, they tend to be risk-averse and might be reluctant to follow a relatively unknown company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. A broad or active public trading market for our ordinary shares may not develop or be sustained.

We are defendants in securities class actions litigation which could result in substantial costs and liabilities for the Company.

The market for our ordinary shares may have, when compared to seasoned issuers, significant price volatility, and we expect that our share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. On January 20, 2021, a securities class action lawsuit was filed against the Company and its Chief Executive Officer and Chief Financial Officer titled Anthony Pauwels v. Bit Digital, Inc., Min Hu and Erke Huang (Case No. 1:21-cv-00515) (U.S.D.C. S.D.N.Y.). The class action was brought on behalf of persons that purchased or acquired our ordinary shares between December 21, 2020 and January 8, 2021, a period of volatility in our shares, as well as volatility in the price of bitcoin. We believe the complaints are based solely upon a research article issued on January 11, 2021, which included false claims and to which the Company responded in a press release filed on Form 6-K on January 19, 2021. On April 29, 2021, the Court consolidated several related cases under the caption In re Bit Digital, Inc. Securities Litigation. Joseph Franklin Monkam Nitcheu was appointed as lead plaintiff. On July 6, 2021, the lead plaintiff filed a consolidated class action complaint (the “Amended Complaint”). The Amended Complaint was still based upon the January 11, 2021 research article and included additional information concerning our previously discontinued peer to peer lending business. While the outcome is uncertain at this early point in time, we intend to seek dismissal of the lawsuit and will vigorously defend the action.

We have not paid dividends in the past and do not anticipate paying cash dividends in the foreseeable future.

We have never declared or paid any cash dividends with respect to our ordinary shares and do not intend to pay any cash dividends in the foreseeable future. We currently plan to retain any future earnings to cover operating costs and otherwise fund the growth of our business. We cannot assure you that we would, at any time, generate sufficient surplus cash that would be available for distribution to the holders of our ordinary shares as a dividend. As a result, capital appreciation, if any, of our ordinary shares will be the sole source of gain for the foreseeable future. There is no guarantee that our ordinary shares will appreciate in value or even maintain the price at which a shareholder purchased such shareholder’s shares.

You may face difficulties in protecting your interests as a shareholder, as Cayman Islands law provides substantially less protection when compared to the laws of the United States and it may be difficult for a shareholder of ours to effect service of process or to enforce judgements obtained in the United States courts.

Our corporate affairs are governed by our amended and restated memorandum and articles of association and by the Companies Act (Revised) of the Cayman Islands and common law of the Cayman Islands. The rights of shareholders to take legal action against our directors and us, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law. Decisions of the Privy Council (which is the final court of appeal for British overseas territories such as the Cayman Islands) are binding on a court in the Cayman Islands. Decisions of the English courts, and particularly the Supreme Court of the United Kingdom and the Court of Appeal are generally of persuasive authority but are not binding on the courts of the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States and provide significantly less protection to investors. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action before the United States federal courts. The Cayman Islands courts are also unlikely to impose liabilities against us in original actions brought in the Cayman Islands, based on certain civil liability provisions of United States securities laws. It may be difficult for a shareholder to enforce against us judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

As a result of all of the above, our shareholders may have more difficulty in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States. See “Description of Share Capital – Provisions in Corporate Law” below.

We are currently a foreign private issuer within the meaning of the rules under the Exchange Act, and, as such, we are exempt from certain provisions applicable to United States domestic public companies.

We are currently a foreign private issuer within the meaning of the rules under the Exchange Act and expect to remain as such through at least 2021. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction; and.

●	we file annual reports on Form 20-F and reports on Form 6-K as a foreign private issuer. As a result of our reduced reporting requirements, our shareholders may not have access to certain information they may deem important.

We are an “emerging growth company” within the meaning of the Securities Act, and we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, which could make it more difficult to compare our performance with other public companies and make our ordinary shares less attractive to investors.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. We have elected to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that, when a financial accounting standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company that is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used. Because of these lessened regulatory requirements, our shareholders are left without information or rights available to shareholders of more mature companies. If some investors find our ordinary shares less attractive as a result, there may be a less active trading market for our ordinary shares, and our share price may be more volatile.

We incur significant costs as a result of being a public company and will continue to do so in the future, particularly after we cease to qualify as an “emerging growth company.”

We incur significant legal, accounting and other expenses as a public company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and the NASDAQ Capital Market, impose various requirements on the corporate governance practices of public companies. We are an “emerging growth company,” as set forth above, and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) ending December 31, 2023, or (b) in which we have a total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. If we are no longer an emerging growth company, we will incur additional costs which could have a material adverse effect on our financial condition.

If we are classified as a passive foreign investment company, United States taxpayers who own our ordinary shares may have adverse United States federal income tax consequences.

A non-U.S. corporation such as ourselves will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

●	at least 75% of our gross income for the year is passive income; or

●	the average percentage of our assets (determined at the end of each quarter) during the taxable year which produce passive income or which are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. shareholder who holds our Ordinary Shares, the U.S. shareholder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

Whether we are a PFIC for 2021 or any future taxable year is uncertain because, among other things, the treatment of cryptocurrency such as bitcoin for purposes of the PFIC rules is unclear. We express no opinion with respect to our PFIC status and also express no opinion with regard to our expectations regarding our PFIC status. Given this uncertainty, prospective U.S. shareholders contemplating an investment in the Ordinary Shares may want to assume that we are a PFIC and are urged to consult their own tax advisors regarding our PFIC status and the resulting U.S. federal income tax consequences in light of their own particular circumstances.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this document and the materials accompanying this document are forward-looking statements. These statements are based on current expectations of future events. Frequently, but not always, forward-looking statements are identified by the use of the future tense and by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “could,” “would,” “predicts,” “anticipates,” “future,” “plans,” “continues,” “estimates” or similar expressions. Forward-looking statements are not guarantees of future performance and actual results could differ materially from those indicated by such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by the forward-looking statements. These forward-looking statements speak only as of the date made and are subject to a number of known and unknown risks, uncertainties and assumptions, including the important factors incorporated by reference into this prospectus from our most recent Annual Report on Form 20-F and any subsequent Current Reports on Form 6-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act and in our other filings with the SEC, that may cause our actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise.

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated in the Cayman Islands in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

●	The Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated. Currently, a portion of our operations are conducted outside of the United States, and a portion of our assets are located outside the United States. All of our Board of Directors are nationals or residents of jurisdictions other than the United States, and a substantial portion, if not all, of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Corporation Service Company located at 19 West 44th Street, Suite 201, New York, New York 10036, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Ogier, our counsel as to Cayman Islands law, and Tian Yuan Law Firm, our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Ogier has informed us that it is uncertain whether the courts of the Cayman Islands will allow shareholders of our Company to originate actions in the Cayman Islands based upon securities laws of the United States. In addition, there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our Company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. Ogier has further advised us that the courts of the Cayman Islands would recognize as a valid judgment a final and conclusive judgment in personam obtained in the federal or state courts in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that: (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

Tian Yuan Law Firm has further advised us that the recognition and enforcement of foreign judgments are subject to compliance with the PRC Civil Procedures Law and relevant civil procedure requirements in the PRC. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

USE OF PROCEEDS

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of Ordinary Shares by the Selling Shareholders. However, we may receive proceeds of up to $80,033,744 from the exercise of Warrants, if exercised in full for cash. The net proceeds received from the exercise of Warrants, if any,will be used for working capital and general corporate purposes, including, but not limited to, the purchase of bitcoin miners.

PRIVATE PLACEMENT OF ORDINARY SHARES AND WARRANTS

On September 29, 2021, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain purchasers signatory thereto (the “Purchasers”), pursuant to which the Company agreed to issue and sell, in a private offering (the “Private Placement”), an aggregate of $80,000,017 of securities, consisting of 13,490,728 ordinary shares of the Company, par value $.01 per share (the “Ordinary Shares”) and Ordinary Share Purchase Warrants (“Warrants”) to purchase an aggregate of 10,118,046 Ordinary Shares at an exercise price of $7.91 per whole share (subject to adjustment), for a combined purchase price of $5.93 per share and accompanying warrant (collectively, the “Securities”). Each Warrant is exercisable immediately and will expire three and one-half years after the effective date (the “Effective Date”) of this registration statement (the “Registration Statement”) which was filed pursuant to the Registration Right Agreement (the “RRA”). If and only if, at the time of exercise of the Warrants there is no effective registration statement registering the Warrant Shares for resale, the Warrants may be exercised on a cashless basis.

The Purchase Agreement and the RRA contain customary representations, warranties, covenants, conditions and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties. In addition, sales by the Purchasers may be limited, to the extent applicable, by Nasdaq and SEC rules. Pursuant to the Purchase Agreement, the Company agreed to certain restrictions on the issuance and sale of its Ordinary Shares or Ordinary Share Equivalents (as defined in the Purchase Agreement) during the 60-day period following the Effective Date. The Company agreed with the Purchasers that it will not enter into any “variable rate” transaction with any third party exclusive of Ionic Ventures, LLC and an “at the market” offering with H.C. Wainwright & Co., LLC (the “Placement Agent”), for a one-year period following the Effective Date. The Company also agreed that for a one-year period from the Effective Date, it will not undertake a reverse or forward stock split or reclassification of its Ordinary Shares without the prior written consent of a majority in interest of the Purchasers.

Each of the Company’s Officers and Directors entered into a Lock-Up Agreement prohibiting transfers and sale of their Ordinary Shares, with certain exceptions (e.g., to pay taxes) for a ninety (90) day period following the Effective Date. The Company agreed to not amend, modify, waive or terminate any provision of any of the Lock-Up Agreements.

A Purchaser (together with its affiliates) will not be able to exercise any portion of the Warrant to the extent that the Purchaser would own more than 4.99% (or, at the Purchaser’s option upon issuance, 9.99%) of the Company’s outstanding Ordinary Shares immediately after exercise. However, upon prior notice from the Purchaser to the Company, a Purchaser with a 4.99% ownership blocker may increase or decrease the amount of ownership of outstanding Ordinary Shares after exercising the Purchaser’s Warrant, up to 9.99% of the number of the Company’s Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrant, provided that any increase shall not be effective until 61 days following notice to us. Pursuant to the terms of the Purchase Agreement, the Company agreed to use commercially reasonable efforts to cause this Registration Statement providing for the resale by holders of shares of its Ordinary Shares and shares issuable upon the exercise of the Warrants (the “Warrant Shares”), to be filed within fifteen (15) days of the execution of the RRA on September 29, 2021 and shall use its best efforts to cause the Registration Statement to be declared effective no later than forty five (45) days following the execution of the RRA on September 29, 2021 or, in the case of a full review by the SEC, the 75th day following the execution of the RRA.

The Private Placement closed on October 4, 2021. The Company received gross proceeds of $80,000,017 in connection with the Private Placement before deducting placement agent fees and related offering expenses.

The proceeds received by the Company under the Purchase Agreement are expected to be used to purchase bitcoin miners, associated assets and for working capital and general corporate purposes.

Dilutive Effect of the Selling Shareholders Private Placement

The 13,490,728 Ordinary Shares held by the Purchasers pursuant to the Purchase Agreement, as well as the 10,118,046 Ordinary Shares issuable upon exercise of the Warrants are being registered in this offering and are expected to be freely tradable. The sale by the Selling Shareholders of a significant number of Ordinary Shares registered in this offering at any given time could cause the market price of our Ordinary Share to decline and/or be highly volatile. As set forth under “Plan of Distribution,” the sale of Ordinary Shares will depend upon market conditions and other factors outside of our control. We have agreed to not issue equity securities for sixty (60) days from the Effective Date. Therefore, if the Selling Shareholders sell a significant number of Ordinary Shares, or if the marketplace expects that they will do so, that may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sale.

The following table summarizes, as of June 30, 2021, on a pro forma as adjusted basis that the number of outstanding Ordinary Shares, the total consideration and the average price per share (i) paid to us by existing shareholders, and (ii) that paid by the Purchasers in this offering, ($5.93 per share and accompanying Warrant), before deducting estimated underwriting discounts and commissions and estimated offering expenses, and assuming no exercise of any Warrants.

	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share
Existing Shareholders	53,906,241	80.0%	$86,096,002	51.8%	$1.60
Purchasers	13,490,728	20.0%	$80,000,017	48.2%	$5.93
TOTAL	67,396,969	100.0%	$166,096,019	100.0%

The amounts above are based on 53,906,241 Ordinary Shares outstanding as of June 30, 2021, and do not include: (i) Ordinary Shares issued between July 1, 2021 and November 4, 2021, primarily for conversion of restricted stock units held by management for Ordinary Shares; (ii) 5,000,000 Ordinary Shares reserved for issuance under the Company’s 2021 Second Omnibus Equity Incentive Plan with no shares outstanding; (iii) pursuant to an Amended and Restated Purchase Agreement dated as of July 30, 2021 by and between the Company and Ionic Ventures LLC (“Ionic”), the Company has the right to sell up to an additional $47,000,000 (now $44,000,000) of the Ordinary Shares to Ionic; (iv) 13,490,778 Ordinary Shares issued in the Offering, and (v) up to 10,118,046 Ordinary Shares issuable upon exercise of the Warrants in the Offering.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2021:

●	on an actual basis; and

●	on an as adjusted basis to reflect the issuance and sale of the Ordinary Shares by us in the Private Placement at $5.93 per Ordinary Share and accompanying warrant.

The information below should be read in conjunction with, and is qualified in its entirety by, the audited consolidated financial statements and schedules and notes thereto included in our annual report on Form 20-F for the financial year ended December 31, 2020, and our unaudited interim consolidated financial statements for the six-month periods ended June 30, 2020 and 2021 included in our 6-K filed on August 20, 2021, each as incorporated by reference into this prospectus supplement.

	As of June 30, 2021
	Actual	As Adjusted
Shareholder’s equity:
Ordinary shares, US$0.01 par value, 140,000,000 shares authorized and 53,906,241 and 67,396,969 shares, respectively, issued and outstanding and as adjusted for the offering	$539,063	$673,970
Additional paid-in capital	85,556,939	160,380,398
Retained Earnings	18,746,435	18,746,435
Total shareholders’ equity	$104,842,437	$179,800,803
Total Liabilities and Shareholders’ Equity	$108,059,034	$183,017,400

SELLING SHAREHOLDERS

The Ordinary Shares being offered by the Selling Shareholders are those previously issued to the Selling Shareholders, and those issuable to the Selling Shareholders, upon exercise of the Warrants. For additional information regarding the issuances of those Ordinary Shares and Warrants, see “Private Placement of Ordinary Shares and Warrants” above. We are registering the Ordinary Shares in order to permit the Selling Shareholders to offer the shares for resale from time to time. Except for the ownership of the Ordinary Shares and the Warrants, the Selling Shareholders have not had any material relationship with us within the past three years.

The table below lists the Selling Shareholders and other information regarding the beneficial ownership of the Ordinary Shares by each of the Selling Shareholders. The second column lists the number of Ordinary Shares beneficially owned by each Selling Shareholder, based on its ownership of the Ordinary Shares and Warrants, as of November 4, 2021, assuming exercise of the Warrants held by the Selling Shareholders on that date, without regard to any limitations on exercises.

The third column lists the Ordinary Shares being offered by this prospectus by the Selling Shareholders.

In accordance with the terms of a registration rights agreement with the Selling Shareholders, this prospectus generally covers the resale of the sum of (i) the number of Ordinary Shares issued to the Selling Shareholders in the “Private Placement of Ordinary Shares and Warrants” described above and (ii) the maximum number of Ordinary Shares issuable upon exercise of the related Warrants, determined as if the outstanding Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement, without regard to any limitations on the exercise of the Warrants. The fourth column assumes the sale of all of the shares offered by the Selling Shareholders pursuant to this prospectus.

Under the terms of the Warrants, a Selling Shareholder may not exercise the Warrants to the extent such exercise would cause such Selling Shareholder, together with its affiliates and attribution parties, to beneficially own a number of Ordinary Shares which would exceed 4.99% or 9.99%, as applicable, of our then outstanding Ordinary Shares following such exercise, excluding for purposes of such determination Ordinary Shares issuable upon exercise of such Warrants which have not been exercised. The number of shares in the second and fourth columns do not reflect this limitation. The Selling Shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Names and Addresses of Selling Shareholder		Number of Ordinary Shares Owned Prior to Offering	Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus	Number of Ordinary Shares Owned After Offering
Armistice Capital Master Fund Ltd.(1)	c/o Armistice Capital, LLC 510 Madison Avenue, 7th floor New York, New York 10022	7,377,741	7,377,741	-0-
Sabby Volatility Warrant Master Fund, Ltd.(2)	c/o Sabby Management, LLC 10 Mountainview Road, Suite 205 Upper Saddle River, NJ 07458	7,377,741	7,377,741	-0-
Hudson Bay Master Fund Ltd.(3)	c/o Hudson Bay Capital Management LP 28 Havemeyer Place, 2nd Floor Greenwich, CT 06830	2,179,086	2,179,086	-0-
Intracoastal Capital, LLC(4)	2211A Lakeside Drive Bannockburn, IL 60015	1,623,104	1,623,104	-0-
Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B(5)	c/o Ayrton Capital LLC 55 Post Rd West, 2nd Floor Westport, CT 06880	1,475,551	1,475,551	-0-
BPY Limited(6)	c/o Murchinson, 4th Floor 145 Adelaide Street West Toronto, ON, M5H 4E5, Canada	590,219	590,219	-0-
Nomis Bay Ltd.(7)	c/o Murchinson, 4th Floor 145 Adelaide Street West Toronto, ON, M5H 4E5, Canada	885,332	885,332	-0-
CVI Investments, Inc.(8)	c/o Heights Capital Management, Inc. 101 California Street, Suite 3250 San Francisco, CA 94111	2,100,000	2,100,000	-0-
	TOTAL:	23,608,774	23,608,774	-0-

(1)	The Ordinary Shares are directly held by Armistice Capital Master Fund Ltd., a Cayman Island exempted company (the “Master Fund”) and may be deemed to be indirectly beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice Capital and Steven Boyd disclaim beneficial ownership of the securities except to the extent of their respective pecuniary interests therein. Certain of the Ordinary Shares are issuable only upon the exercise of warrants, which are subject to a beneficial limitation that prohibits the Master Fund from exercising any portion of the warrants if such exercise would result in the Master Fund owning more than 4.99% of our outstanding common stock.

(2)	Sabby Management, LLC is the investment manager of Sabby Volatility Warrant Master Fund, Ltd. and shares voting and investment power with respect to these shares in this capacity. As manager of Sabby Management, LLC, Hal Mintz also shares voting and investment power on behalf of Sabby Volatility Warrant Master Fund, Ltd. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities listed except to the extent of their pecuniary interest therein.

(3)	Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities.

(4)	Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership of the securities reported herein that are held by Intracoastal.

(5)	Ayrton Capital LLC, the investment manager to Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B, has discretionary authority to vote and dispose of the shares held by Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B and may be deemed to be the beneficial owner of these shares. Waqas Khatri, in his capacity as Managing Member of Ayrton Capital LLC, may also be deemed to have investment discretion and voting power over ownership of these shares held by Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B. Ayrton Capital LLC and Mr. Khatri each disclaim any beneficial ownership of these shares. The address of Ayrton Capital LLC is 55 Post Rd West, 2nd Floor, Westport, CT 06880.

(6)	Murchinson Ltd. (“Murchinson”), as sub-advisor to BPY Limited, has voting and investment power with respect to these shares. Marc Bistricer, in his capacity as CEO of Murchinson, may also be deemed to have investment discretion and voting power over the shares held by BPY Limited. Each of Mr. Bistricer and Murchinson disclaims any beneficial ownership of these shares.

(7)	Murchinson Ltd. (“Murchinson”), as sub-advisor to Nomis Bay Ltd., has voting and investment power with respect to these shares. Marc Bistricer, in his capacity as CEO of Murchinson, may also be deemed to have investment discretion and voting power over the shares held by Nomis Bay Ltd. Each of Mr. Bistricer and Murchinson disclaims any beneficial ownership of these shares.

(8)	Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting ownership of shares. CVI Investments, Inc. is affiliated with one or more FINRA members, none of whom are currently expected to participate in the sale pursuant to the prospectus contained in the Registration Statement of Shares purchased by the Investor in this Offering.

PLAN OF DISTRIBUTION

Each Selling Shareholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Shareholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Ordinary Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the ordinary shares by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF SHARE CAPITAL

The following description sets forth certain general terms and provisions of the ordinary shares and preferred shares to which any prospectus supplement may relate.

In this “Description of Share Capital” section, when we refer to “we,” “us” or “our” or when we otherwise refer to ourselves, we mean Bit Digital, Inc., excluding, unless otherwise expressly stated or the context requires, our subsidiaries.

General

We are a Cayman Islands exempted company and our affairs are governed by our memorandum and articles of association and the Companies Act (Revised) of the Cayman Islands, which we refer to as the Companies Act below.

We amended our Memorandum of Association on April 30, 2021, following our Annual General Meeting held on April 20, 2021, to create a new class of 10,000,000 authorized preferred shares and for a number of changes to the description of Cayman Island laws.

Our authorized share capital is 350,000,000 shares consisting of 340,000,000 ordinary shares, par value $0.01 per share and 10,000,000 preferred shares, par value $0.01 per share. As of November 4, 2021, there were 69,366,486 ordinary shares and 1,000,000 preferred shares issued and outstanding, with 50 votes per preferred share.

Ordinary Shares

Dividends. Subject to any rights and restrictions of any other class or series of shares, our board of directors may, from time to time, declare dividends on the shares issued and authorize payment of the dividends out of our lawfully available funds under Cayman Island laws. No dividends shall be declared by the board of our Company except out of:

●	profits; or

●	“share premium account,” which represents the excess of the price paid to our Company on issue of its shares over the par or “nominal” value of those shares, which is similar to the U.S. concept of additional paid in capital.

Voting Rights. The holders of our ordinary shares are entitled to one vote per share, including for the election of directors. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. On a show of hands, every shareholder present in person or by proxy shall have one vote. On a poll, every shareholder entitled to vote (in person or by proxy) shall have one vote for each share for which he is the holder. A poll may be demanded by the chairman or one or more shareholders present in person or by proxy holding not less than fifteen percent of the paid-up capital of the Company entitled to vote. A quorum required for a meeting of shareholders consists of shareholders who hold at least one-third of our outstanding shares entitled to vote at the meeting present in person or by proxy. While not required by our articles of association, a proxy form will accompany any notice of general meeting convened by the directors to facilitate the ability of shareholders to vote by proxy

Any ordinary resolution to be made by the shareholders requires the affirmative vote of a simple majority of the votes of the ordinary shares cast in a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes of the ordinary shares cast. Under Cayman Islands law, some matters, such as amending the memorandum and articles, changing the name or resolving to be registered by way of continuation in a jurisdiction outside the Cayman Islands, require approval of shareholders by a special resolution.

There are no limitations on non-residents or foreign shareholders in the memorandum and articles to hold or exercise voting rights on the ordinary shares imposed by foreign law or by the charter or other constituent document of our company. However, no person will be entitled to vote at any general meeting or at any separate meeting of the holders of the ordinary shares unless the person is registered as of the record date for such meeting and unless all calls or other sums presently payable by the person in respect of ordinary shares in the Company have been paid.

Winding Up; Liquidation. Upon the winding up of our company, after the full amount that holders of any issued shares ranking senior to the ordinary shares as to distribution on liquidation or winding up are entitled to receive has been paid or set aside for payment, the holders of our ordinary shares are entitled to receive any remaining assets of the Company available for distribution as determined by the liquidator. The assets received by the holders of our ordinary shares in a liquidation may consist in whole or in part of property, which is not required to be of the same kind for all shareholders.

Calls on ordinary shares and Forfeiture of ordinary shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. Any ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of ordinary shares. We may, subject to obtaining the necessary approvals under our memorandum and articles of association, issue shares that are, or at our option or at the option of the holders are, subject to redemption on such terms and in such manner as we may, before the issue of the shares, determine. Under the Companies Act, shares of a Cayman Islands exempted company may be redeemed or repurchased out of profits of the company, out of the proceeds of a fresh issue of shares made for that purpose or out of capital, provided the memorandum and articles of association authorize this ( and any necessary approvals thereunder are duly obtained) and the company has the ability to pay its debts as they fall due in the ordinary course of business.

No Preemptive Rights. Holders of ordinary shares do not have preemptive or preferential right to purchase any securities of our company.

Variation of Rights Attaching to Shares. If at any time the share capital is divided into different classes of shares, the rights attaching to any class (unless otherwise provided by the terms of issue of the shares of that class) may, subject to the memorandum and articles of association, be varied or abrogated with the consent in writing of the holders of three fourths of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Anti-Takeover Provisions. Some provisions of our current memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

Listing

The Company’s ordinary shares are listed on the Nasdaq Capital Market under the symbol “BTBT.”

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is TranShare Securities Transfer & Registrar, whose address is Bayside Center 1, 17755 North US Highway 19, Suite 140, Clearwater, Florida 33764.

Preferred Shares

The Board is empowered to designate and issue from time to time one or more classes or series of Preferred Shares and to fix and determine the relative rights, preferences, designations, qualifications, privileges, options, conversion rights, limitations and other special or relative rights of each such class or series so authorized. Such action could adversely affect the voting power and other rights of the holders of the Company’s ordinary shares or could have the effect of discouraging or making difficult any attempt by a person or group to obtain control of the Company.

At the Company’s Annual General Meeting held on April 20, 2021, the Company’s shareholders authorized a new class of 1,000,000 preferred shares which provide for annual dividends of eight (8%) percent, a liquidation preference of $10 per share; conversion into ordinary shares on a 1:1 basis, subject to a 4.99% conversion limitation; ranking senior to ordinary shares with a voting right of fifty (50) ordinary shares for each preferred share. These preferred shares were issued to our Chairman, Zhaohui Deng (700,000 shares) and our Chief Financial Officer, Erke Huang (300,000 shares) in order to enable them to carry out our business strategy.

Provisions in Corporate Law

The Companies Act is modeled after that of English law but does not follow many recent English law statutory enactments. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant provisions of the Companies Act applicable to us.

Mergers and Similar Arrangements. A merger of two or more constituent companies under Cayman Islands law requires a plan of merger or consolidation to be approved by the directors of each constituent company and authorization by (a) a special resolution of the shareholders and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman Islands subsidiary if a copy of the plan of merger is given to every member of that Cayman Islands subsidiary to be merged unless that member agrees otherwise. For this purpose a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain circumstances, a dissenting shareholder of a Cayman constituent company is entitled to payment of the fair value of such dissenting shareholder’s shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

When a takeover offer is made and accepted by holders of 90.0% of the shares within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our current memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from the willful neglect or default of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our current memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation and its shareholders. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and, therefore, owes the following duties to the company: a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him or her to do so) and a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company also owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care, and those authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our current articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law does not provide shareholders any right to put proposals before a meeting or requisition a general meeting. However, these rights may be provided in articles of association. Our current articles of association allow our shareholders holding not less than one-third of all voting power of our share capital in issue to requisition a shareholder’s meeting. Other than this right to requisition a shareholders’ meeting, our current articles of association do not provide our shareholders other right to put proposal before a meeting. As a Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands, but our current articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our current articles of association, directors may be removed with or without cause, by an ordinary resolution of our shareholders.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they come due, by an ordinary resolution of its members. The court has authority to order winding up of a company in a number of specified circumstances, including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our current articles of association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our current articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by not less than three-fourths of such holders of the shares of that class as may be present at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our current memorandum and articles of association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our post-offering amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our current memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Share Options

The Company’s Board of Directors adopted the 2021 Omnibus Equity Incentive Plan (the “2021 Plan”), which was approved by the Company’s shareholders at the Annual General Meeting on April 20, 2021. An aggregate of 2,415,293 Restricted Stock awards were granted under the 2021 Plan and no Ordinary Shares of 2,415,293 ordinary shares remain reserved for issuance under the 2021 Plan. There are 5,000,000 Ordinary Shares reserved for issuance under the Company’s 2021 Second Omnibus Equity Incentive Plan (the “2021 Second Plan’) with no shares outstanding. There are no outstanding options to purchase any of our services.

The 2021 Second Plan allows the Company to grant incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock awards, warrants and stock units. The incentive stock options are exercisable for up to ten years, at an option price per share not less than the fair market value on the date the option is granted. The incentive stock options are limited to persons who are regular full-time employees of the Company at the date of the grant of the option. Non-qualified options may be granted to any person, including, but not limited to, employees, independent agents, consultants and attorneys, who the Company’s Board believes have contributed, or will contribute, to the success of the Company. Non-qualified options may be issued at option prices of less than fair market value on the date of grant and may be exercisable for up to ten years from date of grant. The option vesting schedule for options granted is determined by the Board of Directors at the time of the grant. The 2021 Second Plan provides for accelerated vesting of unvested options if there is a change in control, as defined in the 2021 Second Plan.

SHARES ELIGIBLE FOR FUTURE SALE

As of November 4, 2021, we had 69,366,486 Ordinary Shares outstanding. Of this amount 29,723,920 Ordinary Shares held by existing shareholders are deemed “restricted securities” as that term is defined in Rule 144 and may not be resold except pursuant to an effective registration statement or an applicable exemption from registration, including Rule 144. As of the date of this prospectus, 16,233,192 are currently eligible for sale, subject to the limitations of Rule 144, and 13,490,728 Ordinary Shares are registered under the registration statement of which this prospectus in part.

Rule 144

In general, under Rule 144, a person who is not our affiliate and has not been our affiliate at any time during the preceding three months will be entitled to sell any shares of our share capital that such person has held for at least six months, including the holding period of any prior owner other than one of our affiliates, without regard to volume limitations. Sales of our share capital by any such person would be subject to the availability of current public information about us if the shares to be sold were held by such person for less than one year.

In addition, under Rule 144, a person may sell shares of our share capital acquired from us immediately upon the completion of this offering, without regard to volume limitations or the availability of public information about us, if:

●	the person is not our affiliate and has not been our affiliate at any time during the preceding three months;

●	and the person has beneficially owned the shares to be sold for at least six months, including the holding period of any prior owner other than one of our affiliates.

Our affiliates who have beneficially owned shares of our share capital for at least six months, including the holding period of any prior owner other than another of our affiliates, would be entitled to sell within any three-month period those shares and any other shares they have acquired that are not restricted securities, provided that the aggregate number of shares sold does not exceed the greater of:

●	1% of the number of shares of our authorized share capital then outstanding, which will equal approximately 693,665 Ordinary Shares as of the date of this prospectus; or

●	the average weekly trading volume in our Ordinary Shares on Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates are generally subject to the availability of current public information about us, as well as certain “manner of sale” and notice requirements.

TAXATION

The following discussion of material Cayman Islands, PRC and United States federal income tax consequences of an investment in our Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This discussion does not deal with all possible tax consequences relating to an investment in our Ordinary Shares, such as the tax consequences under state, local and other tax laws. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Ogier, our Cayman Islands counsel. To the extent that the discussion relates to matters of PRC tax law, it represents the opinion of Tian Yuan Law Firm, our PRC counsel. To the extent the discussion relates to the matters of U.S. tax law, it represents the opinion of Davidoff Hutcher & Citron LLP.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes levied by the Government of the Cayman Islands that are likely to be material to holders of Ordinary Shares. The Cayman Islands is not party to any double tax treaties. There are no exchange control regulations or currency restrictions in the Cayman Islands.

People’s Republic of China Taxation

On March 16, 2007, the National People’s Congress promulgated the PRC Enterprise Income Tax Law, or the EIT Law, which was amended on February 24, 2017 and December 29, 2018. On December 6, 2007, the State Council enacted the Regulations for the Implementation of the EIT Law, which became effective on January 1, 2008 and was amended on April 23, 2019. Under the EIT Law and the relevant implementation regulations, both resident enterprises and non-resident enterprises are subject to tax in China. Resident enterprises are defined as enterprises that are established in China in accordance with PRC laws, or that are established in accordance with the laws of foreign countries but are actually or in effect controlled from within China. Non-resident enterprises are defined as enterprises that are organized under the laws of foreign countries and whose actual management is conducted outside China, but have established institutions or premises in China, or have no such established institutions or premises but have income generated from inside China. Under the EIT Law and Implementation Rules, a uniform corporate income tax rate of 25% is applied. However, if nonresident enterprises have not formed permanent establishments or premises in China, or if they have formed permanent establishment or premises in China but there is no actual relationship between the relevant income derived in China and the established institutions or premises set up by them, enterprise income tax is set at the rate of 10% with respect to their income sourced from inside the PRC.

Under the EIT Law, an enterprise established outside the PRC with a “de facto management body” within the PRC is considered a PRC resident enterprise for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income as well as tax reporting obligations. Under the Implementation Rules, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise. In addition, SAT Circular 82 issued in April 2009 specifies that certain offshore-incorporated enterprises controlled by PRC enterprises or PRC enterprise groups will be classified as PRC resident enterprises if all of the following conditions are met: (a) senior management personnel and core management departments in charge of the daily operations of the enterprises have their presence mainly in the PRC; (b) their financial and human resources decisions are subject to determination or approval by persons or bodies in the PRC; (c) major assets, accounting books and company seals of the enterprises, and minutes and files of their board’s and shareholders’ meetings are located or kept in the PRC; and (d) half or more of the enterprises’ directors or senior management personnel with voting rights habitually reside in the PRC. Further to SAT Circular 82, the SAT issued SAT Bulletin 45, which took effect in September 2011, to provide more guidance on the implementation of SAT Circular 82. SAT Bulletin 45 provides for procedures and administration details of determination on PRC resident enterprise status and administration on post-determination matters. If the PRC tax authorities determine that the Company or any of our subsidiaries outside of China is a PRC resident enterprise for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. For example, we or our subsidiaries outside of China may be subject to enterprise income tax at a rate of 25% with respect to its worldwide taxable income. Also, a 10% withholding tax would be imposed on dividends we pay to our non-PRC enterprise shareholders and with respect to gains derived by our non-PRC enterprise shareholders from transferring our shares or Ordinary Shares and potentially a 20% of withholding tax would be imposed on dividends we pay to our non-PRC individual shareholders and with respect to gains derived by our non-PRC individual shareholders from transferring our shares or Ordinary Shares.

It is unclear whether, if we are considered a PRC resident enterprise, holders of our shares or Ordinary Shares would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas. See “Risk Factors—Risk Factors Relating to Doing Business in China—Under the PRC Enterprise Income Tax Law, we may be classified as a PRC resident enterprise for PRC enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-PRC Shareholders and have a material adverse effect on our results of operations and the value of your investment”.

Under SAT Circular 7, where a non-resident enterprise conducts an “indirect transfer” by transferring taxable assets, including, in particular, equity interests in a PRC resident enterprise, indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, or the transferee or the PRC entity which directly owned such taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to PRC tax at a rate of up to 10%. for the transfer of equity interests in a PRC resident enterprise. We and our non-PRC resident investors may be at risk of being required to file a return and being taxed under SAT Circular 7, and we may be required to expend valuable resources to comply with SAT Circular 7, or to establish that we should not be taxed thereunder. See “Risk Factors—Risk Factors Relating to Doing Business in China—We face uncertainty regarding the PRC tax reporting obligations and consequences for certain indirect transfers of our operating company’s equity interests. Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future.”

Pursuant to the EIT Law and its implementation rules, if a non-resident enterprise has not set up an organization or establishment in the PRC, or has set up an organization or establishment but the income derived has no actual connection with such organization or establishment, it will be subject to a withholding tax on its PRC-sourced income at a rate of 10%.

Pursuant to the Arrangement between the Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Tax Arrangement, where a Hong Kong resident enterprise which is considered a non-PRC tax resident enterprise directly holds at least 25% of a PRC enterprise, the withholding tax rate in respect of the payment of dividends by such PRC enterprise to such Hong Kong resident enterprise is reduced to 5% from a standard rate of 10%, subject to approval of the PRC local tax authority. Pursuant to the Notice of the State Administration of Taxation on the Issues concerning the Application of the Dividend Clauses of Tax Agreements, or Circular 81, a resident enterprise of the counter-party to such Tax Arrangement should meet the following conditions, among others, in order to enjoy the reduced withholding tax under the Tax Arrangement: (i) it must directly own the required percentage of equity interests and voting rights in such PRC resident enterprise; and (ii) it should directly own such percentage in the PRC resident enterprise anytime in the 12 months prior to receiving the dividends. Furthermore, the Administrative Measures for Non-Resident Enterprises to Enjoy Treatments under Tax Treaties (For Trial Implementation), or the Administrative Measures, which became effective in October 2009, requires that the non-resident enterprises must obtain the approval from the relevant tax authority in order to enjoy the reduced withholding tax rate under the tax treaties. There are also other conditions for enjoying such reduced withholding tax rate according to other relevant tax rules and regulations. Accordingly, Bit Digital Hong Kong may be able to enjoy the 5% withholding tax rate for the dividends it receives from the wholly foreign owned enterprise to be established in China in the near future, if it satisfies the conditions prescribed under Circular 81 and other relevant tax rules and regulations and obtains the approvals as required under the Administrative Measures.

In October 2019, the State Administration of Taxation promulgated the Announcement of the State Taxation Administration on Issuing the Administrative Measures for Entitlement to Treaty Benefits for Non-resident Taxpayers or Circular 35, which became effective on January1, 2020. Circular 35 provides that non-resident enterprises are not required to obtain pre-approval from the relevant tax authority in order to enjoy the reduced withholding tax rate. Instead, non-resident enterprises and their withholding agents may, by self-assessment and on confirmation that the prescribed criteria to enjoy the tax treaty benefits are met, directly apply the reduced withholding tax rate, and file necessary forms and supporting documents when performing tax filings, which will be subject to post-tax filing examinations by the relevant tax authorities. However, according to Circular 81, if the relevant tax authorities consider the transactions or arrangements we have are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future. Besides, according to Circular 35, where we and our withholding agents both fail to provide relevant materials as required by tax authorities, or evade, refuse or obstruct the follow-up investigations carried out by tax authorities, rendering it impossible for tax authorities to verify whether we met the conditions for entitlement to treaty benefits, it shall be deemed as we not meeting the conditions for entitlement to treaty benefits. In such case, we will be required to pay back the tax deducted.

United States Federal Income Tax Considerations

The following is a discussion of United States federal income tax considerations relating to the acquisition, ownership, and disposition of our Ordinary Shares by a U.S. Holder, as defined below, that acquires our Ordinary Shares in this offering and holds our Ordinary Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (such as, for example, certain financial institutions, insurance companies, regulated investment companies, real estate investment trusts, broker-dealers, traders in securities that elect mark-to-market treatment, partnerships and their partners, tax-exempt organizations (including private foundations), investors who are not U.S. Holders, investors that own (directly, indirectly, or constructively) 10% or more of our voting stock, investors that hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction), or investors that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not address any tax laws other than the United States federal income tax laws, including any state, local, alternative minimum tax, non-United States tax considerations or the Medicare tax. Each potential investor is urged to consult its tax advisor regarding the United States federal, state, local and non-United States income and other tax considerations of an investment in our Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under the Code.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership may vary depending on the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our Ordinary Shares are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

The discussion set forth below is addressed only to U.S. Holders that purchase Ordinary Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Ordinary Shares.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends are currently taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the Cayman Islands, clause (1) above can be satisfied only if the Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on Nasdaq. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares, in light of your own particular circumstances.

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the ordinary share and your tax basis (in U.S. dollars) in the ordinary share. The character of the gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you may be eligible for reduced tax rates on any such capital gains. The deductibility of capital losses is subject to limitations. Gain or loss recognized by a U.S. Holder from the sale or other disposition of Ordinary Shares will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Passive Foreign Investment Company

A non-U.S. corporation is considered a PFIC for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income (the “income test”); or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, the value of our assets must be determined based on the market value of our Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets on any particular quarterly testing date for purposes of the asset test.

We must make a separate determination each year as to whether we are a PFIC. Whether we are a PFIC for 2021 or any future taxable year is uncertain because, among other things, the treatment of cryptocurrency such as bitcoin for purposes of the PFIC rules is unclear. Even if we determine that we are not a PFIC for a taxable year, there can be no assurance that the IRS will agree with our conclusion and that the IRS would not successfully challenge our position. Our status as a PFIC is a fact-intensive determination made on an annual basis. Accordingly, we express no opinion with respect to our PFIC status and also express no opinion with regard to our expectations regarding our PFIC status. Given this uncertainty, prospective U.S. Holders contemplating an investment in the Ordinary Shares may want to assume that we are a PFIC and are urged to consult their own tax advisors regarding our PFIC status and the resulting U.S. federal income tax consequences in light of their own particular circumstances.

If we are a PFIC for any year during which you hold Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Ordinary Shares. However, if we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Ordinary Shares.

If we are a PFIC for your taxable year(s) during which you hold Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Ordinary Shares;

●	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year, and an interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital, even if you hold the Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of such taxable year over your adjusted basis in such Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary Shares. Your basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including Nasdaq. If the Ordinary Shares are regularly traded on Nasdaq and if you are a holder of Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

A mark-to-market election will not apply to Ordinary Shares for any taxable year during which we are not a PFIC, but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any non-U.S. subsidiaries that we may organize or acquire in the future. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs that we organize or acquire in the future notwithstanding the U.S. Holder’s mark-to-market election for the Ordinary Shares.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Ordinary Shares, including regarding distributions received on the Ordinary Shares and any gain realized on the disposition of the Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Ordinary Shares, then such Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Ordinary Shares for tax purposes.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Ordinary Shares and the elections discussed above.

Receipt of Foreign Currency

The gross amount of any payment in a currency other than U.S. dollars will be included by each U.S. Holder in income in a U.S. dollar amount calculated by reference to the exchange rate in effect on the day such U.S. Holder actually or constructively receives the payment in accordance with its regular method of accounting for U.S. federal income tax purposes regardless of whether the payment is in fact converted into U.S. dollars at that time. If the foreign currency is converted into U.S. dollars on the date of the payment, the U.S. Holder is not generally required to recognize any foreign currency gain or loss with respect to the receipt of foreign currency. If, instead, the foreign currency is converted at a later date, any currency gains or losses resulting from the conversion of the foreign currency is generally treated as U.S. source ordinary income or loss for U.S. foreign tax credit purposes. U.S. Holders are urged to consult their own U.S. tax advisors regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Additional Tax on Net Investment Income

U.S. Holders that are individuals, estates or trusts are required to pay an additional 3.8% tax on the lesser of (1) the U.S. Holder’s “net investment income” for the relevant taxable year or (2) the excess of the U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold. A U.S. Holder’s “net investment income” generally includes, among other things, dividends and net gains from disposition of property (other than property held in the ordinary course of the conduct of a trade or business). Accordingly, dividends on and capital gain from the sale, exchange or other taxable disposition of Ordinary Shares may be subject to this additional tax. U.S. Holders are urged to consult their own tax advisors regarding the additional tax on passive income.

Information Reporting and Backup Withholding

Dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to information reporting to the IRS and possible U.S. backup withholding at a current rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Certain U.S. Holders are required to report information relating to our Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a completed Internal IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares. U.S. Holders should also be aware that if the Company were a PFIC, they would generally be required to file IRS Form 8261, Information Return by a Shareholder of a Passive Foreign Investments Company or Qualified Electing Fund, during any taxable year in which such U.S. Holder recognizes gain or receives an excess distribution or with respect to which the U.S. Holder has made certain elections.

U.S. Holders are urged to consult their own tax advisors regarding the application of the information reporting rules to the Ordinary Shares and their particular circumstances.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISORS ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN ORDINARY SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the Financial Industry Regulatory Authority, or FINRA, filing fee and the Nasdaq listing fee, all amounts are estimates.

SEC registration fee	$20,775.44
Lega1 fees and expenses	30,000.00
Accounting fees and expenses	10,000.00
Miscellaneous	4,224.56

Total	$65,000.00

LEGAL MATTERS

The Company is being represented by Davidoff Hutcher & Citron LLP, with respect to legal matters of United States federal securities law. The validity of the Ordinary Shares offered by this prospectus and legal matters as to Cayman Islands law will be passed upon for us by Ogier. The Company is being represented by Tian Yuan Law Firm with regard to PRC law. Davidoff Hutcher & Citron LLP may rely upon Tian Yuan Law Firm with respect to matters governed by PRC law.

EXPERTS

The financial statements and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s annual report on Form 20-F for the year ended December 31, 2020, have been audited Audit Alliance LLP and for the fiscal year ended December 31, 2019, upon the report of JLKZ, CPA, independent registered public accounting firms, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firms given upon their authority as experts in accounting and auditing.

23,608,774 Ordinary Shares

BIT DIGITAL, INC.

November ___, 2021

PART II

INFORMATION NOT REQUIRED
IN THE REGISTRATION STATEMENT

Item 8. Indemnification of Directors and Officers.

(A) The registrant’s authority to indemnify its officers and directors is governed by the provisions of the registrant’s Amended and Restated Memorandum and Articles of Association.

(B) The Amended and Restated Memorandum and Articles of Association of the registrant provides as follows:

Every Director and officer for the time being of the Company or any trustee for the time being acting in relation to the affairs of the Company and their respective heirs, executors, administrators, personal representatives or successors or assigns shall, in the absence of willful neglect or default, be indemnified by the Company against, and it shall be the duty of the Directors out of the funds and other assets of the Company to pay, all costs, losses, damages and expenses, including travelling expenses, which any such Director, officer or trustee may incur or become liable in respect of by reason of any contract entered into, or act or thing done by him as such Director, officer or trustee or in any way in or about the execution of his duties and the amount for which such indemnity is provided shall immediately attach as a lien on the property of the Company and have priority as between the Members over all other claims. No such Director, officer or trustee shall be liable or answerable for the acts, receipts, neglects or defaults of any other Director, officer or trustee or for joining in any receipt or other act for conformity or for any loss or expense happening to the Company through the insufficiency or deficiency of any security in or upon which any of the monies of the Company which shall be invested or for any loss of the monies of the Company which shall be invested on for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any monies, securities or effects shall be deposited, or for any other loss, damage or misfortune whatsoever which shall happen in or about the execution of the duties of his respective office or trust or in relation thereto unless the same happens through his own willful neglect or default.

(C) The Board of Directors of the registrant authorized the registrant to enter into indemnity agreements with officers and directors of the registrant when and as determined by the Board of Directors. Pursuant to the foregoing authority, the registrant has entered into indemnity agreements with each of its directors and certain of its officers.

The indemnity agreements obligate the registrant to provide the maximum protection allowed under the BCL. The indemnity agreements supplement and increase the protection afforded to officers and directors under the Certificate of Incorporation in the following respects:

1. (a) The Indemnification Agreements entered into with Bryan Bullett and Sam Tabar (the “Indemnitees”) dated as of March 31, 2021 in connection with their Employment Agreements provide for a supplement to and in furtherance of the Amended and Restated Memorandum and Articles of Association. The Indemnitees did not regard the protection available under the organizational documents of the Company and any insurance policies maintained by the Company to be adequate.

(b) The Indemnitees shall be entitled to indemnification if the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (as defined) other than a Proceeding by or in the right of the Company. The Indemnitees shall be indemnified against all expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him, or on his behalf, in connection with such Proceeding or any claim, issue or matter therein, if the Indemnitee acted in good faith and in a manner the Indemnitees reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful.

(c) The Indemnitees shall be entitled to indemnification if the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company, provided the Indemnitees acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitees shall have been adjudged to be liable to the Company unless and to the extent that a court of competent jurisdiction shall determine that such indemnification may be made.

(d) To the extent that an Indemnitee is a party to and is successful, on the merits or otherwise, in any proceeding, he shall be indemnified to the maximum extent permitted by law, as such may be amended from time to time, against all Expenses actually and reasonably incurred by him, or on his behalf, in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him, or on his behalf, in connection with each successfully resolved claim, issue or matter.

(e) Whether or not indemnification is available, in respect of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring Indemnitee to contribute to such payment and the Company waived and relinquished any right of contribution it may have against Indemnitee.

(f) All agreements and obligations of the Company contained in the Agreement shall continue until the date that is ten (10) years after the date upon which Indemnitee’s corporate status terminates and shall continue thereafter so long as Indemnitee shall be subject to any Proceeding.

(g) The Indemnitee provided certain consulting services to the Company prior to his employment by the Company pursuant to an agreement dated February 1, 2021 between the Company and Wellington Park Inc. (“Wellington”), a company owned by Indemnitee. To further induce Indemnitee to accept employment with the Company, the Company agrees that the terms of the Indemnification Agreement shall apply to Wellington as if Wellington were also the “Indemnitee” under such Agreement.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers and directors pursuant to the provisions described above or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 9. Exhibits and Financial Statement Schedules

(a)	Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit No.	Description
2.1	Share Purchase Agreement dated September 8, 2020 by and between the Registrant and Sharp Whale Limited (1)
3.1	Certificate of Incorporation, as amended (9)
3.2	Director’s Certificate dated April 20, 2021 creating Preference Shares (7)
3.3	Memorandum of Association of Point Cattle International Limited (2)
3.4	Amended and Restated Memorandum of Association (9)
3.5	Further Amended and Restated Memorandum of Association (7)
3.6	Articles of Association of Point Cattle International Limited (2)
3.7	Amended and Restated Articles of Association (9)
4.1	Form of Asset Purchase Agreement dated November 2020 by and between the Registrant and the Buyers who are signatories (4)
4.2	Form of Registration Rights Agreement (Subordinate Convertible Notes) by and between the Company and Ionic Ventures ,LLC pursuant to Securities Purchase Agreement dated as of December 31, 2020 (5)
4.3	Form of Purchase Agreement dated January 11, 2021 by and between the Company and Ionic Ventures, LLC (6)
4.4	Form of Registration Rights Agreement dated January 11, 2021 by and between the Company and Ionic Ventures, LLC (6)
4.5	2021 Omnibus Equity Incentive Plan with Form of Restricted Stock Award (7)
4.6	Form of Amended and Restated Purchase Agreement dated July 30, 2021 by and between the Company and Ionic Ventures, LLC (15)
4.7	Share Exchange Agreement by and between Bit Digital Inc. and Geney Development (11)
4.8	Form of Incentive Stock Option Agreement (12)
4.9	Form of Non-Statutory Stock Option Agreement (12)
4.10	Form of At-The-Market Offering Agreement between Bit Digital, Inc. and H.C. Wainwright & Co. (13)
4.11	2021 Second Omnibus Equity Incentive Plan (14)
4.12	Form of Warrant under Securities Purchase Agreement dated as of September 29, 2021 (17)
4.13	Form of Registration Rights Agreement dated September 29, 2021 (17)
4.14	Form of Securities Purchase Agreement dated September 29, 2021 (18)
5.1	Opinion of Ogier as to the legality of the shares
5.2	Opinion of Tian Yuan Law Firm
8.1	Opinion of Davidoff Hutcher & Citron LLP regarding certain U.S. Tax Matters
8.2	Opinion of Ogier regarding certain Cayman Island Tax Matters (included in Exhibit 5.1)
8.3	Opinion of Tian Yuan Law Firm regarding certain PRC Tax Matters (included in Exhibit 5.2)
10.1	Employment Agreement dated as of October 28, 2019 by and between the Registrant and Erke Huang (3)
10.2	Director Agreement dated as of October 30, 2019 by and between the Registrant and Erke Huang (3)
10.3	Employment Agreement dated as of October 31, 2019 by and between the Registrant and Min Hu (3)
10.4	Director Agreement dated as of October 31, 2019 by and between the Registrant and Min Hu (3)
10.5	Employment Agreement dated as of April 20, 2020 by and between the Registrant and Hong Yu (10)
10.6	Director Agreement dated as of April 20, 2020 by and between the Registrant and Hong Yu (10)

10.7	Independent Director Agreement dated as of April 20, 2020 by and between the Registrant and Yan Xiong (9)
10.8	Independent Director Agreement dated as of September 7, 2020 by and between the Registrant and Ichi Shih (9)
10.9	Independent Director Agreement dated as of September 7, 2020 by and between the Registrant and Zhaohui (misstated as Chao Hui) Deng (9)
10.10	Mining Services Agreement made as of August 25, 2021 between Bit Digital USA Inc. and Blockfusion USA Inc.(16)
10.11	Share Exchange Agreement by and between Geney Development Limited and the Registrant (11)
23.1	Consent of JLKZ CPA LLP
23.2	Consent of Audit Alliance LLP
23.3	Consent of Ogier (included in Exhibit 5.1)
23.4	Consent of Davidoff Hutcher & Citron LLP (included in Exhibit 8.1)
23.5	Consent of Tian Yuan Law Firm (included in Exhibit 5.2)
24.1	Power of Attorney (included on the signature page of this Registration Statement)

*	To be filed by amendment.

(1)	Incorporated by reference to the Registrant’s Form 6-K for September 2020 filed on September 14, 2020.
(2)	Incorporated by reference to the Registrant’s Form F-1 Registration Statement filed on December 22, 2017.
(3)	Incorporated by reference to the Registrant’s Form 6-K for September 2020 filed on October 31, 2019.
(4)	Incorporated by reference to the Registrant’s Form 6-K for November 2020 filed on November 10, 2020.
(5)	Incorporated by reference to the Registrant’s Form 6-K filed for December 2020 on December 31,2020.
(6)	Incorporated by reference to the Registrant’s Form 6-K for January 2021 filed on January 12, 2021.
(7)	Incorporated by reference to the Registrant’s Form 6-K for May 2021 filed on May 18, 2021.
(8)	Incorporated by reference to the Registrant’s Form 20-F for the year ended December 31, 2019 filed on July 29, 2020.
Incorporated by reference to the Registrant’s Form 6-K for April 2020 filed on April 24, 2020.
(9)	Incorporated by reference to the Registrant’s Form F-1 Registration Statement (No. 333-258330) filed on March 10, 2021.
(10)	Incorporated by reference to the Registrant’s Form F-1 Registration Statement (No. 333-258330) filed on March 30, 2021.
(11)	Incorporated by reference to the Registrant’s Form 6-K for May 2021 filed on May 27, 2021.
(12)	Incorporated by reference to the Registrant’s Registration Statement on Form S-8 filed on June 11, 2021.
(13)	Incorporated by reference to the Registrant’s Form F-3 Registration Statement (No. 333-257934) filed on July 15, 2021.
(14)	Incorporated by reference to the Registrant’s Form 6-K for August 2021 filed on August 16, 2021.
(15)	Incorporated by reference to the Registrant’s Amendment No. 1 to Form F-3 Registration Statement filed on August 30, 2021.
(16)	Incorporated by reference to the Registrant’s Form 6-K for August 2021 filed on August 31, 2021.
(18)	Incorporated by reference to the Registrant’s Form 6-K for September 2021 filed on September 30, 2021.

Item 10. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)1(i) and (a)(1)(ii) of above do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be file( pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on November 9, 2021.

BIT DIGITAL, INC.

By:	/s/ Bryan Bullet
	By:	Bryan Bullett
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Bryan Bullet	Chief Executive Officer	November 9, 2021
Bryan Bullett	(Principal Executive Officer)

/s/ Erke Huang	Chief Financial Officer	November 9, 2021
Erke Huang	(Principal Financial Officer and
Principal Accounting Officer)

* /s/ Zhaohui Deng	Director	November 9, 2021
Zhaohui Deng

/s/ Erke Huang	Director	November 9, 2021
Erke Huang

* /s/ Ichi Shih	Director	November 9, 2021
Ichi Shih

/s/ Brock Pierce	Director	November 9, 2021
Brock Pierce

* /s/ Yan Xiong	Director	November 9, 2021
Yan Xiong

/s/ Bryan Bullet	Attorney-in-Fact	November 9, 2021
Bryan Bullett

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Amendment No. 1 to Registration on Form F-3, solely in the capacity of the duly authorized representative of Bit Digital, Inc. in the United States, on November 9, 2021.

BIT DIGITAL, INC.

By:	/s/ Bryan Bullet
Name:	Bryan Bullett, CEO
Title:	Authorized Signatory